As filed with the Securities and Exchange Commission on July 30, 2014
Registration No. 333-194280

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
FORM S-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 _______________________
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)

Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Kevin A. Shields
Chief Executive Officer
Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Michael K. Rafter, Esq.
Baker, Donelson, Bearman, Caldwell and Berkowitz, PC
3414 Peachtree Road
Suite 1600
Atlanta, Georgia  30326
(404) 577-6000
 _______________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
 _______________________
CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Common Stock, $0.001 par value
Class A Common Shares	100,000,000	$10.00	$1,000,000,000	$128,800
Class T Common Shares	106,110,928	$9.4241	$1,000,000,000	$128,800
Common Stock, $0.001 par value
Class A Common Shares(3)	10,526,315	$9.50	$100,000,000	$12,880
Class T Common Shares(3)	11,169,565	$8.9529	$100,000,000	$12,880

(1)
The Registrant reserves the right to reallocate shares of common stock being offered in the primary offering between the classes of common stock and between the primary offering and the Registrant’s distribution reinvestment plan.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(3)	Represents shares issuable pursuant to the Registrant’s distribution reinvestment plan.

(4)	Registration fee previously paid.
 ______________________________________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JULY 30, 2014
Minimum Offering of $2,000,000 in Shares of Common Stock
Maximum Offering of $2,200,000,000 in Shares of Common Stock
Griffin Capital Essential Asset REIT II, Inc. is a newly organized Maryland corporation that intends to elect to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes for the taxable year ending December 31, 2014. We are offering up to a maximum of $2,000,000,000 in shares of our common stock in our primary offering, consisting of two classes of shares: Class A common shares at a price of $10.00 per share (up to $1,000,000,000 in shares) and Class T common shares at a price of $9.4241 per share (up to $1,000,000,000 in shares). The share classes have differing sales commissions, and there will be an ongoing monthly stockholder servicing fee with respect to Class T shares. We are also offering up to $200,000,000 in shares of our common stock (approximately 21 million shares) pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share for Class A shares and $8.9529 per share for Class T shares. We will not sell any shares unless we sell a minimum of $2,000,000 in shares to the public in our primary offering in any combination of purchases of Class A shares and Class T shares, including shares purchased by affiliates, by July [___], 2015, which is one year from the effective date of this offering. No person may own (actually or constructively) more than 9.8% of our outstanding common stock unless our board of directors waives this restriction. We will offer these shares until July [___], 2016, which is two years after the effective date of this offering, unless extended by our board of directors for an additional year as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. We may terminate this offering in our sole discretion.
We expect to use a substantial amount of the net proceeds from this offering to primarily invest in single tenant net lease properties essential to the business operations of the tenant diversified by corporate credit, physical geography, product type and lease duration. The sponsor of this offering is Griffin Capital Corporation. We are externally managed by Griffin Capital Essential Asset Advisor II, LLC, our advisor, which is an affiliate of our sponsor.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Restrictions on Ownership and Transfer" beginning on page 142 to read about limitations on transferability. See “Risk Factors” beginning on page 19 for a discussion of certain factors that should be carefully considered by prospective investors before making an investment in the shares offered hereby. These risks include but are not limited to the following:

•
No public market currently exists for our shares and we may not list our shares on a national exchange immediately after completion of this offering, if at all. It will be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount. Our charter does not require us to pursue a liquidity transaction at any time.

•
Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may pay distributions from sources other than our cash flows from operations, including from the net proceeds from our public offerings, and as a result, we would have less cash available for investments and your overall return may be reduced. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions.

•
This is an initial public offering; we have no prior operating history, and the prior performance of real estate programs sponsored by affiliates of our sponsor may not be indicative of our future results.

•
This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We are a “blind pool” because we have not identified any properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	There are substantial conflicts of interest among us and our sponsor, advisor, property manager and dealer manager.

•
Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Griffin Capital Essential Asset REIT, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution.

•
We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment, and our board of directors may authorize us to exceed our charter limit on leverage of 300% of net assets.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.
The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Class A Common Shares:
Per Share	$10.00	$0.70	$0.30	$9.00
Total Class A Common Shares	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Class T Common Shares:
Per Share	$9.4241	$0.14136	$0.28272	$9.00
Total Class T Common Shares	$1,000,000,000	$15,000,000	$30,000,000	$955,000,000
Total Maximum	$2,000,000,000	$85,000,000	$60,000,000	$1,860,000,000
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Distribution Reinvestment Plan
Per Class A Share	$9.50	$—	$—	$9.50
Per Class T Share	$8.9529	$—	$—	$8.9529
Total Maximum	$200,000,000	$—	$—	$200,000,000
*The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The amount of sales commissions differs among Class A shares and Class T shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be sold at $9.50 per share for Class A shares and $8.9529 per share for Class T shares. See “Plan of Distribution.” We will pay our dealer manager a monthly stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering, up to a maximum of 5.5% in the aggregate.
_________________________
The dealer manager of this offering, Griffin Capital Securities, Inc., a member firm of the Financial Industry Regulatory Authority, is an affiliate of our sponsor and will offer the shares on a best efforts basis. The minimum permitted purchase is generally $2,500. We will not sell any shares unless we sell a minimum of $2,000,000 in shares to the public in any combination of purchases of Class A shares and Class T shares by July [__], 2015, which is one year from the effective date of this offering. Prior to the time we raise the minimum offering of $2,000,000, your subscription payments will be placed in an account held by our escrow agent, UMB Bank, N.A., and will be held in trust for your benefit pending release to us. If we do not raise the minimum offering of $2,000,000 by July [__], 2015, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within 10 business days.
July [___], 2014

SUITABILITY STANDARDS
An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.
In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents - Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•
For Iowa Residents - Shares will only be sold to residents of the State of Iowa representing that they have either (a) a liquid net worth of $300,000 (exclusive of home, furnishings, and automobiles) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, furnishings, and automobiles).  In addition, an Iowa investor must limit his or her investment in us to 10% of such investor’s liquid net worth.

•
For Kansas Residents - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts.

•	For Kentucky and Tennessee Residents - Investments by residents of the States of Kentucky and Tennessee must not exceed 10% of such investor’s liquid net worth.

•
For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•
For Massachusetts Residents - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in us and other illiquid direct participation programs.

•
For Nebraska Residents - In addition to our suitability requirements, Nebraska investors must limit their investment in this offering and in the securities of other direct participation programs to 10% of such investor's net worth.

•
For New Jersey Residents - New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s

i

investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	For New Mexico Residents - A New Mexico resident may not invest more than 10% of his or her liquid net worth in us and other direct participation investments.

•
For North Dakota Residents - North Dakota residents must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least 10 times their investment in us.

•
For Ohio Residents - It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth.

•
For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•
For Pennsylvania Residents - Shares will only be sold to residents of the State of Pennsylvania representing that they have a net worth of at least 10 times their investment in our securities and that they meet one of our suitability standards. Please see “Special Notice to Pennsylvania Investors” on page 163.

For purposes of determining investor suitability, “liquid net worth” shall be defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities.
The minimum initial investment is at least $2,500 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).
Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.
In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

•
avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In order to qualify as a REIT, an otherwise taxable domestic corporation must:

•	be managed by an independent board of directors or trustees;

•	be jointly owned by 100 or more stockholders without five or fewer investors owning in total more than 50% of the REIT;

•	have 95% of its income derived from dividends, interest and property income;

•	invest at least 75% of its assets in real estate; and

•	derive at least 75% of its gross income from rents or mortgage interest.
There are three basic types of REITs, which are as follows:

•	equity REITs that invest in or own real estate and earn income through collecting rent;

•	mortgage REITs that lend money to owners and developers or invest in financial instruments; and

•	hybrid REITs that are a combination of equity and mortgage REITs.
We intend to operate primarily as an equity REIT, although our charter does not prohibit us from investing in mortgages as well.

Q:	What is Griffin Capital Essential Asset REIT II, Inc.?

A:
Griffin Capital Essential Asset REIT II, Inc. is a Maryland corporation that intends to elect to qualify as a REIT for federal income tax purposes for the taxable year ending December 31, 2014. We do not have any employees and are externally managed by our advisor, Griffin Capital Essential Asset Advisor II, LLC.

Q:	What is your primary investment strategy?

A:
We will seek to acquire a portfolio consisting primarily of single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. We intend to acquire assets consistent with our acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary markets;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability of renewal and potential for increasing rent.
See “Investment Objectives and Related Policies.”

Q:	What is “Business Essential”?

A:
We intend to primarily acquire assets essential to the business operations of each tenant. Real estate assets, including key distribution and/or manufacturing facilities or key office properties, are deemed “business essential” if the occupancy of those assets by the corporate tenant is important to its ongoing business operations such that its failure to continue to occupy the property would cause the corporate tenant substantial operational disruption.

Q:	How will you own the properties?

A:
Griffin Capital Essential Asset Operating Partnership II, L.P., our operating partnership, will own, directly or indirectly through one or more special purpose entities, all of the properties that we acquire. We are the sole general partner of our operating partnership, and therefore, we completely control the operating partnership. This structure is commonly known as an UPREIT.

Q:	What is an UPREIT?

A:
UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the operating partnership in exchange for limited partnership units in the operating partnership without recognizing gain for tax purposes.

Q:	What are the terms of your leases?

A:
We will seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our leases will generally be economically “triple-net” leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of our leases, we may be responsible for replacement of specific structural components of a property such as the roof and structure of the building or the parking lot. Our leases will generally have terms of seven to 15 years, many of which will have tenant renewal options, most of which are for additional five-year terms.

Q:	Why are you using the single tenant business essential investment strategy?

A:
Our sponsor has been acquiring single tenant business essential properties for nearly two decades. Our sponsor’s positive acquisition and ownership experience with single tenant business essential properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt; and

•	long-term leases provide a consistent and predictable income stream across market cycles and shorter-term leases offer income appreciation upon renewal and reset.
See “Investment Objectives and Related Policies.”

Q:	What is a taxable REIT subsidiary?

A:
A taxable REIT subsidiary is a fully taxable corporation and may be limited in its ability to deduct interest payments made to us. Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries that can perform activities unrelated to our leasing of space to tenants, such as third party management, development and other independent business activities. We will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our tenants, our taxable REIT subsidiary and us are not comparable to similar arrangements among unrelated parties. We, along with Griffin Capital Essential Asset TRS II, Inc., a wholly-owned subsidiary of our operating partnership, will make an election to treat Griffin Capital Essential Asset TRS II, Inc. as a taxable REIT subsidiary. Griffin Capital Essential Asset TRS II, Inc. will conduct certain activities that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We expect to pay distributions on a monthly basis to our stockholders. See “Description of Shares — Distribution Policy.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:
Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits, as calculated for tax purposes. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds, which would be considered return of capital and not subject to the ordinary tax rate. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What kind of offering is this?

A:
Through our dealer manager, we are offering a maximum of $2,000,000,000 in shares of our common stock in our primary offering, consisting of two classes of shares: Class A common shares at a price of $10.00 per share (up to $1,000,000,000 in shares) and Class T common shares at a price of $9.4241 per share (up to $1,000,000,000 in shares). These shares are being offered on a “best efforts” basis. We are also offering $200,000,000 in shares of our common stock at $9.50 per share for Class A shares and $8.9529 per share for Class T shares pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between our primary offering and our distribution reinvestment plan.

Q:	What are some of the more significant risks involved in an investment in your shares?

A:
An investment in our shares is subject to significant risks. You should carefully consider the information set forth under “Risk Factors” beginning on page 19 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•
This is an initial public offering; we have no prior operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our sponsor to predict our future results.

•
There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

•	We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

•
We may pay distributions from sources other than cash flow from operations; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced.

•
This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

•	Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.

•	Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.

•	Our sponsor, advisor, property manager and their officers and certain of their key personnel will face competing demands relating to their time, which may cause our operating results to suffer.

•
Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Griffin Capital Essential Asset REIT, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•
Our advisor will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•	Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution.

•	You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

•
Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant, including those caused by the current economic climate.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	Adverse economic conditions may negatively affect our property values, returns and profitability.

•	Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

•	Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•
There are special considerations that apply to employee benefit plans, IRAs or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.

Q:	Why are you offering two classes of your common stock and what are the similarities and differences between the classes?

A:
We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in us. Investors can choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to the stockholder fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions between the classes of our common stock.

	Class A Shares	Class T Shares
Initial Offering Price	$10.00	$9.4241
Selling Commissions (per share price)	7%	1.5%
Dealer Manager Fee (per share price)	3%	3%
Stockholder Servicing Fee	None	1%	(1)

(1)
We will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in our primary offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in our primary offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding.

We will not pay sales commissions, the dealer manager fee, or stockholder servicing fees with respect to shares sold pursuant to our distribution reinvestment plan. The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to the ongoing stockholder servicing fee. In addition, the NAV per share for each share class may differ as a result of adjustments made to the Class T share NAV due to the stockholder servicing fee expense paid in subsequent periods. See “Description of Shares” and “Plan of Distribution” for further discussion of the differences between our classes of shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. Until we calculate our first NAV, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares.
Only Class A shares are available for purchase in this offering by our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants. When deciding which class of shares to buy, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described herein. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:	How does a “best efforts” offering work?

A:
When shares are offered on a “best efforts” basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:
The offering will not last beyond July [___], 2016 (two years after the effective date of this offering), unless extended by our board of directors as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares.  We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering earlier at any time.

Q:	What will you do with the money raised in this offering?

A:
We will use the net offering proceeds from your investment to primarily invest in single tenant business essential properties in accordance with our investment objectives. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We will also incur acquisition fees and acquisition expenses in connection with our acquisition of real estate investments. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. See “Estimated Use of Proceeds” for a detailed discussion on the use of proceeds in connection with this offering.

Q:	Who can buy shares?

A:
Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, furnishings and automobiles. Some states have higher suitability requirements. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in your shares recommended?

A:
An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive current income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential long-term capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP or other tax-favored account?

A:
Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-favored account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $2,500. Investors who already own our shares and existing investors in other programs sponsored by our sponsor can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:
If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:
Yes. Under our distribution reinvestment plan, you may reinvest the distributions you receive. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. The purchase price per share under our distribution reinvestment plan will be $9.50 per share for Class A shares and $8.9529 per share for Class T shares during this offering. No sales commissions, dealer manager fees, or stockholder servicing fees will be paid on shares sold under the distribution reinvestment plan. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:
At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. Subject to applicable law, however, you may sell your shares to any buyer that meets the applicable suitability standards and is willing to make representations similar to the ones contained in our subscription agreement, unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See “Suitability Standards” and “Description of Shares — Restrictions on Ownership and Transfer.” We are offering a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, our share redemption program contains significant restrictions and limitations and we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What is the impact of being an “emerging growth company”?
A:         We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an “emerging growth company,” we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.
Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:    Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	an investor update letter, distributed quarterly;

•	a quarterly account statement from the transfer agent;

•	an annual report; and

•	an annual IRS Form 1099.
We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the Securities and Exchange Commission or annual report, or posting on our website at www.griffincapital.com. Additional information can also be found on our website or on the SEC's website, www.sec.gov.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
Griffin Capital Securities, Inc.
18191 Von Karman Avenue
Suite 300
Irvine, CA 91612
Telephone: (949) 270-9300
Email: chuang@griffincapital.com
Attention: Charles Huang

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements (including the financial statements contained in this prospectus), before making a decision to invest in our shares.
Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Essential Asset REIT II, Inc. is a newly organized Maryland corporation incorporated in 2014 that intends to elect to qualify as a REIT for federal income tax purposes for the taxable year ending December 31, 2014. We expect to use a substantial amount of the net proceeds from this offering primarily to acquire single tenant business essential properties. Because we have not yet identified any specific properties to purchase, we are considered to be a “blind pool.”
Our office is located at Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245. Our telephone number is (310) 469-6100 and our fax number is (310) 606-5910. Additional information about us may be obtained at www.griffincapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Advisor
Griffin Capital Essential Asset Advisor II, LLC is our advisor and will be responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor was formed in Delaware in November 2013 and is owned by our sponsor, through a holding company. See the “Management — Our Advisor” section of this prospectus.
Our Sponsor
Our advisor is managed by our sponsor, Griffin Capital Corporation. Our sponsor, formed as a California corporation in 1995, is a privately-owned real estate investment company specializing in the acquisition, financing and management of institutional-quality property in the U.S. Led by senior executives, each of which have more than two decades of real estate experience collectively encompassing over $16.0 billion of transaction value and more than 650 transactions, our sponsor has acquired or constructed more than 30 million square feet of space since 1996. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. Our sponsor currently serves as sponsor for Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) and as a co-sponsor for Griffin-American Healthcare REIT II, Inc. (“GAHR II”) and Griffin-American Healthcare REIT III, Inc. (“GAHR III”), each of which are publicly-registered, non-traded REITs. As of June 30, 2014, our sponsor owned, managed, sponsored and/or co-sponsored a portfolio consisting of more than 27.0 million square feet of space, located in 32 states and approximately 1.0 million square feet located in the United Kingdom, representing approximately $5.2 billion in asset value. Based on total capitalization, our sponsor’s portfolio of properties consisted of approximately 56% medical, 36% office, 7% industrial, and 1% retail. Approximately 39% of our sponsor’s portfolio consisted of single tenant assets, based on total capitalization. See the “Management — Affiliated Companies” section of this prospectus.
Our Property Manager
Griffin Capital Essential Asset Property Management II, LLC, formed in 2013, is our property manager and will initially manage and lease our properties. Griffin Capital Property Management, LLC is the sole member of our property manager and is also the sole member of Griffin Capital Essential Asset Property Management, LLC, the property manager for GCEAR. Our sponsor, Griffin Capital Corporation, is the sole owner of Griffin Capital Property Management, LLC. See “Management — Affiliated Companies — Our Property Manager” and “Conflicts of Interest.” Our property manager was organized to manage the properties that we acquire. Our property manager derives substantially all of its income from the property management services it performs for us. See “Management — Affiliated Companies — Property Management Agreements” below and “Management Compensation.”

As of June 30, 2014, our property manager had no properties under management. Affiliates of our property manager managed 70 properties with approximately 17.1 million rentable square feet located in 19 states. The property management function is frequently contracted out to third party providers. As of June 30, 2014, affiliates of our property manager had contracts with 36 third party providers.
Our Dealer Manager
Griffin Capital Securities, Inc., a California corporation and an affiliate of our advisor and our sponsor, serves as our dealer manager. Griffin Capital Securities, Inc. was formed in 1991 and became approved as a member of the Financial Industry Regulatory Authority (FINRA) in 1995.  See the “Management - Affiliated Companies - Our Dealer Manager” and the “Conflicts of Interest - Affiliated Dealer Manager” sections of this prospectus.
Our Management
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors – Kevin A. Shields, our Chief Executive Officer, and two independent directors, Gregory M. Cazel and Timothy J. Rohner. All of our executive officers and one of our directors are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors will be responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.
Conflicts of Interest
Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•
The management personnel of our advisor and its affiliates, each of whom also makes investment and operational decisions for three other affiliated programs and 14 other entities which own properties, must determine which investment opportunities to recommend to us or an affiliated program or joint venture and must determine how to allocate resources among us and the other affiliated programs;

•	Our advisor may receive higher fees by providing an investment opportunity to an entity other than us;

•
Our advisor receives fees commensurate with the acquisition price we pay to purchase properties, and if we use leverage to purchase such properties, we will acquire a greater number of properties and our advisor will receive a greater amount of fees. Further, our advisor may recommend that we acquire assets at higher acquisition prices that may not otherwise be in your best interest;

•
We may engage in transactions with other programs sponsored by affiliates of our advisor which may entitle such affiliates to fees in connection with its services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•	We may structure the terms of joint ventures between us and other programs sponsored by our advisor and its affiliates;

•
Our advisor and its affiliates, including Griffin Capital Essential Asset Property Management II, LLC, our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved, including Griffin Capital Essential Asset REIT, Inc.;

•
Our advisor and its affiliates will receive substantial fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event.
These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Our Structure
Below is a chart showing our ownership structure and the entities that are affiliated with our advisor and sponsor as of June 30, 2014.
* The address of all of these entities is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245, except for Griffin Capital Securities, Inc., which is located at 18191 Von Karman Avenue, Suite 300, Irvine, CA 91612.
** Griffin Capital Corporation is owned by Kevin A. Shields, our Chairman and Chief Executive Officer.

Compensation to Our Advisor and its Affiliates
Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the table below. Please see the “Management Compensation” section for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers and for different share classes, as described in the “Plan of Distribution” section of this prospectus. The table below assumes the sale of $1,000,000,000 in Class A shares and $1,000,000,000 in Class T shares and that such shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees, and also accounts for the fact that shares will be sold through our distribution reinvestment plan at $9.50 per share for Class A shares and $8.9529 per share for Class T shares with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering ($2,200,000,000 in shares)
Offering Stage
Sales Commissions (Participating Dealers)	7% of gross proceeds for the sale of Class A shares in our primary offering; 1.5% of gross proceeds for the sale of Class T shares in our primary offering; we will not pay any sales commissions on sales of shares under our distribution reinvestment plan; the dealer manager will re-allow all sales commissions to participating broker-dealers.	$85,000,000
Dealer Manager Fee (Dealer Manager)	3% of gross proceeds of our primary offering; we will not pay a dealer manager fee on sales of shares under our distribution reinvestment plan.	$60,000,000
Stockholder Servicing Fee (Participating Dealers)	A monthly fee that will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering, up to a maximum of 5.5% in the aggregate; the dealer manager will re-allow the stockholder servicing fee to participating broker-dealers.	$55,000,000
Other Organization and Offering Expenses (Advisor)	Estimated to be 1% of gross offering proceeds from our primary offering for organization and offering expenses in the event we raise the maximum offering.	$20,000,000
Operational Stage
Acquisition Fees (Advisor)	2% of the contract purchase price of each property or other real estate investments we acquire.	$35,630,000 (estimate without leverage) $71,262,200 (estimate assuming 50% leverage) $142,528,000 (estimate assuming 75% leverage)
Acquisition Expenses (Advisor)
Actual expenses incurred by our advisor and unaffiliated third parties in connection with an acquisition, which we estimate to be approximately 1% of the contract purchase price of each property. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6% of the contract purchase price.

		$17,815,000 (estimate without leverage) $35,631,100 (estimate assuming 50% leverage) $71,264,000 (estimate assuming 75% leverage)
Asset Management Fees (Advisor)	A monthly fee up to 0.0833%, which is one-twelfth of 1%, of our average invested assets.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering ($2,200,000,000 in shares)
Property Management Fees (Property Manager)
We expect that we will contract directly with non-affiliated third party property managers with respect to our individual properties. In such event, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. In the event that we contract directly with our property manager with respect to a particular property, we will pay our property manager aggregate property management fees of up to 3%, or greater if the lease so allows, of gross revenues received for management of our properties, plus reimbursable costs as applicable. These property management fees may be paid or re-allowed to third party property managers.

Not determinable at this time.
Operating Expenses (Advisor and Property Manager)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs.	Not determinable at this time.
Incentive Plan Compensation (Independent Directors)
We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time.
Not determinable at this time.
Liquidation/Listing Stage
Disposition Fee (Advisor)	Up to one-half of the competitive commission rate, but in no event to exceed an amount equal to 2% of the contract price for property sold.	Not determinable at this time.
Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (Advisor)
Upon sale of our properties, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after return of capital plus payment to stockholders of a 6% annual, cumulative, non-compounded return on capital.
Not determinable at this time.
Subordinated Distribution Due Upon Termination of Advisory Agreement (not payable if we are listed on an exchange or have merged) (Advisor)
Upon an involuntary termination or non-renewal of the advisory agreement, our advisor shall be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the appraised value of our properties, less the current outstanding amount of liabilities secured by our assets, plus prior distributions exceeds (ii) the sum of the aggregate capital contributed by stockholders plus an amount equal to a 6% annual, cumulative, non-compounded return on capital. Payment of this distribution will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date.
Not determinable at this time.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (Advisor)
Upon listing, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by stockholders plus an amount equal to a 6% annual, cumulative, non-compounded return on capital.
Not determinable at this time.
Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge and are not listed on an exchange) (Advisor)
Upon a merger or other corporate reorganization, we will pay our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction), plus all distributions we made prior to such transaction, exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% cumulative, non-compounded annual return to investors.
Not determinable at this time.
See “Management Compensation” for a detailed explanation of these fees and various limitations related to these fees.

Risk Factors
An investment in our shares is subject to significant risks, including risks related to this offering, risks related to conflicts of interest, risks related to our corporate structure, risks related to investments in single tenant real estate, general risks related to investments in real estate, risks associated with debt financing, federal income tax risks, and ERISA risks.  You should carefully consider the information set forth in “Risk Factors” beginning on page 19 for a discussion of the material risk factors relevant to an investment in our shares.
Our REIT Status
If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year subsequent to the year in which we initially qualify to be taxed as a REIT, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Estimated Use of Proceeds
Assuming no shares are reallocated among classes of shares or from our distribution reinvestment plan to our primary offering and the maximum primary offering amount of $2,000,000,000 is raised in the manner described in “Estimated Use of Proceeds,” we estimate that approximately 91.75% of our gross offering proceeds will be used to primarily invest in single tenant business essential properties in accordance with our investment objectives and to pay real estate related acquisition fees and expenses, while the remaining 8.25% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition fees and actual acquisition expenses to be approximately 2.67% of gross offering proceeds, which will allow us to invest approximately 89.08% in real estate investments. In the event that we sell a greater percentage of Class A shares (which are subject to 7% selling commissions and 3% dealer manager fee) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease. We may also use an unlimited amount from any source, including offering proceeds, to pay our distributions.
Primary Investment Objectives
Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.
See the “Investment Objectives and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.
Liquidity Events
Subject to then-existing market conditions and the sole discretion of our board of directors, immediately after completion of this offering we will consider the following potential liquidity events:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer our company or its assets to another entity that has listed securities;

•	commence selling our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will immediately achieve one or more of these liquidity events following the completion of this offering. Our charter does not require us to pursue a liquidity transaction at any time. If we determine that market conditions are not favorable for one of the above-described liquidity events, we also reserve the right to engage in a follow-on offering of stock. Our board of directors has the sole discretion to continue operations after completion of the offering, including engaging in a follow-on offering, if it deems such continuation is in the best interests of our stockholders.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.
There is no limitation on the amount we can borrow for the purchase of any property. We anticipate that we will utilize approximately between 40% and 50% leverage in connection with our acquisition strategy. However, our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless otherwise approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.
Distribution Policy
To qualify and maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which is derived from net income as calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), adjusted for differences between GAAP and the Code). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares. Since we have not identified any probable investments, there can be no assurance as to when we will begin paying cash distributions to our stockholders. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we may decide to make stock distributions or to make distributions using a combination of stock and cash, or to fund some or all of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. See the “Description of Shares — Distribution Policy” section of this prospectus for a more complete description of our stockholder distribution policy.
Distribution Reinvestment Plan
Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. The purchase price per share under our distribution reinvestment plan will be $9.50 per share for Class A shares and $8.9529 per share for Class T shares during this offering. No sales commissions, dealer manager fees, or stockholder servicing fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program
Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant conditions and limitations described below.
There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year.
During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share will depend on the length of time you have held such shares as follows: 90% of the price paid to acquire the shares from us after one year from the purchase date; 95% of the price paid to acquire the shares from us after two years from the purchase date; 97.5% of the price paid to acquire the shares from us after three years from the purchase date; and 100% of the price paid to acquire the shares from us after four years from the purchase date. The redemption price per share shall equal the amount as indicated above unless our offering price changes, as described in more detail in “Description of Shares — Share Redemption Program.”
Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ written notice at any time. See “Description of Shares — Share Redemption Program” below.
ERISA Considerations
The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes some of the effects the purchase of shares may have on IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code, or similar entities. ERISA is a federal law that regulates the operation of certain tax-favored retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan, an IRA, or similar entities should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.
Description of Shares
Uncertificated Shares
Our board of directors has authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.
Stockholder Voting Rights
We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership
Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS
An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.
Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT II, Inc.
We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be an indication of our future results.
This is an initial public offering; we have no prior operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our sponsor to predict our future results. We were incorporated in November 2013. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or independent financing. The prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be indicative of our future results.
You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Griffin Capital Essential Asset REIT II, Inc.” name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.
We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.
There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.
There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.
You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.
Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made on the last business day of the calendar month following the end of the calendar quarter. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all. Please see “Description of Shares — Share Redemption Program” for more information regarding our share redemption program.
We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.
Until we provide our first estimated valuation, we will generally use the gross offering price of a share of the common stock in our offering as the per share estimated value thereof. Because this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets, you will not be able to determine the net asset value of your shares on an ongoing basis during this offering.
We expect to provide our first estimated valuation within two years of the date that we reach the minimum offering amount and break escrow in this offering; provided, however, unless FINRA or SEC rules and regulations governing valuations change, in no event will such estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan). Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. This use of the gross offering price as the estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.
We may pay distributions from sources other than cash flow from operations; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced.
In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use the offering proceeds to fund a majority of our initial distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. See the “Description of Shares — Distribution Policy” section of this prospectus.
We may be unable to pay or maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see “Description of Shares — Distribution Policy.”
This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.
This offering is being made on a “best efforts” basis, meaning that the dealer manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.
Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.
Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and make distributions. As a result, investors who invest in us before we sell the minimum of $2,000,000 in shares of common stock or before we commence real estate operations or generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions, if any, will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset and property management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. As of the date of this prospectus, we do not own any properties or have any operations, financing, or investments. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments, other than through our disclosures required by the rules of the SEC. Therefore, you will have to rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.
Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.
As of the date of this prospectus, we have not yet acquired or identified any investments that we may make, and we do not own any properties. Our board of directors and our advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified any investments that we will make with the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. You must rely on our board of directors and our advisor to evaluate our investment opportunities, and we are subject to the risk that our board or our advisor may not be able to achieve our objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest.
We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.
We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs, including Griffin Capital Essential Asset REIT, Inc. Delays we encounter in the selection, acquisition and development of income-producing properties likely would adversely affect our ability to make distributions and the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. See “Description of Shares — Distribution Policy” for further information on our distribution policy and procedures. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.
Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor and sponsor, including Kevin A. Shields, Michael J. Escalante, Joseph E. Miller, David C. Rupert, Mary P. Higgins, Don G. Pescara and Julie A. Treinen, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on any of these individuals, with the exception of Kevin A. Shields, which policy is owned by our sponsor. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline. See “Management — Our Advisor” for more information on our advisor and its officers and key personnel.
Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.
We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. Thus, the success of our business will depend in large part on the ability of our advisor to manage our operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
Increases in interest rates may adversely affect the demand for our shares.
One of the factors that influences the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in higher leverage or a less diversified portfolio of real estate.
Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.
Our dealer manager, Griffin Capital Securities, Inc., is one of our affiliates and will not make an independent review of us or the offering. Kevin A. Shields, our Chairman and Chief Executive Officer, is also the Chief Executive Officer and Sole Director of Griffin Capital Corporation, which is the sole stockholder of our dealer manager. See “Management — Affiliated Companies” for more information on our dealer manager. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.
We rely upon our advisor and our sponsor to carry out our operations, and some of our sponsor’s prior private real estate programs have suffered material adverse business developments.
In recent years, some of our sponsor’s private real estate programs have experienced adverse business developments due to tenant vacancy or bankruptcy, as well as lender foreclosure and litigation involving our sponsor.  These adverse developments have resulted in losses or potential losses for investors.  We cannot guarantee that we will achieve our investment objectives.  Please see “Material Adverse Business Developments” for examples of recent adverse developments and their effects on our sponsor’s prior programs.
Risks Related to Conflicts of Interest
Our sponsor, advisor, property manager and their officers and certain of their key personnel will face competing demands relating to their time, which may cause our operating results to suffer.
Our sponsor, advisor, property manager and their officers and certain of their key personnel and their respective affiliates serve as key personnel, advisors, managers and sponsors to some or all of 17 other real estate programs affiliated with our sponsor, including Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), and as a co-sponsor for Griffin-American Healthcare REIT II, Inc. (“GAHR II”) and Griffin-American Healthcare REIT III, Inc. (“GAHR III”), each of which are publicly-registered, non-traded real estate investment trusts. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

In addition, our dealer manager has entered into a dealer manager agreement to serve as dealer manager for GCEAR and GAHR III and may potentially enter into dealer manager agreements to serve as dealer manager for other issuers affiliated with our sponsor. As a result, our dealer manager will have contractual duties to these issuers, which contractual duties may conflict with the duties owed to us. The duties owed to these issuers could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and these issuers. If our dealer manager is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of our dealer manager’s personnel may cause us to be unable to successfully implement our investment objectives, or generate cash needed to make distributions to you, and to maintain or increase the value of our assets.
Our officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.
Our executive officers and one of our directors are also officers of our sponsor, our advisor, our property manager, our dealer manager and other affiliated entities, including GCEAR. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our dealer manager and property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.
Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with GCEAR, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor, including GCEAR, a public non-traded REIT with a real estate portfolio in excess of $1.3 billion. We anticipate that GCEAR will have the first right to purchase certain properties, and GCEAR may have access to significantly greater capital than us. Our sponsor, advisor and their affiliates are actively involved in 16 other affiliated real estate programs, including two other partnership entities which own properties and 12 tenant-in-common and DST programs that may compete with us or otherwise have similar business interests, including GAHR II and GAHR III. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services and other functions between various existing enterprises or future enterprises with which they may be or become involved. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and a reduction in the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

We may face a conflict of interest when purchasing properties from affiliates of our advisor.
We may purchase properties from one or more affiliates of our advisor in the future. A conflict of interest may exist in such an acquisition and affiliates of our advisor may be entitled to fees on both sides of such a related party transaction. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, the prices we pay to affiliates of our advisor for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders. Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, and as a result of the affiliation between our advisor and its affiliates, our advisor may be reluctant to enforce the agreements against such entities. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”
Our advisor will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
Pursuant to our operating partnership agreement, our advisor and its affiliates will be entitled to distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to distributions. In addition, our advisor’s entitlement to distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.
Our operating partnership agreement will require us to pay a performance-based termination distribution to our advisor in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. The subordinated distribution will provide a 15% subordinated return to the advisor only in the event that stockholders receive a return of their invested capital plus a 6% cumulative, non-compounded annual return from inception through the termination date. To avoid paying this distribution, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the distribution to the terminated advisor. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”
Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.
We may enter into joint ventures with other programs sponsored by our sponsor, including other REITs, for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which program sponsored by our sponsor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the coventurer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.
There is no separate counsel for us and our affiliates, which could result in conflicts of interest.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (Baker Donelson) acts as legal counsel to us and also represents our sponsor, advisor, our dealer manager and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Baker Donelson may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Baker Donelson may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.
Risks Related to Our Corporate Structure
If we internalize our management functions, we could incur significant costs associated with being self-managed.
If we internalize our management functions, our direct expenses would increase, including general and administrative costs, such as legal, accounting, and other expenses related to corporate governance, SEC reporting, and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor as a result of an internalization, our net income per share may be lower, potentially decreasing the amount of funds available to distribute to you.
As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances which may increase our costs.
The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.
In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.
We are not afforded the protection of Maryland law relating to business combinations.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our charter contains limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. See “Description of Shares — Business Combinations.”
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940. If we lose our exemption from registration under the 1940 Act, we will not be able to continue our business.
We do not intend to register as an investment company under the Investment Company Act of 1940 (1940 Act). As of the date of this prospectus, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.
To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.
You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. See the “Description of Shares — Meetings and Special Voting Requirements” section of this prospectus.
If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.
Our board of directors determines our major policies, including our policies regarding investments, operations, capitalization, financing, growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•
any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.
All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.
Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, requires us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” section of this prospectus.
Our board of directors may change any of our investment objectives, including our focus on single tenant business essential properties.
Our board of directors may change any of our investment objectives, including our focus on single tenant business essential properties. If you do not agree with a decision of our board to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you.
Your interest in us will be diluted as we issue additional shares.
Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of restricted common stock or stock options to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.
Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution.
Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.
We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.
The gross proceeds of this offering will be used to purchase real estate investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If, however, we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the risk associated with owning properties.
Our advisor is a special limited partner in our operating partnership. As the special limited partner, our advisor may be entitled to receive certain distributions, including an incentive distribution of net proceeds from the sale of properties after we have received and paid to our stockholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we may not be entitled to all of the operating partnership’s proceeds from a property sale and certain other events.
Risks Related to Investments in Single Tenant Real Estate
Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant, including those caused by the current economic climate.
We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. The nation as a whole and our local economies are currently experiencing economic uncertainty affecting companies of all sizes and industries. A tenant at one or more of our properties may be negatively affected by the current economic climate. Lease payment defaults by tenants, including those caused by the current economic climate, could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.

Net leases may not result in fair market lease rates over time.
We expect a large portion of our rental income to come from net leases. Net leases are typically (1) longer lease terms; (2) fixed rental rate increases during the primary term of the lease; and (3) fixed rental rates for initial renewal options, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.
Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.
We focus our investments on commercial and industrial properties, a number of which may include manufacturing facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.
A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.
If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.
Our operating results will be subject to risks generally incident to the ownership of real estate, including, and without limitation:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs;

•	increases in interest rates and tight money supply; and

•	loss of entitlements.
These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.
We may obtain only limited warranties when we purchase a property.
The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, most sellers of large commercial properties are special purpose entities without significant assets other than the property itself. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our properties for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to dispose of properties promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.
In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.
We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.
We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.
Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.
Adverse economic conditions may negatively affect our property values, returns and profitability.
Recent geopolitical events have exacerbated the general economic climate that has affected the nation as a whole and the local economies where our properties may be located. Economic weakness and higher unemployment, combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with reduced availability of debt financing, has resulted in many U.S. companies experiencing poorer financial and operating performance over the past few years than in prior periods. As a result, this slowdown has reduced demand for space and removed support for rents and property values. The following market and economic challenges may adversely affect our property values or operating results:

•	poor economic times may result in a tenant’s failure to meet its obligations under a lease or bankruptcy;

•	re-leasing may require reduced rental rates under the new leases;

•	increase in the cost of supplies and labor that impact operating expenses; and

•
increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution, or, to the extent we are able to pass such increased insurance premiums on to our tenants, may increase tenant defaults.

A continuing environment of declining prices could further weaken real estate markets. We do not know how long the slowdown will last, or when, or even if, real estate markets will return to more normal conditions. Since we cannot predict when real estate markets may recover, the value of the properties we acquire may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. The already weak conditions in the real estate markets could be further exacerbated by a deterioration of national or regional economic conditions. Our property values and operations could be negatively affected to the extent that current economic conditions are prolonged or become more severe.
If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In addition, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high even in instances where it may otherwise be available. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.
Delays in the acquisition, development and construction of properties may have adverse effects on our results of operations and returns to you.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Investments in unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgets and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.
Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and lease available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.
Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.
All real property we acquire, and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.
Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.
We cannot assure you that the independent third-party environmental assessments we obtain prior to acquiring any properties we purchase will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.
Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.
We will be subject to risks associated with the co-owners in our co-ownership arrangements that otherwise may not be present in other real estate investments.
We may enter into joint ventures or other co-ownership arrangements with respect to a portion of the properties we acquire. Ownership of co-ownership interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the risk that disputes with co-owners may result in litigation, which may cause us to incur substantial costs and/or prevent our management from focusing on our business objectives;

•
the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-owner owning interests in the property;

•
the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•
the risk that a co-owner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities laws and otherwise adversely affect the property and the co-ownership arrangement; or

•
the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.
In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.
We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright.

Risks Associated with Debt Financing
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
Although, technically, our board may approve unlimited levels of debt, our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
We may incur mortgage indebtedness and other borrowings, which may increase our business risks.
We may place permanent financing on our properties or obtain a credit facility or other similar financing arrangement in order to acquire properties as funds are being raised in this offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to our stockholders may be reduced.
We intend to incur indebtedness secured by our properties, which may result in foreclosure.
Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.
High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance at cost effective rates. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.
If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt, which could reduce the amount of distributions we pay to you and decrease the value of your investment.
We may have a significant amount of acquisition indebtedness secured by first priority mortgages on our properties. In addition, all of our properties contain, and any future acquisitions we make will likely contain, mortgage financing. If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt. In any such event, we could lose some or all of our investment in these properties, which would reduce the amount of distributions we pay to you and decrease the value of your investment.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.
When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.
We expect that we will incur indebtedness in the future. Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.
Domestic and international financial markets recently experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reduce the number of properties we can purchase, and/or dispose of some of our assets. These disruptions could also adversely affect the return on the properties we do purchase. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.
Federal Income Tax Risks
Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.
Baker Donelson, our legal counsel, has reviewed the federal tax summary and is of the opinion that it fairly summarizes the federal income tax considerations that are likely to be material to our stockholders. It is also the opinion of our legal counsel that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31, 2014. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.” This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. Baker Donelson will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Baker Donelson’s legal judgment based on the law in effect as of the date of the opinion. Baker Donelson’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of such termination. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See “Federal Income Tax Considerations — Failure to Qualify as a REIT” for more information on the consequences of failing to qualify as a REIT.
To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, generally determined without regard to the deduction for distributions paid and excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and subject to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income, and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital for federal income tax purposes. See the “Federal Income Tax Considerations” section of this prospectus.
If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.
We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our operating partnership and jeopardizing our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.
You may have tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.
We may be required to pay some taxes due to actions of our taxable REIT subsidiary which would reduce our cash available for distribution to you.
Any net taxable income earned directly by our taxable REIT subsidiary, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We intend to elect to treat Griffin Capital Essential Asset TRS II, Inc. as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.
Distributions to tax-exempt investors may be classified as unrelated business taxable income.
Neither ordinary or capital gain distributions with respect to our common stock, nor gain from the sale of common stock, should generally constitute unrelated business taxable income (UBTI) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and

•
part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Legislative or regulatory action could adversely affect investors.
Individuals with incomes below certain thresholds are subject to taxation at a 15% qualified dividend rate. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, which currently are as high as 39.6%. This disparity in tax treatment may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.
Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.
A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.
We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”
ERISA Risks
There are special considerations that apply to employee benefit plans, IRAs or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.
If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.
Persons investing the assets of employee benefit plans should consider ERISA risks of investing in the shares.
ERISA and Code Section 4975 prohibit certain transactions that involve (1) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and Keogh plans, and (2) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan. Consequently, the fiduciary of a plan contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the plan and, if so, whether an exception from such prohibited transaction rules is applicable. In addition, the Department of Labor plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exceptions available, and thereby prevent our assets as being treated as assets of any investing plan.
For further discussion of issues and risks associated with an investment in shares by IRAs, employee benefit plans and other benefit plan investors, see “Investment by Tax-Exempt Entities and ERISA Considerations.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the “Risk Factors” section of this prospectus.

ESTIMATED USE OF PROCEEDS
The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum primary offering, or $2,000,000 in shares, (2) the midpoint of the primary offering, or $1,000,000,000 in shares (allocated as $500,000,000 in Class A shares and $500,000,000 in Class T shares), and (3) the maximum primary offering, or $2,000,000,000 in shares (allocated as $1,000,000,000 in Class A shares and $1,000,000,000 in Class T shares). We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales and volume discounts.
The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share redemption program. Many of the figures set forth below represent management’s best estimate since these figures cannot be precisely calculated at this time. Assuming no shares are reallocated among classes of shares or from our distribution reinvestment plan to our primary offering and the maximum primary offering amount of $2,000,000,000 is raised, we estimate that approximately 91.75% of our gross offering proceeds will be used to primarily invest in single tenant business essential properties in accordance with our investment objectives and to pay real estate related acquisition fees and expenses. The remaining 8.25% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. We expect our acquisition fees and acquisition expenses to constitute approximately 2.67% of our gross offering proceeds, which will allow us to invest approximately 89.08% in real estate investments.
In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. In the past, we have funded distributions using proceeds from our initial public offering. See “Description of Shares—Distribution Policy” for additional information regarding the funding of our distributions.

	Minimum Offering ($2,000,000 in Shares)		Midpoint Offering ($1,000,000,000 in Shares) (1)		Maximum Offering ($2,000,000,000 in Shares)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.00%	$1,000,000,000	100.00%	$2,000,000,000	100.00%
Less Offering Expenses:
Sales Commissions (2)	140,000	7.00%	42,500,000	4.25%	85,000,000	4.25%
Dealer Manager Fee (2)	60,000	3.00%	30,000,000	3.00%	60,000,000	3.00%
Organization and Offering Expenses (3)	70,000	3.50%	12,500,000	1.25%	20,000,000	1.00%
Net Proceeds (4)	1,730,000	86.50%	915,000,000	91.50%	1,835,000,000	91.75%
Acquisition Fees (5)	33,580	1.68%	17,770,000	1.78%	35,630,000	1.78%
Acquisition Expenses (6)	16,790	0.84%	8,885,000	0.89%	17,815,000	0.89%
Amount Available for Investment (7)	$1,679,630	83.98%	$888,345,000	88.83%	$1,781,555,000	89.08%
____________________________

(1)
This table assumes an allocation of 50% Class A shares and 50% Class T shares will be sold in the midpoint and maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 7% selling commissions and 3% dealer manager fee), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)
We will pay selling commissions in the amount of 7% of the gross offering proceeds for sales of Class A shares in the primary offering and in the amount of 1.5% of the gross offering proceeds for sales of Class T shares in the primary offering. We will pay a dealer manager fee in the amount of 3% of the gross offering proceeds for sales of Class A shares and Class T shares. We will also pay a monthly stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We have excluded the stockholder servicing fee from this table. We have assumed for purposes of this table that all sales of Class A shares will be made with the 7% commissions taken at the time of sale and that all sales of Class T shares will be made with the 1.5% commissions taken at the time of sale.

(3)
Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, and stockholder servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. These expenses may be paid by our advisor and reimbursed by us with proceeds raised from the offering. In no event will our organization and offering expenses (excluding sales commissions, dealer manager fees, and stockholder servicing fees) exceed 3.5% of the gross offering proceeds from our terminated or completed offering. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1% of gross offering proceeds raised in our primary offering.

(4)
Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(5)
We will pay our advisor an acquisition fee equal to 2% of the contract purchase price for each property or real estate investment we acquire, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount available for investment. For purposes of this table, we have assumed that no debt is used to acquire our properties or other real estate investments. In the event we raise the maximum offering of $2,000,000,000 pursuant to this offering and utilize 40%, 50%, and 75% leverage to acquire our properties or make other real estate investments pursuant to our acquisition strategy, we will pay our advisor acquisition fees of approximately $59,385,100, $71,262,200, and $142,528,000, respectively.

(6)
Acquisition expenses include expenses paid to our advisor and to third parties. Acquisition expenses paid to our advisor represent actual costs incurred on our behalf, including, certain payroll costs for acquisition related efforts by our advisor’s personnel. Most notable would be acquisitions related efforts by the advisor’s internal legal, accounting and marketing teams. Acquisition expenses paid to third parties include customary third party acquisition expenses we paid from offering proceeds including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. These costs are not allocated through regular overhead allocations. For purposes of this table, we have assumed acquisition expenses of approximately 1% of the purchase price of our properties, which we have assumed is our estimated amount available for investment. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property. In the event we raise the maximum offering of $2,000,000,000 pursuant to this offering and utilize 40%, 50%, and 75% leverage, we will incur acquisition expenses of approximately $29,692,600, $35,631,100, and $71,264,000, respectively.

(7)
Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities, (ii) to establish reserves if we or a lender deems appropriate, or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, payment of the stockholder servicing fee, or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organizational and offering expenses may not exceed the limitation of organizational and offering expenses pursuant to our charter and FINRA rules. We may use an unlimited amount of proceeds for other corporate purposes, including to fund distributions, and have done so previously. For more information, see the sections of this prospectus captioned “Risk Factors — Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT II, Inc.” and “Description of Shares – Distribution Policy.” If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

INVESTMENT OBJECTIVES AND RELATED POLICIES
Overview
We intend to invest in a portfolio consisting primarily of single tenant business essential properties. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant business essential properties, if they believe such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate. In addition, we may invest in real estate properties other than single tenant business essential properties if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.
Primary Investment Objectives
Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.
We cannot assure you that we will attain these primary investment objectives.
Exchange Listing and Other Liquidity Events
Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying then-existing applicable listing requirements. Subject to then-existing market conditions and the sole discretion of our board of directors, immediately after completion of this offering we will consider the following potential liquidity events:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer our company or its assets to another entity with listed securities;

•	commence the sale of all of our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.
However, we cannot assure you that we will immediately achieve one or more of the above-described liquidity events following the completion of this offering. If we determine that market conditions are not favorable for one of the above-described liquidity events, we also reserve the right to engage in a follow-on offering of stock. Our board of directors has the sole discretion to continue operations after completion of this offering, including engaging in a follow-on offering, if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated distributions payable to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.
Investment Strategy
We will seek to acquire a portfolio consisting primarily of single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although we have no current intention to do so, we may also invest a portion of the net proceeds in single tenant business essential properties outside the United States. We intend to acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary markets;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
Our sponsor has been acquiring single tenant business essential properties for well over a decade. Our sponsor’s positive acquisition and ownership experience with single tenant business essential properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt;

•	the percentage recovery in the event of a tenant default is empirically greater than an unsecured lender; and

•	long-term leases provide a consistent and predictable income stream across market cycles while short-term leases offer income appreciation upon renewal and reset.
We will seek to provide investors the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring primarily single tenant business essential assets;

•	stable cash flow backed by a portfolio of single tenant business essential real estate assets;

•	minimal exposure to operating and maintenance expense increases as we attempt to structure or acquire leases where the tenant assumes responsibility for these costs;

•	contractual lease rate increases enabling potential distribution growth and a potential hedge against inflation;

•	insulation from short-term economic cycles resulting from the long-term nature of underlying asset leases;

•	enhanced stability resulting from diversified credit characteristics of corporate credits; and

•	portfolio stability promoted through geographic and product type investment diversification.
We cannot assure you that any of the properties we acquire will result in the benefits discussed above. Please see “Risk Factors — Risks Related to Investments in Single Tenant Real Estate.”

General Acquisition and Investment Policies
We will seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.
Our advisor has substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	whether a property is essential to the business operations of the tenant;

•
lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	projected net cash flow yield and internal rates of return;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital and tenant improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.
Description of Leases
We expect, in most instances, to acquire single tenant properties with existing net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a percentage of the tenant’s revenues. Percentage rent can be calculated based upon a number of factors. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the tenant to pay two of those three expenses. In either instance, these leases will typically hold the landlord responsible for the roof and structure, or other major repairs and replacements with respect to the property, while the tenant is responsible for only those operating expenses specified in the lease.
To the extent we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant and we cannot predict at this time the exact terms of any future leases into which we will enter. We will weigh many factors when negotiating specific lease terms, including, but not limited to, the rental rate, creditworthiness of the tenant, location of the property and type of property. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases with those tenants. Some of these limited negotiable terms include lease duration and special provisions on the recovery of operating expenses. In certain instances, we may be responsible for normal operating expenses up to a certain amount, which will reduce the amount of operating cash flow available for future investments.
We anticipate that many of our acquisitions will have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, contingent liability and property insurance and flood insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss. In addition, we maintain a pollution insurance policy for all of our properties to insure against the risk of environmental contaminants; however, the coverage and amounts of our environmental and flood insurance policies may not be sufficient to cover our entire risk.
Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our property manager.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.
There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. We anticipate that we will utilize approximately between 40% and 50% leverage in connection with our acquisition strategy. However, our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess.
We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.
Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate.
We will make acquisitions of our real estate investments directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See “Prospectus Summary — Our Structure,” “Risk Factors — General Risks Related to Investments in Real Estate,” and “Our Operating Partnership Agreement.”
Real Property Investments
Our advisor will be continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other programs sponsored by our sponsor. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE. We intend to obtain what we believe will be adequate insurance coverage for all properties in which we invest. Some of our leases may require that we procure insurance for both commercial general liability and property damage; however, we expect that those leases will provide that the premiums will be fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured. However, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Conditions to Closing Acquisitions
We intend to obtain at least a Phase I environmental assessment and history for each property we acquire. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant estoppel certificates;

•	tenant financial statements and information, as permitted;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.
Joint Venture Investments
We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.
We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.
To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy the property held by the joint venture and allow such venture partners to exchange their interest for our operating partnership’s units or to sell their interest to us in its entirety. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of our Advisor.”
Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, completion guarantees, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors —

General Risks Related to Investments in Real Estate” for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” for a discussion of taxable REIT subsidiaries. We will retain independent contractors to perform the actual construction work.
Government Regulations
Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
Americans with Disabilities Act
Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.
Environmental Matters
Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations
The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.
The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee” and “Conflicts of Interest — Certain Conflict Resolution Procedures.”
Investment Limitations in Our Charter
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are those typically required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (NASAA REIT Guidelines). Pursuant to the NASAA REIT Guidelines, we will not:

•
Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•
Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•
Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•
Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue “redeemable securities” redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

•
Grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.
Changes in Investment Policies and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.
Investments in Mortgages
While we intend to emphasize on equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of real estate properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.
Affiliate Transaction Policy
Our board of directors has established a nominating and corporate governance committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee.” This committee of our board of directors will approve all transactions between us and our advisor and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We will not acquire any properties in which our sponsor, or its executive officers, owns an economic interest in excess of 10% of the contract purchase price. To the extent management and the board of directors determine to acquire a property in which our sponsor owns an economic interest of 10% or less, the board of directors adopted certain procedures which they intend to apply consistently.
Tenant-in-common properties in which our sponsor owns a 10% economic interest or less. For these situations, we will require our sponsor to engage an independent third party real estate broker to market the property for sale. If we determine the price offered through such marketing efforts is a price at which we would have an interest in acquiring the property, we may submit a bid to acquire the same upon substantially the same terms and conditions otherwise dictated by the market. Should the tenant-in-common owners elect to proceed with a transaction with us and our board approves the acquisition of the property upon such terms and conditions, we will obtain an independent third party appraisal. If the appraised value of the property is equal to or greater than the proposed purchase price, we may acquire the property. Investors in the seller of such property will have the option to either (a) elect to receive their pro-rata share of the net cash proceeds from such disposition, or (b) exchange their equity for limited partnership units in our operating partnership which amounts will be grossed-up by 10% since the exchange will not include sales commissions or a dealer manager fee.
Properties owned through a Delaware Statutory Trust (DST) format where our sponsor, or its executive officers, owns a 10% economic interest or less. For these situations, we typically will have the option to acquire the balance of the interests in the DST from the other investors after one year from the initial sale to one of the DST investors. If our board determines to acquire those interests, we will obtain an independent third party appraisal on the property. We intend to acquire the interests in the DST based on such appraisal. The DST investors will have the option to either (a) elect to receive their pro-rata share of the net cash proceeds from such disposition, (b) exchange their DST interests for limited partnership units in our operating partnership which amounts will be grossed-up by 10% since the exchange will not include sales commissions or a dealer manager fee, or (c) elect to retain the DST interests. In certain circumstances, the DST investors may only have options (a) and (b) available depending upon the nature and structure of the underlying transaction and the financing related thereto.
Investment Company Act and Certain Other Policies
We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940 (1940 Act). Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Related to Our Corporate Structure.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.
Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

MANAGEMENT
General
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board’s supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.
Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. Our charter also requires that a majority of our directors be independent directors.  Currently, we have three directors, Kevin A. Shields, our Chief Executive Officer, and two independent directors , Gregory M. Cazel and Timothy J. Rohner. An “independent director” is a person who, among other requirements more specifically described in the definition of “independent director” contained in Article IV of our charter, is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience.
During the discussion and analysis of proposed transactions, independent directors may offer suggestions for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Vacancies on the board, whether created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director, may be filled only by a vote of a majority of the remaining directors. In cases of vacancies among the independent directors, the remaining independent directors shall nominate replacements for the vacant positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.
Our directors are not required to devote all of their time to our business and we do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Our directors are only required to devote the time to our affairs as their duties require. At a minimum, our directors will meet quarterly, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will be relying heavily on our advisor. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.

Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See “Investment Objectives and Related Policies.” Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.
Our board will also be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. In addition, a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates. Our independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.
If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.
Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director or any of their respective affiliates.

Executive Officers and Directors
We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Kevin A. Shields	56	Chairman of the Board of Directors and Chief Executive Officer
Michael J. Escalante	54	President
Joseph E. Miller	51	Chief Financial Officer and Treasurer
David C. Rupert	57	Executive Vice President
Mary P. Higgins	55	Vice President and General Counsel
Howard S. Hirsch	48	Vice President and Secretary
Don G. Pescara	51	Vice President — Acquisitions
Julie A. Treinen	54	Vice President — Asset Management
Gregory M. Cazel	52	Independent Director
Timothy J. Rohner	52	Independent Director
Kevin A. Shields, our Chief Executive Officer and the Chairman of our board of directors, has been an officer and director since our initial formation. Mr. Shields is also the Chairman, Chief Executive Officer and Sole Director of our sponsor, which he founded in 1995, and which is the sole stockholder of our dealer manager. Mr. Shields has been the Chief Executive Officer of our advisor since its formation in November 2013, and also serves as the Chief Executive Officer of our Dealer Manager. Additionally, Mr. Shields controls our advisor through his ownership of our sponsor. Mr. Shields also currently serves as Chief Executive Officer and Chairman of the board of directors of Griffin Capital Essential Asset REIT, Inc., a public non-traded REIT sponsored by our sponsor, and has held these positions since August 2008. He also serves as a non-voting special observer of the board of directors of each of GAHR II and GAHR III. Before founding our sponsor, from 1993 to 1994, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc., a Los Angeles-based investment bank. During his tenure at Jefferies, Mr. Shields focused on originating structured lease bond product with a particular emphasis on sub-investment grade lessees. While there, he consummated the first securitized forward lease bond financing for a sub-investment grade credit tenant. From 1992 to 1993, Mr. Shields was the President and Principal of Terrarius Incorporated, a firm engaged in the restructuring of real estate debt and equity on behalf of financial institutions, corporations, partnerships and developers. Prior to founding Terrarius, from 1986 to 1992, Mr. Shields served as a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. During his tenure at Salomon, Mr. Shields initiated, negotiated, drafted and closed engagement, purchase and sale and finance agreements. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields holds a J.D. degree, an MBA, and a B.S. degree in Finance and Real Estate from the University of California at Berkeley. Mr. Shields is a Registered Securities Principal of Griffin Capital Securities, Inc., our dealer manager, and holds Series 7, 63, 24 and 27 licenses, and is also a licensed California Real Estate Broker. Mr. Shields is a full member of the Urban Land Institute, a member of the Policy Advisory Board for the Fisher Center for Real Estate, the Chair Elect of the Board of Directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
Michael J. Escalante is our President, and has held this position since our formation. Mr. Escalante has also served as President of our advisor since its initial formation and as our sponsor’s Chief Investment Officer since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante currently serves as Vice President and Chief Investment Officer for Griffin Capital Essential Asset REIT, Inc., and

has held these positions since August 2008. With more than 25 years of real estate related investment experience, he has been responsible for completing in excess of $6.0 billion of commercial real estate transactions throughout the Western U.S. Prior to joining our sponsor in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President – Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the REIT’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an MBA from the University of California at Los Angeles, and a B.S. in Commerce from the University of Santa Clara, which is located in California. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
Joseph E. Miller is our Chief Financial Officer and Treasurer, and has held these positions since our formation. Mr. Miller is also our advisor’s Chief Financial Officer and has served as our sponsor’s Chief Financial Officer since February 2007, where he is responsible for all of our sponsor’s and advisor’s accounting, finance, information technology systems and human resources functions. Mr. Miller also currently serves as Chief Financial Officer and Treasurer of Griffin Capital Essential Asset REIT, Inc., and has held these positions since August 2008. Mr. Miller has more than 20 years of real estate experience in public accounting and real estate investment firms. Prior to joining our sponsor, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University and an MBA from the University of Southern California.
David C. Rupert has been our Executive Vice President since our initial formation. Mr. Rupert also serves as Executive Vice President of our advisor, a position he has held since our advisor’s initial formation. In addition, Mr. Rupert serves as the President of Griffin Capital Essential Asset REIT, Inc., a position he has held since July 2012, and as President of our sponsor, having re-joined our sponsor in September 2010. Mr. Rupert’s more than 30 years of commercial real estate and finance experience includes over $4 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009 Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of our sponsor from August 1999 through February 2008. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998 Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University’s Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell’s masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. degree from Cornell in 1979 and his MBA from Harvard in 1986.
Mary P. Higgins is a Vice President and our General Counsel, and has held these positions since our formation. Ms. Higgins is also the Vice President, General Counsel and Secretary of our advisor and our sponsor. From our inception through June 2014, Ms. Higgins served as our Secretary. Ms. Higgins has also served as Vice President, General Counsel and Secretary of Griffin Capital Essential Asset REIT, Inc. since August 2008. Prior to joining our sponsor in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been our sponsor’s primary real estate transaction counsel for more than 10 years and has worked together with our sponsor’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated tenant development ground lease and a $350 million property roll up. Ms. Higgins additionally has extensive commercial leasing experience. Ms. Higgins is the author of the chapter entitled “Due Diligence on Commercial Leases” in the Real Estate Transactions volume published by the Illinois Institute for Continuing Legal Education, and she is active in many civic organizations. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.
Howard S. Hirsch is a Vice President and our Secretary, and has held these positions since June 2014. Mr. Hirsch also serves as Vice President and General Counsel - Securities of our sponsor, positions he has held since June 2014. Prior to joining Griffin Capital Corporation in June 2014, Mr. Hirsch was an equity shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP in Atlanta, Georgia, where he was an associate and then a partner. Mr. Hirsch has over 15 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch's experience also includes registrations under the Securities Act of 1933, reporting under the Securities Act of 1934, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and "Blue Sky" regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.
Don G. Pescara is our Vice President — Acquisitions, and has held that position since our formation. Mr. Pescara is also the Managing Director — Acquisitions for our advisor and our sponsor. Mr. Pescara has also served as Vice President — Acquisitions for Griffin Capital Essential Asset REIT, Inc. since August 2008. Mr. Pescara is responsible for our sponsor’s activities in the midwestern U.S. and is based in the firm’s Chicago office. Prior to joining our sponsor in January 1997, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen’s merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his more than 25-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.
Julie A. Treinen is our Vice President — Asset Management, and has held that position since our formation. Ms. Treinen is also the Managing Director — Asset Management for our advisor and our sponsor where she is responsible for all of the firms’ asset management activities. Ms. Treinen also currently serves as Vice President — Asset Management for Griffin Capital Essential Asset REIT, Inc., a position she has held since August 2008. Before joining our sponsor in September 2004, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an MBA degree from the University of California at Berkeley, and a B.A. degree in Economics from the University of California at Los Angeles.
Gregory M. Cazel is one of our independent directors and is the Chairman of our nominating and corporate governance committee and a member of our audit committee. He is currently a member of the Board of Directors of Griffin Capital Essential Asset REIT, Inc., where he serves as chairman of the nominating and corporate governance committee and the compensation committee and a member of the audit committee. Since May 2013, Mr. Cazel has been a Managing Director in the Real Estate Capital Markets division of Wells Fargo Bank, NA, in Chicago. His responsibilities include originating both CMBS and balance sheet loans for the bank, working with mortgage bankers and direct borrowers throughout the Midwest. Prior to that, Mr. Cazel was an Executive Vice President with A10 Capital beginning in June 2010, and became a Principal in the firm in October 2010. A10 Capital specialized in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 28 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $4.0 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a

Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure and earning Mr. Cazel the number one ranking throughout the JP Morgan branch office system. Mr. Cazel earned a B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Finance, from the University of Illinois.
Timothy J. Rohner is one of our independent directors and is the Chairman of our audit committee and a member of our nominating and corporate governance committee. He is currently a member of the Board of Directors of Griffin Capital Essential Asset REIT, Inc., where he serves as chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee. Mr. Rohner has over 25 years of large business consulting and entrepreneurial experience. Currently, he is a founding partner of Mpell Solutions where he is responsible for new business development, sales, and marketing. Mpell Solutions is a promotional marketing company that specializes in designing and operating consumer promotion programs for large and medium size companies. Prior to founding Mpell Solutions in September 2005, beginning in August 2002, Mr. Rohner was a founding partner of Leucadia Ventures, an early stage venture investment and advisory firm. Mr. Rohner was a business and technology consultant for Diamond Management and Technology Consultants, McKinsey & Co, and Accenture from 1984 to 2002. At each company, he advised senior management on issues related to business strategy, technology strategy, operational efficiency, and organizational effectiveness. He is the co-author of The Venture Imperative, published by the Harvard Business School Press in 2002. Mr. Rohner is a certified public accountant and holds a B.S. in Finance from the University of Illinois.
Committees of the Board of Directors
Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of such committees in the board’s discretion. Our charter requires that a majority of the members of each committee of our board be comprised of independent directors.
Audit Committee
Our audit committee is comprised of Messrs. Cazel and Rohner, both independent directors. Mr. Rohner currently serves as chairman of the audit committee; however, he is not an audit committee financial expert. The audit committee will operate pursuant to a written charter adopted by our board of directors. The charter for the audit committee will set forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Messrs. Cazel and Rohner, both independent directors. Mr. Cazel currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee will operate pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee will set forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•
identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

•	overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•
considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the Maryland General Corporation Law (MGCL) where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation Committee
We expect that our board of directors will establish a compensation committee, which will be comprised of Messrs. Cazel and Rohner, both independent directors. In the interim, our board of directors will handle these responsibilities. The compensation committee will operate pursuant to a written charter. The charter for the compensation committee will set forth its specific functions and responsibilities. We anticipate that the primary responsibilities of the compensation committee will include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.
We currently do not intend to hire any employees. We intend for our compensation committee, when formed, to have authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. We have not previously paid any of our executive officers, all of whom are employees of our advisor, and currently we do not intend to pay our executive officers in the near future.
Compensation of Directors
We will pay each of our independent directors a retainer of $40,000 per year plus $1,000 for each board of directors or committee meeting the independent director attends in person or by telephone ($2,000 for attendance by the Chairman of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the Chairman of any other committee at each of such committee’s meetings).  In the event there are multiple meetings of our board of directors and one or more committees in a single day, the fees will be limited to $3,000 per day ($3,500 for the Chairman of the Audit Committee if there is a meeting of such committee).  In addition, we have reserved 10,000,000 shares of common stock for future issuance under our Employee and Director Long-Term Incentive Plan (described below), including stock options that may be granted to our independent directors.
We expect to eventually grant each of our independent directors either (1) options to purchase shares of common stock at an exercise price equal to fair market value (or greater, if such higher price is necessary so that such option shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Code), or (2) restricted stock, in compensation for their service on our board of directors. We expect that the independent directors will also eventually receive additional equity awards on the date of each annual meeting of stockholders, in compensation for their service on our board of directors. We currently have no agreements or arrangements in place with any directors to issue such equity awards. We may not grant these equity awards at any time when the issuance of the equity awards, when combined with those issued or issuable to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares. No equity award issued will be exercised if such exercise would jeopardize our status as a REIT under the Code.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.
Employee and Director Long-Term Incentive Plan
Our Employee and Director Long-Term Incentive Plan will:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment or service with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.
Our incentive plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us. Awards granted under our incentive plan may consist of restricted stock, nonqualified stock options, incentive stock options and stock appreciation rights.
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock or stock options to our independent directors as discussed in “Compensation of Directors” immediately above.
The term of our incentive plan is 10 years. In the event of an “equity restructuring” (meaning a nonreciprocal transaction between us and our stockholders that causes the per-share fair market value of the shares of stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), then the number of shares of stock and the class(es) of stock subject to the plan and each outstanding award and the exercise price (if applicable) of each outstanding award shall be proportionately adjusted. Upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, that, in each case, is not an equity restructuring, appropriate adjustments as to the number and kind of shares and exercise prices will be made either by our compensation committee or by such surviving entity. Such adjustment may provide for the substitution of such awards with new awards of the successor entity or the assumption of such awards by such successor entity. Alternatively, rather than providing for the adjustment, substitution or assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
Subject to the terms of the plan, the compensation committee will set the term of the awards in its discretion, but no award will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an award vests. No award issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Code or other applicable law. In addition, no award may be sold, pledged, assigned or transferred by an award holder in any manner other than by will or the laws of descent or distribution. We, our advisor, and its affiliates may, on a discretionary basis, each provide one or more loans to such entity’s employees in connection with the exercise or receipt of an award granted under the plan, to the extent not prohibited by law or the terms of the plan.
Restricted Stock
Restricted stock entitles the recipient to an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.
Options
Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date.
Stock Appreciation Rights
Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.
Other Equity-Based Awards
Other equity-based awards include any awards other than restricted stock, options or stock appreciation rights which, subject to such terms and conditions as may be prescribed by the compensation committee, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.
Compliance with Section 409A
As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.
In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.
We expect that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are expected to be exempt from Section 409A because they are required to be granted with an exercise or base price that is not less than fair market value on the date of grant and they are denominated in our common stock. If, however, an option or stock appreciation right is granted in connection with another type of equity-based award, it may lose its exemption and become subject to Section 409A. Other types of equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•
in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We are in the process of obtaining director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.
In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, our advisor and our affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The Securities and Exchange Commission (SEC) takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.
Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.
Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•
dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor
Our advisor is Griffin Capital Essential Asset Advisor II, LLC. Our advisor was formed in Delaware in November 2013 and is owned by Griffin Capital Corporation, our sponsor, through a holding company. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.
The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Kevin A. Shields	56	Chief Executive Officer
Michael J. Escalante	54	President
Joseph E. Miller	51	Chief Financial Officer
David C. Rupert	57	Executive Vice President
Mary P. Higgins	55	Vice President, General Counsel and Secretary
Don G. Pescara	51	Managing Director — Acquisitions
Julie A. Treinen	54	Managing Director — Asset Management
The backgrounds of Messrs. Shields, Escalante, Miller, Rupert and Pescara and Mesdames Higgins and Treinen are described in the “Management — Executive Officers and Directors” section of this prospectus.
In addition to the directors and executive officers listed above, our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement
The following is a summary of certain provisions of our advisory agreement with our advisor. This summary is not complete and is qualified by the specific language in our advisory agreement. You may obtain a copy of our advisory agreement free of charge upon your request.
Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor will undertake to use commercially reasonable efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.
The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement and the fees thereunder annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. Upon such a termination of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, our operating partnership will be required to make substantial distributions in the form of a distribution due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the distribution due upon termination of the advisory agreement. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board in making an orderly transition of the advisory function.

Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions. Some of the expenses we may reimburse our advisor and its affiliates for include, but are not limited to:

•
acquisition fees and expenses incurred by our advisor or its affiliates or expenses payable to unaffiliated persons incurred in connection with the selection and acquisition of properties (our advisor is permitted to have third parties find, evaluate and recommend investment opportunities, and our advisor may be entitled to both an acquisition fee and reimbursement for relevant third party expenses in such a transaction);

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation and sale of assets;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•
costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters) or by our board (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses associated with a listing or with the issuance and distributions of securities other than securities issued in connection with this offering or our private offering;

•	expenses of organizing, converting, modifying, merging, liquidating or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•
administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs (including reasonable wages and salaries and other employee-related expenses of all employees of our advisor who are directly engaged in our operation, management, administration and marketing, including our chief executive officer, chief financial officer and general counsel); provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee;

•
audit, accounting and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board;

•	out-of-pocket costs for us to comply with all applicable laws, regulations and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

Affiliated Companies
Our Sponsor and its Principals
Griffin Capital Corporation is the sponsor of this offering. Our sponsor, formed as a California corporation in 1995, is a privately-owned real estate investment company specializing in the acquisition, financing and management of institutional-quality property in the U.S. Led by senior executives, each of which have more than two decades of real estate experience, collectively encompassing over $16.0 billion of transaction value and more than 650 transactions, our sponsor has acquired or constructed more than 30 million square feet of space since 1996. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. As of June 30, 2014, our sponsor owned, managed, sponsored and/or co-sponsored a portfolio consisting of more than 27.0 million square feet of space, located in 32 states and approximately 1.0 square million feet located in the United Kingdom, representing approximately $5.2 billion in asset value. Our sponsor’s portfolio of properties consisted of approximately 56% medical, 36% office, 7% industrial, and 1% retail. Approximately 39% of our sponsor’s portfolio consisted of single tenant assets, based on total capitalization.
Historically, our sponsor has consummated transactions either for its own account or with institutional equity partners. Commencing in 2004, our sponsor elected to pursue a strategy focused on attracting retail investment partners to participate in its acquisitions of real property. Our sponsor seeks to provide high quality services and products to its growing base of retail investment partners, and intends to continue to acquire institutional-quality assets and sell the equity through a network of established broker-dealers to individual real estate investors, whether such investment is made with “fresh” capital or pursuant to a tax-deferred exchange. Our sponsor typically seeks to acquire assets in primary markets throughout the United States that manifest: (i) strong physical property characteristics with sustaining “curb appeal;” (ii) a healthy and diverse mix of tenants, credit and rent roll exposure; and (iii) balanced or recovering supply and demand dynamics within the local product market.
Our sponsor is the sole member of our advisor, through a holding company, and indirectly owns our property manager. The officers and key personnel of our sponsor are as follows:

Name	Age	Position(s)
Kevin A. Shields	56	Chairman of the Board, Chief Executive Officer and Sole Director
David C. Rupert	57	President
Michael J. Escalante	54	Chief Investment Officer
Joseph E. Miller	51	Chief Financial Officer
Mary P. Higgins	55	Vice President, General Counsel and Secretary
Howard S. Hirsch	48	Vice President, General Counsel — Securities
Don G. Pescara	51	Managing Director — Acquisitions
Eric J. Kaplan	50	Managing Director — Acquisitions
Julie A. Treinen	54	Managing Director — Asset Management
Scott A. Tausk	55	Vice President, Managing Director — Asset Management
Louis K. Sohn	39	Senior Vice President — Acquisitions
Shawn R. Carstens	39	Vice President — Acquisitions
Travis W. Bushman	37	Vice President — Asset Management

The backgrounds of Messrs. Shields, Rupert, Escalante, Miller, Hirsch and Pescara and Mesdames Higgins and Treinen are described in the “Management — Executive Officers and Directors” section of this prospectus.
Eric J. Kaplan joined Griffin Capital Corporation in 2013 as Managing Director — Acquisitions. Mr. Kaplan focuses primarily on acquisitions and also assists in Griffin Capital Corporation’s equity capital raising. Mr. Kaplan has more than 26 years of hands-on experience in commercial real estate, encompassing over 100 transactions totaling over $4 billion throughout North America. Mr. Kaplan’s career has focused on property acquisition, ownership, asset management and debt and equity financing. Prior to joining Griffin Capital Corporation in February 2013, Mr. Kaplan served 11 years at IRG, LLC, a privately-held opportunistic buyer of commercial real estate. He was one of three partners responsible for acquisition, ownership and management of over 90 million square feet of primarily office and industrial real estate in 23 states. While Mr. Kaplan was ultimately responsible for identifying, underwriting and closing acquisitions, he was also responsible for leading all due diligence on acquisitions, procuring debt and equity financing and maintaining investor relationships. Prior to IRG, Mr. Kaplan was employed for approximately 14 years in various acquisitions, asset management and debt and equity capital raising roles with Morgan Stanley, JMB Realty Corporation, Chemical Bank and J.P. Morgan. Mr. Kaplan earned his B.S. in Financial Management from Clemson University and his MBA from the University of California at Los Angeles.
Scott A. Tausk joined Griffin Capital Corporation in 2013 as Managing Director — Asset Management. Mr. Tausk has over 20 years of asset management experience, including 13 years as Managing Director of Asset and Portfolio Management for Transwestern Investment Company, where he led the execution of active business plans, including property repositioning, leasing, and operating efficiency across a 15 million square foot portfolio. In addition to asset management experience, Mr. Tausk has experience with real estate development, construction management, and third party property management. He currently serves as an advisor to Gensler, one of the largest architectural firms in the world, where he helps Gensler connect with the commercial real estate owner. Mr. Tausk earned a B.S. in Civil Engineering from Purdue University and an MBA from the University of Chicago’s Booth School of Business. Mr. Tausk is a registered Professional Engineer and a licensed Real Estate Managing Broker in the state of Illinois.
Louis K. Sohn joined Griffin Capital Corporation in 2006 as Vice President — Acquisitions and became Senior Vice President — Acquisitions in January 2012. Mr. Sohn is responsible for sourcing and underwriting acquisition opportunities for Griffin Capital Corporation. During Mr. Sohn’s more than 10-year career in real estate, he has been responsible for over $2 billion of transactional volume including participating in numerous debt placement, investment sales and note sale assignments. Most recently and prior to joining Griffin Capital Corporation, Mr. Sohn was an Associate Director with Holliday Fenoglio Fowler where he was instrumental in launching the firm’s note sale advisory business. Prior to Holliday Fenoglio Fowler, Mr. Sohn was an Associate with Secured Capital Corp. in Los Angeles. Mr. Sohn began his real estate career as an Analyst with Column Financial, a securitized lender, in 1997. Mr. Sohn earned his B.S. in Economics from the Wharton School of the University of Pennsylvania.
Shawn R. Carstens joined Griffin Capital Corporation in 2006 as an Associate — Acquisitions and became Vice President – Acquisitions in January 2012. Mr. Carstens is responsible for sourcing and underwriting acquisition opportunities for Griffin Capital Corporation. During his more than 10-year career in real estate, Mr. Carstens has been involved in the acquisition and due diligence of over $450 million of commercial real estate transactions throughout the United States. Prior to joining Griffin Capital Corporation, Mr. Carstens served as Manager for Realogic Analytics, a real estate consulting company specializing in acquisition, financing and disposition due diligence analysis and review. Mr. Carstens earned his B.A. in Finance and Real Estate and Urban Development from the University of Wisconsin – Milwaukee. Mr. Carstens holds the designation of Certified Commercial Investment Member (CCIM).
Travis W. Bushman joined Griffin Capital Corporation in 2008 as Vice President–Asset Management. Prior to joining Griffin Capital Corporation, Mr. Bushman served as Vice President and Associate-Acquisitions for Argus Realty Investors, a real estate investment management company specializing in tenant-in-common investments, private exchange programs and real estate funds. During his four years at Argus, Mr. Bushman was involved in the acquisition and due diligence of over $800 million of commercial real estate transactions throughout the United States. Prior to Argus, Mr. Bushman was the Senior Information Manager for CB Richard Ellis in Orange County, California for five years. Mr. Bushman earned his B.A. in Economics from University of Southern California.
Our Property Manager
Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company formed in November 2013, is our property manager and will initially manage and lease our properties. Griffin Capital Property Management, LLC is the sole owner of the property manager. Our sponsor, Griffin Capital Corporation, is the sole owner of Griffin Capital Property Management, LLC. See “Conflicts of Interest.”
Our property manager was organized to manage the properties that we acquire. Our property manager will derive substantially all of its income from the property management services it performs for us. See “— Property Management Agreements” below and “Management Compensation” for a discussion of the fees and expense reimbursements payable to our property manager for the performance of such services. Our property manager may enter into sub-property management agreements with third party management companies and pay part of its management fee to such sub-property manager.
As of June 30, 2014, our property manager had no properties under management. Affiliates of our property manager managed 70 properties with approximately 17.1 million rentable square feet located in 19 states. The property management function is frequently contracted out to third party providers. As of June 30, 2014, our sponsor had contracts with 36 third party providers.
In the event that our property manager assists with development or redevelopment of a property, we may pay a separate market-based fee for such services. Our property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.
Our property manager (or sub-property manager) will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site and off-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and also may be employed by our advisor or certain of its affiliates. Our property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.
The principal office location of our property manager is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245.
Property Management Agreements
We expect that we will contract directly with non-affiliated third party property managers with respect to our individual properties. In such event, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. In the event that we contract directly with our property manager with respect to a particular property, we will pay the property manager up to 3%, or greater if the lease so allows, of the gross monthly revenues collected of each property it manages, plus reimbursable costs as applicable. Our property manager may pay some or all of these fees to third parties with whom it subcontracts to perform property management services. In no event will we pay both a property management fee to the property manager and an oversight fee to our property manager with respect to a particular property.
In addition, we may pay our property manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Further, although a substantial majority of the properties that we intend to acquire are leased under net leases in which the tenants are responsible for tenant improvements, we may also pay our property manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which we are responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. Our property manager shall also be entitled to a construction management fee of 5% of the cost of improvements.
All costs and expenses incurred by our property manager on our behalf in fulfilling its duties to us under the property management agreements are to be paid out of an account that is fully funded by us. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and off-site employees of our property manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties we own. Our property manager will also allocate a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties.
We anticipate that the property management agreements with our property manager will have terms of one year and shall be automatically extended for additional one-year periods unless we or our property manager give 60 days’ prior written notice of such party’s intention to terminate the property management agreement. Under the property management agreements, our property manager is not prevented from engaging in other activities or business ventures, whether or not such other activities or business ventures are in competition with us or our business, including, without limitation, property management services for other parties, including other REITs, or for other programs advised, sponsored or organized by our sponsor or its affiliates. See “Conflicts of Interest.”
Our Dealer Manager
Griffin Capital Securities, Inc., a California corporation and an affiliate of our advisor and our sponsor, serves as our dealer manager. Griffin Capital Securities, Inc. was formed in 1991 and became approved as a member of the Financial Industry Regulatory Authority (FINRA) in 1995.
Our dealer manager will provide wholesaling, sales promotional and marketing services to us in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our dealer manager will oversee participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure proper handling of investment proceeds. See “Management Compensation” and “Plan of Distribution.”
Fees Paid to Our Affiliates
We have executed an advisory agreement with our advisor, a property management agreement with our property manager and a dealer manager agreement with our dealer manager, which entitle our advisor, property manager and dealer manager to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. Our advisor is also entitled to reimbursement for organizational and offering costs incurred on our behalf and reimbursement of certain costs and expenses incurred in providing services to us.

Investment Decisions
The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties will reside with Kevin A. Shields, Michael J. Escalante, Joseph E. Miller, David C. Rupert, Mary P. Higgins, Don G. Pescara and Julie A. Treinen. Our advisor will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.
MANAGEMENT COMPENSATION
We have no employees. Our advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor, our property manager, our dealer manager and their affiliates, including amounts to reimburse their costs in providing services. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering(1)
Offering Stage(2)
Sales Commissions (3) (Participating Dealers)
We will pay to our dealer manager, Griffin Capital Securities, Inc., 7% of the gross offering proceeds from the sale of Class A shares in our primary offering and 1.5% of the gross offering proceeds for the sale of Class T shares in our primary offering before re-allowance of commissions earned by participating broker-dealers, except that no sales commission is payable on shares sold under our distribution reinvestment plan. Our dealer manager will re-allow 100% of commissions earned to participating broker-dealers.
		$140,000 - Minimum $85,000,000 - Maximum

Dealer Manager Fee (3) (Dealer Manager)
We will pay to our dealer manager 3% of the gross offering proceeds before re-allowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Our dealer manager will re-allow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”

		$60,000 - Minimum $60,000,000 - Maximum
Stockholder Servicing Fee (Participating Dealers)
We will pay to our dealer manager a monthly stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in our primary offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in our primary offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager will re-allow 100% of the stockholder servicing fee earned to participating broker-dealers.
		Actual amounts are dependent upon the number of Class T shares purchased and, therefore, cannot be determined at the present time.

Reimbursement of Other Organization and Offering Expenses (4) (Advisor)	Our advisor may incur or pay our organization and offering expenses (excluding sales commissions, dealer manager fees, and stockholder servicing fees). We will then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1% of aggregate gross offering proceeds from our primary offering.	$20,000,000

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering(1)

Acquisition and Operational Stage

Acquisition Fees (5) (Advisor)	We will pay to our advisor 2% of the contract purchase price of each property or other real estate investment we acquire.	$33,580 - Minimum (estimate only) $35,630,000 - Maximum (estimate without leverage) $71,262,200 - Maximum (estimate assuming 50% leverage) $142,528,000 - Maximum (estimate assuming 75% leverage)
Acquisition Expenses (5) (Advisor)
We will reimburse our advisor and unaffiliated third parties for actual acquisition expenses incurred in the process of acquiring our properties. We estimate these expenses will be approximately 1% of the contract purchase price of each property.
$16,790 - Minimum (estimate only) $17,815,000 - Maximum (estimate without leverage) $35,631,100 - Maximum (estimate assuming 50% leverage) $71,264,000 - Maximum (estimate assuming 75% leverage)

Asset Management Fee (6) (Advisor)	We will pay to our advisor a monthly fee up to 0.0833%, which is one-twelfth of 1%, of the average invested assets.	Actual amounts are dependent upon the asset value of our properties and, therefore, cannot be determined at the present time.

Operating Expenses (7) (Advisor)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Property Management Fees (8) (Property Manager)
We expect that we will contract directly with non-affiliated third party property managers with respect to our individual properties. In such event, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. In the event that we contract directly with our property manager with respect to a particular property, we will pay our property manager aggregate property management fees of up to 3%, or greater if the lease so allows, of gross revenues received for management of our properties, plus reimbursable costs as applicable. These property management fees may be paid or re-allowed to third party property managers.
Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Incentive Plan Compensation (Independent Directors)
We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time. While our plan is broad in scope, we only intend to issue restricted stock and/or stock options to our independent directors at this time. See “Management —  Employee and Director Long-Term Incentive Plan.”
Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering(1)
Liquidation/Listing Stage
Disposition Fee (9) (Advisor)
Up to one-half of the competitive commission rate, but in no event to exceed an amount equal to 2% of the contract sale price for each property sold for substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of the property.
Not determinable at this time.

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (10) (11) (Advisor)
Upon sale of our properties, we will pay our advisor distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded return.
Not determinable at this time.

Subordinated Distribution Due Upon Termination of the Advisory Agreement (not payable if we are listed on an exchange or have merged) (10) (Advisor)
Upon an involuntary termination or non-renewal of the advisory agreement (other than for a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor), our advisor will be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest. The subordinated distribution will be equal to 15% of the amount by which (i) the appraised value of our properties, less the current outstanding amount of liabilities secured by our assets, plus the amount of all prior distributions we have paid through the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return from inception through the termination date.

Such distribution is reduced by any prior payment to our advisor of a subordinated share of net sale proceeds.

This subordinated distribution will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to convert the balance of the fee into operating partnership units or shares of our common stock. In addition, if we merge or otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.
Not determinable at this time.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (10)(11)(12) (Advisor)
In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing distribution from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the average “market value” of the shares issued and outstanding at listing over a period of 30 trading days selected by the advisor, beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange plus all distributions we made before listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% cumulative, non-compounded annual return to investors.

This subordinated incentive listing distribution will be paid in cash, operating partnership units or shares of our common stock (or any combination thereof) in the sole discretion of our independent directors.
Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering(1)
Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge and are not listed on an exchange) (10)(11)(12) (Advisor)
Upon a merger or other corporate reorganization, we will pay our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction), plus all distributions we made prior to such transaction, exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% cumulative, non-compounded annual return to investors.
Not determinable at this time.
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(1)
The estimated maximum dollar amounts are based on the sale of the maximum of $2,000,000,000 in shares in our primary offering allocated as $1,000,000,000 in shares of Class A common stock at $10.00 per share and $1,000,000,000 in shares of Class T common stock at $9.4241 per share. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)
In no event may the total organization and offering expenses (including sales commissions, dealer manager fees, and stockholder servicing fees ) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

(3)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(4)
Includes all expenses (other than sales commissions, dealer manager fees, and stockholder servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of the gross offering proceeds from this offering, upon termination or completion. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which this offering terminates or is completed, our advisor must reimburse us for any excess amounts. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1% of gross offering proceeds raised in our primary offering.

(5)
We will pay our advisor an acquisition fee of 2% of the contract purchase price, which is the amount actually paid or allocated in respect to the purchase, development, construction, or improvement of each property or real estate related investment we acquire (exclusive of acquisition fees and acquisition expenses). Actual amounts are dependent upon the purchase price we pay for our properties. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. We will also pay acquisition expenses to third parties for customary third party acquisition expenses including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment shall be reasonable and shall not exceed 6% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition fees and acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 50% leverage to acquire our properties. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv)

proceeds from the sale of shares under our distribution reinvestment plan to the extent not used to fund stock repurchases under our share redemption program.

(6)
The asset management fee we pay to our advisor is a monthly fee equal to one-twelfth of 1% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The asset management fee is payable for asset management services, including, but not limited to, the following: negotiating and servicing our debt facilities and other financings; monitoring applicable markets and obtaining reports where appropriate, concerning the value of our investments; monitoring and evaluating the performance of our investments; providing daily management services to us and performing and supervising the various management and operational functions related to our investments; coordinating with the property manager on its duties under any property management agreement and assisting in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement; coordinating and managing relationships between us and any joint venture partners; consulting with our officers and directors and providing assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and providing our officers and directors periodic reports regarding prospective investments in properties. Our advisor may elect to receive the asset management fee in cash, operating partnership units, or shares of our common stock (or any combination thereof). The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(7)
Commencing four fiscal quarters after the acquisition of our first real estate asset, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders.  In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. ”Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total Operating Expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, which include asset management fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)
Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses our advisor or its affiliates incur in managing the properties. Our property manager will be entitled to leasing fees not to exceed one month of rent for leasing new construction, and commissions that are customarily charged by others rendering the service. In addition, our property manager will be entitled to a construction management fee equal to 5% of the cost of improvements.

(9)
Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay to our advisor or its affiliate when added to the sums paid to unaffiliated parties for real estate commissions in connection with the sale of a property exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of such property or properties.

(10)
The annual return on invested capital is calculated on an aggregate weighted-average daily basis. In calculating the subordinated share of net sale proceeds, the subordinated distribution due upon termination of the advisory agreement, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.

(11)
Our advisor cannot earn more than one incentive distribution. Any receipt by our advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.

(12)
The market value of our outstanding stock for purposes of calculating the incentive distribution due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during a period of 30 trading days selected by the advisor, beginning after the first day of the 6th month, but not later than the last day of the 18th month, following listing, the commencement date of which will be chosen by our advisor in its sole discretion.

___________________________
If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.
Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”
STOCK OWNERSHIP
The following table shows, as of June 30, 2014, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Class
Griffin Capital Essential Asset Advisor II, LLC	100	100%
Kevin A. Shields, Chairman of the Board of Directors and Chief Executive Officer	100(3)	100%
Michael J. Escalante, President	—	—
Joseph E. Miller, Chief Financial Officer and Treasurer	—	—
David C. Rupert, Executive Vice President	—	—
Mary P. Higgins, Vice President and General Counsel	—	—
Howard S. Hirsch, Vice President and Secretary	—	—
Don G. Pescara, Vice President — Acquisitions	—	—
Julie A. Treinen, Vice President — Asset Management	—	—
Gregory M. Cazel, Independent Director	—	—
Timothy J. Rohner, Independent Director	—	—
All directors and executive officers as a group	100	100%
_____________

(1)	The address of each beneficial owner listed is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following June 30, 2014. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock show as beneficially owned by them.

(3)	Includes 100 shares owned by Griffin Capital Essential Asset Advisor II, LLC, which is indirectly owned and controlled by Kevin A. Shields.
_____________
CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.
Our advisor and its affiliates will try to balance our interests with their duties to other programs sponsored by our advisor. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. See “Risk Factors — Risks Related to Conflicts of Interest.”

Interests in Other Real Estate Programs
Affiliates of our advisor are sponsoring, or co-sponsoring, 17 other real estate programs, including seven programs having investment objectives and legal and financial obligations similar to ours, and GCEAR, GAHR II, and GAHR III, each of which are publicly-registered non-traded real estate investment trusts. Affiliates of our advisor and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Specifically, GCEAR is focused on single tenant business essential properties and may directly compete with us. See “Conflicts of Our Sponsor” below. Furthermore, affiliates of our advisor and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, some of which may have similar investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs. See “Certain Conflict Resolution Procedures” below.
Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.
Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.
Conflicts of Our Sponsor
Concurrent with this offering our sponsor also serves as sponsor for GCEAR, a publicly-registered, non-traded real estate investment trust focused on single tenant business essential properties. In addition, our sponsor, through a wholly-owned subsidiary, is concurrently serving as a co-sponsor for GAHR II and GAHR III, publicly-registered, non-traded real estate investment trusts focused on healthcare properties. Our sponsor also wholly-owns the entity serving as the advisor of GAHR II and GAHR III. We expect that GAHR III will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may result in conflicts of interest related to our sponsor’s time commitments, among other things. Further, pursuant to the advisory agreement between GCEAR and its advisor, which is an affiliate of our sponsor, and pursuant to the respective advisory agreements between GAHR II and a wholly-owned subsidiary of our sponsor and GAHR III and a wholly-owned subsidiary of our sponsor, our sponsor, through these affiliated entities, will receive certain fees for the advisory services provided to GCEAR, GAHR II, and GAHR III, respectively, which fees may result in conflicting interests.
Other Activities of Our Advisor and its Affiliates
We will rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor’s management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.
We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties. There are no limitations on the sale price in such transactions. However, we will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.
Competition in Acquiring, Leasing and Operating Properties
Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs sponsored by our advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor were to compete for the same tenants, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
Since Griffin Capital Securities, Inc., our dealer manager, is an affiliate of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus. Additionally, our dealer manager is also serving as the dealer manager for GCEAR and GAHR III, which will result in competing demands for our dealer manager’s time and efforts relating to the distribution of our shares and shares of GCEAR and GAHR III.
Affiliated Property Manager
We anticipate that properties we acquire will be managed by our affiliated property manager, Griffin Capital Essential Asset Property Management II, LLC, pursuant to property management agreements for each property we acquire. It is the duty of our board to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property managers for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation
Baker Donelson acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Baker Donelson may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.
Joint Ventures with Affiliates of Our Advisor
We expect to enter into joint ventures with other programs sponsored by our advisor (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Related Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.
Receipt of Fees and Other Compensation by Our Advisor and its Affiliates
Our advisor and its affiliates will receive substantial fees from us. See “Management Compensation.” Some of these fees will be paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates will receive:

•
acquisition fees upon any acquisition, regardless of purchase price, which may incentivize our advisor to recommend properties that might not otherwise be in your best interest, and regardless of whether the property will be profitable in the future;

•
asset management fees based on the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, and not based on performance of our properties; and

•	subordinated participation interest in our operating partnership which will be payable only after the return to stockholders of their capital contributions plus cumulative returns on such capital.
Although the acquisition and asset management fees will be paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, if our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.
The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•
subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based share of net sale proceeds;

•
property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller, as well as acquisition fees for our advisor;

•
property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for its services to the buyer, as well as disposition fees and subordinated share of net sale proceeds to our advisor;

•
whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing distribution or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•
whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to a success-based distribution but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Conflict Resolution Procedures
Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.
First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.
Second, our charter contains, or we are otherwise subject to, a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•
We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•
We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•
In the event that an investment opportunity becomes available, our sponsor will first present the opportunity to GCEAR, who has a right of first refusal on all single tenant net lease real estate assets that fit within the investment objectives of GCEAR until the earlier to occur of (a) the date that is six months after the completion of GCEAR’s last offering of shares of its common stock or (b) the date on which GCEAR has invested all of its available investment equity and achieved a blended loan-to-value ratio of at least 40% across its portfolio of properties; provided that this right of first refusal will expire no later than October 29, 2014. Following the expiration of GCEAR’s right of first refusal, our sponsor will allocate potential investment opportunities to GCEAR and to us based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial impact of the acquisition on each program, including each program’s earnings and distribution ratios;

•	various strategic considerations that may impact the value of the investment to each program;

•	the effect of the acquisition on diversification of each program’s investments; and

•	the income tax effects of the purchase to each program.
If, after consideration of these factors, the investment opportunity is suitable for GCEAR and for us, then:
•GCEAR will have priority for investment opportunities of $75 million or greater; and

•	we will have priority for investment opportunities of $35 million or less, until such time as we reach $500 million in aggregate assets (based on contract purchase price).
In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for GCEAR and us, the sponsor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity.
If the sponsor no longer sponsors GCEAR, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our sponsor, our sponsor has agreed to present such investment opportunities to us first, prior to presenting such opportunities to any other programs sponsored by or affiliated with our sponsor. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program’s investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment; and

•	amount of funds available to each program and the length of time such funds have been available for investment.

•
If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•
We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows our ownership structure and entities that are affiliated with our advisor and sponsor as of June 30, 2014.

*
The address of all of these entities is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245, except for Griffin Capital Securities, Inc., which is located at 18191 Von Karman Avenue, Suite 300, Irvine, CA 91612.

** Griffin Capital Corporation is owned by Kevin A. Shields, our Chairman and Chief Executive Officer.

PLAN OF OPERATION
The following discussion and analysis should be read in conjunction with our accompanying consolidated balance sheet and the notes thereto as of February 11, 2014 and March 31, 2014 (unaudited) contained in this prospectus.
General
As of the date of this prospectus, we have not commenced operations. After the minimum subscription of $2,000,000 in shares is achieved, in any combination of purchases of Class A shares and Class T shares, subscription proceeds will be released to us and applied to investments in properties and other assets and the payment or reimbursement of sales commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.
We have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.
Our advisor may, but will not be required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as major repairs or capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. We do not anticipate establishing a general working capital reserve out of the proceeds of this offering.
The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or from proceeds raised in this offering, or a combination thereof, or we may selectively encumber all or certain properties, if favorable financing terms are available, in connection with or following acquisition in accordance with our financing strategy. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.
We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2014. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year subsequent to the year in which we initially qualified to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with the year ending December 31, 2014, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.
Upon our qualification as a REIT, we will monitor the various qualification tests that we must meet to maintain our status as a REIT, including the minimum number of 100 stockholders and limitations of ownership. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification as a REIT” are met.

Liquidity and Capital Resources
We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates, from time to time, as we need to fund our operating expenses incurred before we have raised the minimum offering. After we break escrow, we expect we will meet our short-term operating liquidity requirements from the proceeds of this offering and that any advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in the “Management Compensation” section of this prospectus. We do not expect our operating costs to be significant until we make our initial investments. We expect that any advances will be made under an advance arrangement, which will not be written, with our advisor. We expect that this arrangement will allow for repayments to be made as funds are available from the offering proceeds or from operating cash flows, but no later than two years from the date of the advance. The terms of the arrangement will be finalized upon the initial advance, if any. The offering and organizational costs associated with this offering will initially be paid by our advisor, which may be reimbursed for such costs up to 3.5% of the gross offering proceeds raised by us in this offering, but subject to the limitations set forth in the “Management Compensation” section of this prospectus. After we make our initial investments from the proceeds of this offering, we expect our short-term operating liquidity requirements to be met through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.
On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items, other than property acquisitions, will be met from cash flow generated from operations and proceeds received from this offering. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential property acquisitions and engage in negotiation of specific terms with sellers on our behalf. Investors should be aware that after a purchase contract is executed, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal, an inspection of the property condition and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.
Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code.
Potential future sources of capital include proceeds from this offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Currently, we do not have a credit facility or other third party source of liquidity. To the extent we do not secure a credit facility or other third party source of liquidity, we will be dependent upon the proceeds of this offering and income from operations in order to meet our long-term liquidity requirements and to fund our distributions.
Results of Operations
As of the initial date of this prospectus, no operations had commenced. No operations will commence until we have sold $2,000,000 in shares of our common stock in this offering, in any combination of purchases of Class A shares and Class T shares. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally (such as lower capitalization and tightening in the debt markets), that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.
Inflation
The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, our leases typically do not include provisions that would protect us from the impact of inflation. We will attempt to secure leases that require the tenants to pay, directly or indirectly, all operating expenses and certain capital expenditures, which will protect us from increases in certain expenses, including, but not limited to, material and labor costs.
Summary of Significant Accounting Policies
We have established accounting policies which conform to generally accepted accounting principles (“GAAP”) as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification” or “ASC”). The preparation of our consolidated financial statements in accordance with GAAP will require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. If our judgment or interpretation of the facts and circumstances relating to the various transactions are different, it is possible that different estimates would will be applied, thus resulting in a different presentation of the financial statements.
We believe the accounting policies listed below are the most critical in the preparation of our consolidated financial statements. These policies are described in greater detail in Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to the consolidated financial statements:

•	Real Estate- Valuation and purchase price allocation, depreciation;

•	Impairment of Real Estate and Related Intangible Assets and Liabilities;

•	Revenue Recognition;

•	Noncontrolling Interests in Consolidated Subsidiaries;

•	Fair Value Measurements;

•	Income Taxes- Deferred tax assets and related valuation allowance, REIT qualification; and

•	Loss Contingencies

•	Related Party Transactions.
PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of certain real estate programs sponsored by our sponsor, Griffin Capital Corporation, and its affiliates, through December 31, 2013 (unless otherwise noted). You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The Prior Performance Summary should be read in conjunction with the Prior Performance Tables in Appendix A.
The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information regarding programs sponsored or co-sponsored by our sponsor. As described below, our sponsor has sponsored or co-sponsored both public and private offerings of real estate programs that have investment objectives, including particular investment types, that are considerably similar to ours. Some programs remaining in operation may acquire additional properties in the future. Our sponsor intends to continue to sponsor public and private offerings of real estate programs. To the extent that such future offerings or programs remaining in operation share the same or similar investment objectives as us or acquire properties in the same or nearby markets as us, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of our prospectus for additional information. Programs that list substantially the same investment objectives as we do in our prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective. As described in the “Investment Objectives and Related Policies – Investment Strategy” section of our prospectus, we believe that only those single tenant net lease private programs previously sponsored by our sponsor have similar investment objectives to ours because of, among other things, the reliance on the creditworthiness of single tenants, the net lease nature and duration of the leases, the predictability of the cash flows, and the focus on assets that are mission critical to the business operations of the tenant.
The information in this summary represents the historical experience of the Griffin Capital Corporation co-sponsored program and Griffin Capital Corporation-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties (Table V).
Of the prior public real estate programs sponsored or co-sponsored by Griffin Capital Corporation, only one program, GAHR II (as defined below) had completed its offerings as of December 31, 2013. As of December 31, 2013, GAHR II had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event. See “ - Griffin-American Healthcare REIT II, Inc.,” below.
The purpose of this prior performance information is to enable you to evaluate accurately Griffin Capital Corporation’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Programs Sponsored or Co-Sponsored by Griffin Capital
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), a publicly registered, non-traded real estate investment trust formed in August 2008, has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. GCEAR has not disposed of any properties through December 31, 2013. On November 6, 2009, GCEAR commenced its initial public offering of up to a maximum of 82.5 million shares of common stock, consisting of 75 million shares for sale to the public and 7.5 million shares for sale pursuant to its distribution reinvestment plan. Prior to the commencement of its initial public offering, GCEAR engaged in a private offering to accredited investors only and raised approximately $2.4 million through the issuance of 0.3 million shares. On April 25, 2013, GCEAR terminated its initial public offering, having issued approximately 19.2 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $191.5 million in its public offering, of which 0.6 million shares, or $5.6 million, were issued pursuant to its distribution reinvestment plan. On April 26, 2013, GCEAR commenced a follow-on public offering of shares. Through December 31, 2013, GCEAR had issued approximately 49.7 million shares of its common stock to approximately 12,796 investors, including 1.3 million shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $504.5 million in connection with its public offerings. Through December 31, 2013, GCEAR redeemed 97,000 shares of common stock for approximately $0.9 million at a weighted average price per share of $9.78.
Using a combination of approximately 56.4% debt, 21.2% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset REIT Operating Partnership, LP, 18.4% offering proceeds, and 4.0% issuance of limited partnership units in Griffin Capital Essential Asset REIT Operating Partnership, LP, as of December 31, 2013, GCEAR had acquired 42 existing properties in 18 states for an aggregate purchase price of approximately $1.177 billion. The 42 properties encompass approximately 8.9 million rentable square feet:

Property/ Location	Acquisition Date	Major Lessee	% Leased by Major Lessee	% Leased	Year Built/ Renovated	Purchase Price	Approx. Square Feet	Annualized Net Rent (1)	Annualized Net Effective Rent per Square Foot (2)	Year of Lease Expiration (Major Lessee)
Renfro Clinton, SC	6/18/2009	Renfro Corp	100%	100%	1986	$21,700,000	566,500	$2,060,000	$3.64	2021
Plainfield Plainfield, IL	6/18/2009	Chicago Bridge & Iron Company (Delaware)	100%	100%	1958-1991	32,660,000	176,000	2,587,000	14.70	2022
Will Partners Monee, IL	6/4/2010	World Kitchen, LLC	100%	100%	2000	26,305,000	700,200	2,311,000	3.30	2020
Emporia Partners Emporia, KS	8/27/2010	Hopkins Enterprises, Inc.	100%	100%	1954/2000	8,360,000	320,800	887,000	2.76	2020
ITT Los Angeles, CA	9/23/2010	ITT Educational Services, Inc.	100%	100%	1996/2010	7,800,000	35,800	762,000	21.28	2016
Quad/Graphics Loveland, CO	12/30/2010	World Color (USA), LLC	100%	100%	1986/1996/2009	11,850,000	169,800	1,216,000	7.16	2022
LTI Carlsbad, CA	5/13/2011	Life Technologies Corporation	100%	100%	1999	56,000,000	328,700	4,277,000	13.01	2022
AT&T Redmond, WA	1/31/2012	AT&T Services, Inc.	100%	100%	1995	40,000,000	155,800	3,182,000	20.42	2019
Westinghouse Cranberry Township, PA	3/22/2012	Westinghouse Electric Company, LLC	100%	100%	2010	36,200,000	118,000	2,887,000	24.47	2025
TransDigm Whippany, NJ	5/31/2012	TransDigm (3)	100%	100%	1986	13,000,000	114,300	1,131,000	9.90	2018
Travelers Greenwood Village, CO	6/29/2012	Travelers Indemnity	100%	100%	1982/2005	16,100,000	131,000	1,323,000	10.10	2024
Zeller Plastik Libertyville, IL	11/8/2012	Zeller Plastik USA, Inc.	100%	100%	1992/2003	15,600,000	193,700	1,293,000	6.68	2022
Northrop Grumman Beavercreek, OH	11/13/2012	Northrop Grumman Systems Corp.	100%	100%	2012	17,000,000	99,200	1,510,000	15.22	2019
Health Net Rancho Cordova, CA	12/18/2012	Health Net of California, Inc.	100%	100%	2012	22,650,000	145,900	2,188,000	15.00	2022
Comcast Greenwood Village, CO	1/11/2013	Comcast Cable Holdings, LLC	100%	100%	1980	27,000,000	157,300	2,254,000	14.33	2021
Boeing Renton, WA	2/15/2013	The Boeing Company	100%	100%	1990	12,000,000	70,100	963,000	13.74	2017
Schlumberger Houston, TX	5/1/2013	Schlumberger Technology Corporation	100%	100%	1999	48,750,000	149,700	2,985,000	19.94	2024
UTC Charlotte, NC	5/3/2013	United Technologies Corporation ("UTC")	100%	100%	1999	39,188,000	198,900	2,560,000	12.87	2025
Avnet Chandler, AZ	5/29/2013	Avnet, Inc.	100%	100%	2008	32,462,100	231,400	2,758,000	11.92	2018

Property/ Location	Acquisition Date	Major Lessee	% Leased by Major Lessee	% Leased	Year Built/ Renovated	Purchase Price	Approx. Square Feet	Annualized Net Rent (1)	Annualized Net Effective Rent per Square Foot (2)	Year of Lease Expiration (Major Lessee)
Cigna Phoenix, AZ	6/20/2013	Connecticut General Life Insurance Company	100%	100%	2001	54,500,000	232,600	3,626,000	15.59	2023
Nokia Arlington Heights, IL	8/13/2013	Nokia Solutions & Networks	100%	100%	1989	29,540,000	214,200	2,171,000	10.14	2025
Verizon Warren, NJ	10/3/2013	Cellco Partnership d/b/a Verizon Wireless	100%	100%	1997	40,000,000	210,500	3,334,000	15.84	2020
Fox Head Irvine, CA	10/29/2013	Fox Head, Inc.	100%	100%	2012	27,250,000	81,600	1,806,000	22.13	2028
Coca-Cola Refreshments Atlanta, GA	11/5/2013	Coca-Cola Refreshments USA	94.3%	100%	1985	56,700,000	315,900	4,840,000	15.31	2018
Atlanta Wildwood(4) Atlanta, GA	11/5/2013	Hyundai Capital USA/BlueLinx	50%/100%	50%/100%	1995	28,000,000	250,000	2,857,000	11.43	2019
General Electric Atlanta, GA	11/5/2013	General Electric Company	100%	100%	1998	61,000,000	265,100	4,219,000	15.91	2025
Community Insurance Mason, OH	11/5/2013	Community Insurance Company	100%	100%	2003	23,500,000	223,500	2,419,000	10.82	2019
Anthem Mason, OH	11/5/2013	Anthem Prescription Management	100%	100%	1997	9,500,000	78,200	939,000	12.01	2019
JPMorgan Chase Westerville, OH	11/5/2013	JPMorgan Chase	100%	100%	1972	44,500,000	388,700	3,183,000	8.19	2025
IBM Dublin, OH	11/5/2013	IBM	87.6%	100%	1990	37,300,000	322,700	4,097,000	12.70	2020
Aetna Arlington, TX	11/5/2013	Aetna Life Insurance Company	86.7%	94.0%	1998	16,000,000	139,400	1,480,000	10.62	2020
CHRISTUS Health Irving, TX	11/5/2013	CHRISTUS Health	97.8%	100%	1998	46,350,000	253,300	2,926,000	11.55	2024
Roush Industries Allen Park, MI	11/5/2013	Roush Industries	100%	100%	2000	12,250,000	169,200	1,336,000	7.90	2015
Eagle Rock Executive Office Center East Hanover, NJ	11/5/2013	GfK Holding, Inc.	17.3%	35.5%	1990	6,500,000	177,800	808,000	4.54	2024
College Park Plaza Indianapolis, IN	11/5/2013	Republic Airways Holdings	42.3%	82.2%	1998	7,400,000	179,500	1,412,000	7.87	2015
Wells Fargo Milwaukee, WI	11/5/2013	Wells Fargo Bank, N.A.	100%	100%	1990	26,000,000	229,600	2,104,000	9.16	2019

Property/ Location	Acquisition Date	Major Lessee	% Leased by Major Lessee	% Leased	Year Built/ Renovated	Purchase Price	Approx. Square Feet	Annualized Net Rent (1)	Annualized Net Effective Rent per Square Foot (2)	Year of Lease Expiration (Major Lessee)
One Century Place Nashville, TN	11/5/2013	Willis North America	33.2%	89.6%	1991	70,000,000	538,800	5,873,000	10.90	2026
Shire Pharmaceuticals Wayne, PA	11/5/2013	Shire Pharmaceuticals, Inc.	100%	100%	1985	21,500,000	114,100	2,252,000	19.74	2017
Comcast (Northpointe Corporate Center I) Lynwood, WA	11/5/2013	Comcast Corporation	100%	100%	2007	27,000,000	87,400	1,751,000	20.03	2017
Northpointe Corporate Center II Lynwood, WA	11/5/2013	Vacant	(N/A)	0%	2007	(5)	69,000	N/A	N/A	N/A
United HealthCare St. Louis, MO	11/5/2013	United HealthCare Services	100%	100%	1998	28,000,000	188,500	2,755,000	14.62	2018
Farmers Olathe, KS	12/27/2013	Farmers Insurance Exchange	100%	100%	2007	19,100,000	102,000	1,454,000	14.25	2024
Total						$1,176,515,100	8,894,700	$96,776,000	$10.88
_______________

(1) The annualized net rent is the contractual base rental payments for the twelve-month period subsequent to November 1, 2013, including contractual ancillary rents such as antenna and parking rent, taking into consideration contractual rent increases for the period presented, net of rent concessions and abatements. Full service gross leases are shown net of annual operating expenses. The net rent for the Emporia Partners property is shown net of the annualized priority return of $0.6 million due to Hopkins Enterprises, Inc.
(2) The annualized net effective rent per square foot is calculated by dividing the annualized net effective rent by the square footage for each property listed in the table above. The total amount represents the average rent per square foot.
(3) Formerly GE Aviation Systems.
(4) Property contains two separate buildings.
(5) Included in Comcast (Northpointe Corporate Center I) purchase price.
_______________

Griffin-American Healthcare REIT II, Inc.
Our sponsor serves as a co-sponsor of Griffin-American Healthcare REIT II, Inc. (“GAHR II”), a publicly registered, non-traded real estate investment trust formed in January 2009. GAHR II has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and GAHR II is the focus on a particular type or asset class of commercial property. In particular, we will focus on acquiring a portfolio of primarily single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. We will focus primarily on properties essential to the business operations of the tenant; located in primary, secondary and certain select tertiary markets; leased to tenants with stable and/or improving credit quality; and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent. GAHR II is focused on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments. GAHR II may also originate and acquire secured loans and other real estate-related investments. On August 24, 2009, GAHR II commenced its initial public offering of up to $3,285,000,000 of shares of common stock. From the commencement of its initial public offering to the termination of such offering on February 14, 2013, GAHR II received and accepted subscriptions in its initial offering for 123,179,064 shares of common stock, or approximately $1,233,333,000, and a total of $40,167,000 in distributions were reinvested and 4,205,920 shares of common stock were issued pursuant to its distribution reinvestment plan, or DRP.
On February 14, 2013, GAHR II commenced a best efforts follow-on public offering of up to $1,650,000,000 in shares of common stock, in the initial amount of up to $1,500,000,000 in shares of common stock for $10.22 per share in the primary offering and $150,000,000 in shares of common stock for $9.71 per share pursuant to the DRP. GAHR II reserved the right to reallocate the shares of common stock offered in the follow-on offering between primary offering and the DRP. As such, during the follow-on offering, GAHR II reallocated an aggregate of $107,200,000 in shares from the DRP to the primary offering. Accordingly, GAHR II offered to the public up to $1,607,200,000 in shares of common stock in the primary offering and up to $42,800,000 in shares of common stock pursuant to the DRP.
On October 30, 2013, GAHR II terminated the follow-on offering. From the commencement of the follow-on offering to the termination of such offering, GAHR II received and accepted subscriptions in the follow-on offering for 157,622,743 shares of common stock, or $1,604,996,000, and a total of $42,713,000 in distributions were reinvested and 4,398,862 shares of common stock were issued pursuant to the DRP. The total number of investors in GAHR II's initial and follow-on public offerings was approximately 65,406 investors.
On September 9, 2013, GAHR II filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, to register a maximum of $100,000,000 of additional shares of common stock pursuant to the distribution reinvestment plan, or the Secondary DRP. The Registration Statement on Form S-3 was automatically effective with the SEC upon its filing; however, GAHR II did not commence offering shares pursuant to the Secondary DRP until October 30, 2013 following the termination of the follow-on offering. As of December 31, 2013, a total of $18,448,000 in distributions were reinvested and 1,899,892 shares of common stock were issued pursuant to the Secondary DRP.
As disclosed in GAHR II’s prospectus, GAHR II intends to effect a liquidity event within five years after completion of its offering stage. As of December 31, 2013, GAHR II had not yet effectuated such a liquidity event.
As of December 31, 2013, GAHR II operates through five reportable business segments - medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing-RIDEA. As of December 31, 2013 GAHR II had completed the acquisition of 279 buildings and approximately 10,565,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $2,785,711,000. GAHR II has not disposed of any properties through December 31, 2013.
In November 2011, the independent directors of GAHR II determined that it was in the best interests of that company and its stockholders to transition advisory and dealer manager services from affiliates of Grubb & Ellis Company to affiliates of American Healthcare Investors LLC and Griffin Capital Corporation, as co-sponsors. At that time, GAHR II terminated its agreements with Grubb & Ellis Company and its subsidiaries and executed new agreements with our sponsor, American Healthcare Investors LLC, and their affiliates. After a 60-day transition period required pursuant to the terminated agreements, the transition of the advisory and dealer manager services to affiliates of our sponsor and American Healthcare Investors LLC was completed in January 2012. On February 20, 2012, Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection. To further ensure the separation from Grubb & Ellis Company, in September 2012, GAHR II entered into an agreement whereby it satisfied all fees owing under the terminated advisory agreement and purchased any right Grubb & Ellis Company may have had to a subordinated distribution upon liquidation. The transition from the sponsorship of Grubb & Ellis Company to the co-sponsorship by American Healthcare Investors LLC and Griffin Capital Corporation did not result in any significant disruptions to the business operations or the public offering of GAHR II, and therefore neither the transition of the advisory and dealer manager services to affiliates of our co-sponsors, nor the bankruptcy of Grubb & Ellis Company and its subsidiaries had a material negative effect on GAHR II.
Private Programs — Overview
The prior privately-offered programs sponsored by our sponsor include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine assets, one hotel asset tenant-in-common offering (sold in October 2012, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Appendix A), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Appendix A), a Delaware Statutory Trust offering consisting of a single tenant office building and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility. Investors in the tenant-in-common offerings acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, these 21 privately-offered programs, which programs acquired 100% existing real estate assets, raised approximately $309.5 million of gross offering proceeds from approximately 637 investors, as of December 31, 2013. With a combination of offering proceeds and debt, these 21 privately-offered programs invested approximately $864.5 million (including acquisition costs and funded reserves) in 29 properties. An affiliate of our sponsor was an investor in all but one of these private programs, with ownership interests between 1.0% and 24.65%.
See Table II of the Prior Performance Tables attached to this prospectus as Appendix A for more detailed information about the compensation paid to our sponsor for certain of these programs.
Based on the aggregate amount of acquisition costs, the property type of the assets in these 21 programs can be categorized as indicated in the chart below.

As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows:

Allocation by State

based on aggregate amount of acquisition costs

Tennessee 5%
Missouri 4%
Georgia 7%
Ohio 5%
Minnesota 7%
Washington 4%
Illinois 24%
California 41%
Michigan 3%

As a percentage of acquisition costs, the allocation of financing proceeds for these 21 programs is 64% debt proceeds and 36% offering proceeds.
See Table III of the Prior Performance Tables included in Appendix A for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.
Below is a summary of the eleven private programs previously sponsored by our sponsor categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of our sponsor.

Programs offered during the previous five years:
Single Tenant Business Essential Program
Two single tenant Delaware Statutory Trusts are considered to have similar investment objectives to ours. The privately-offered program in Nashville, Tennessee raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, this privately offered program having similar investment objectives invested approximately $39.7 million (including acquisition costs and funded reserves) in the property. The privately-offered program in Jefferson, Missouri raised approximately $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, this privately-offered program having similar investment objectives invested approximately $31.9 million (including acquisition costs and funded reserves) in the property.
Griffin Capital (Nashville) Investors, DST
Griffin Capital (Nashville) Investors, DST, or HealthSpring, is a privately-offered Delaware Statutory Trust offering. HealthSpring completed its offering on September 6, 2013 and raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 40% and 60% of acquisition costs, respectively, HealthSpring has invested approximately $39.7 million (including acquisition costs) in the following asset:

Tenant:	HealthSpring, Inc.
Location:	530 & 500 Great Circle Road, Nashville, Tennessee 37228
Square Footage:	170,515 square feet
Land Area:	21.07 acres
Asset Class:	Office
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The HealthSpring Operational Headquarters is a 21.07-acre office complex site consisting of a one-story, two building office campus with a total of 170,515 square feet of net rentable space between the two buildings and 996 surface parking spaces, located in Nashville, Tennessee. The operating partnership of GCEAR has an option to acquire the beneficial ownership interest from the 38 beneficial owners after the investment has been held for one year.
Griffin Capital (Highway 94) Investors, DST
Griffin Capital (Highway 94) Investors, DST, or Highway 94, is a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on November 22, 2013 and raised approximately $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31.85 million (including acquisition costs) in the following asset:

Tenant:	ABB Power T&D Company, Inc. (ABB)
Location:	500 West Highway 94, Jefferson City, Missouri 65101
Square Footage:	660,000 square feet
Land Area:	97.24 acres
Asset Class:	Industrial, with attached office
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The property is a 660,000 square foot single level manufacturing facility, including a two-story attached office area of approximately 64,000 square feet. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. and serves as a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of GCEAR has an option to acquire the beneficial ownership interest from the 45 beneficial owners after the investment has been held for one year.
Programs offered greater than five years ago:
Will Partners Investors, LLC
Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6.34 million of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24.0 million (including acquisition costs) in the following asset:

Tenant:	World Kitchen, LLC
Location:	5800 Industrial Drive, Monee, Illinois 60449
Square Footage:	700,200 square feet
Land Area:	34.3 acres
Asset Class:	Industrial; Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is a 700,200 square foot, Class A industrial building, located in Monee (suburban Chicago), Illinois. The property is 100% leased to World Kitchen, LLC, a manufacturer of bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. In June 2013, World Kitchen, LLC vacated the Will Partners property. On January 24, 2014 a termination agreement was reached in which World Kitchen, LLC would pay a termination fee of $7.125 million and approximately $0.5 million for specific renovations and be relieved of any further obligation under the lease. The termination fee will be financed over a 5.5 year period, with equal quarterly installments, including interest payments at 5.5%. The property manager is actively involved in finding an appropriate replacement tenant.
An entity affiliated with our sponsor and three unaffiliated third party investors contributed their respective equity interests in this property to GCEAR on June 4, 2010.
Griffin Capital (Carlsbad Pointe) Investors, LLC
Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised approximately $15.5 million of gross offering proceeds from a total of 30 investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52.5 million (including acquisition costs) in the following asset:

Tenant:	Life Technologies Corporation (formerly Invitrogen Corporation) (LTI)
Location:	5781 Van Allen Way, Carlsbad, California 92008
Square Footage:	328,655 square feet
Land Area:	27.91 acres
Asset Class:	Office (Bio-Medical Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long-term corporate campus plan. On February 3, 2014, LTI was acquired by and became a wholly-owned subsidiary of Thermo Fisher Scientific. Thermo Fisher Scientific (NYSE: TMO) is focused on providing precision laboratory equipment. Life Technologies is now referred to as Life Sciences Solutions Group and remains obligated to the lease.
Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GCEAR on May 13, 2011.
Griffin Capital (Shellmound) Investors, LLC
Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised approximately $7.4 million of gross offering proceeds from a total of 19 investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17.9 million (including acquisition costs) in the following asset:

Tenant:	Ex’pression College for Digital Arts
Location:	6601-6603 Shellmound Street, Emeryville, California 94608
Square Footage:	63,273 square feet
Land Area:	2.20 acres
Asset Class:	Office (Flex)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is 100% leased to and occupied by Ex’pression College for Digital Arts pursuant to a 10-year, 10 month triple-net lease expiring in November 2016. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus.
Griffin Capital (Puente Hills) Investors, LLC
Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.15 million of gross offering proceeds from a total of 29 investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24.75 million (including acquisition costs) in the following asset:

Tenant:	Currently Vacant
Location:	17320 Gale Avenue, Puente Hills, California 91748
Square Footage:	76,109 square feet
Land Area:	3.41 acres
Asset Class:	Retail (Car Dealership)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (ARG Restaurants) Investors, DST
Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised approximately $12.9 million of gross offering proceeds from a total of 60 investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in the following assets:

Tenant:	American Restaurant Group, Inc. operating as Black Angus Steakhouse Restaurants
Location:
1625 Watt Avenue, Sacramento, California 95864 (sold)
1011 Blossom Hill Road, San Jose, California 95123
1000 Graves Avenue, El Cajon, California 92021
707 E Street, Chula Vista, California 91910
1616 Sisk Road, Modesto, California 95350 (sold)
3610 Park Sierra Boulevard, Riverside, California 92505 (sold)
7111 Beach Boulevard, Buena Park, California 90621
23221 Lake Center Drive, El Toro, California 92630 (sold)
3601 Rosedale Highway, Bakersfield, California 93308

Square Footage:	88,686 Square Feet in total
Asset Class:	Retail (Free Standing Restaurants)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term triple-net lease.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.
Griffin Capital (Redwood) Investors, LLC
Griffin Capital (Redwood) Investors, LLC, or Redwood, is a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11.38 million of gross offering proceeds from a total of 28 investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26.88 million (including acquisition costs) in the following asset:

Tenant:	DPR Construction, Inc.
Location:	1450 Veterans Boulevard, Redwood City, California 94063
Square Footage:	53,000 Square Feet
Land Area:	1.81 acres
Asset Class:	Office
No. of Stories:	Three-Story
Lease Type:	Absolute Triple-Net
The property is a 53,000 square foot, Class A office building, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare.

Griffin Capital (Independence) Investors, LLC
Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 23 investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence has invested approximately $39.8 million (including acquisition costs) in the following asset:

Tenant:	L.D. Kichler Company
Location:	7711 East Pleasant Valley Road, Independence, Ohio 44131
Square Footage:	630,000 square feet
Land Area:	38.83 acres
Asset Class:	Industrial (Office/Warehouse-Distribution Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is an office/warehouse-distribution center 100% leased pursuant to a long-term triple-net lease to L.D. Kichler Company, or Kichler. Located in Independence, Ohio just 15 minutes south of Cleveland’s central business district, the property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.
Griffin Capital (Bolingbrook) Investors, LLC
Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.05 million of gross offering proceeds from a total of 30 investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35.26 million (including acquisition costs) in the following assets:

Tenant:	Quantum Foods, LLC
Location:	750 South Schmidt Road & 525 Crossroads Pkwy, Bolingbrook, Illinois 60440
Square Footage:	265,870 square feet in total
Land Area:	One (1) 10.0 acre site and one (1) 4.30 acre site
Asset Class:	Industrial/Office; Freezer/Cooler Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The Quantum Foods properties are two single-story, freezer-cooler production and distribution properties consisting of 265,870 square feet leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations.
Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.
Griffin Capital (Westmont) Investors, LLC
Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised approximately $17.1 million of gross offering proceeds from a total of 26 investors. With a combination of offering proceeds and debt, which re presented 38% and 62% of the acquisition costs, respectively, Westmont has invested approximately $44.8 million (including acquisition costs) in the following asset:

Tenant:	SIRVA, Inc.
Location:	700 Oakmont Lane, Westmont, Illinois 60559
Square Footage:	269,715 square feet
Land Area:	17.93 acres
Asset Class:	Office
No. of Stories:	Multi-Story
Lease Type:	Triple-Net
The property is a 269,715 square foot, Class A office building located in Westmont, Illinois. The property is leased in its entirety pursuant to a triple-net lease to North American Van Lines, a subsidiary of SIRVA, Inc., or SIRVA. SIRVA is a large international moving and relocation services company, with operations in more than 40 countries. In addition to SIRVA’s core relocation services business, other business services include transferee counseling, home purchase programs, mortgage originations, expense management and the provision of destination “settling in” services. SIRVA markets these services under several, well-recognized brand names including SIRVA, North American Van Lines, Allied Worldwide, Global Van Lines and Pickfords.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.
Material Adverse Business Developments - Single Tenant Assets
Due to the challenging real estate market, credit market, and general economic conditions in recent years, the Griffin Capital Corporation-sponsored programs described below have experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, certain Griffin Capital Corporation-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, these Griffin Capital Corporation-sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs. These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Griffin Capital Corporation.

Tenant Vacancies, Litigation, and Financing
Griffin Capital (Puente Hills) Investors, LLC
The private offering related to the Superior Auto dealership located in Puente Hills, California was affected by the strained economic circumstances during both the latter half of 2007 and in 2008 and the additional stress this placed on the automotive industry and the financial industry. Superior Automotive, the parent of Superior Auto, was beset with a severe liquidity crisis. In late February 2009, Superior Automotive’s principal lender elected to cease its funding of Superior Auto’s operations, and Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital Corporation identified and negotiated with a prospective replacement tenant. During the period of this negotiation, the prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million resulting in a loss, based on total capitalization value at closing, of approximately $20.3 million. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital Corporation worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.
On June 26, 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital Corporation, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. In the suit, the lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital Corporation believed the suit to be frivolous and without merit, but retained counsel in the event it was necessary to defend against the action. The lender agreed to settle the suit and release the carve-out guarantors/investors. The settlement agreement was signed by most of the investors in September 2010. The lender dismissed the action with prejudice on September 21, 2010 as to all investors other than those that the lender deemed to be “non-executing defendants” because they either did not execute the settlement agreement or failed to execute the settlement agreement in a manner that was acceptable to the lender. The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement fee, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital Corporation. The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive.  Subsequent to settlement of the suit against the carve-out guarantors, the lender conducted settlement discussions with the lease guarantor, but they were unsuccessful in reaching an agreement and subsequently filed suit against the lease guarantor ("Kahn") and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from Nissan Motor Acceptance Corporation (“NMAC”).  Notably, the decision against the lease guarantor in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court’s judgment against him and Superior Auto Group (“SAG”) on their cross-complaint against NMAC. (NMAC had obtained a jury verdict of approximately $40MM on NMAC’s breach of contract claims against the guarantor). At the close of evidence, the trial court granted a non-suit on SAG’s tort claims against NMAC (most of which were based on fraud) and those claims were not presented to the jury.
Kahn/SAG appealed the nonsuit, but not the $40M breach of contract verdict. While the appeal was pending and, indeed, after briefing had started, the California Court of Appeal issued its decision in Riverisland Cold Storage, Inc. v. Fresno-Madera Production Credit Assn., overturning a 78-year old California precedent that oral promises directly contradicting an integrated written agreement were inadmissible to establish fraud. Further briefing was permitted and the Court of Appeal, applying Riverisland, held (in an unpublished opinion) that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial, which has not yet been scheduled.

In October 2011, a subsidiary and principal of Griffin Capital Corporation (collectively “Respondent”) received a class action arbitration demand from one of the investors in the property. The claim was based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own professed ‘expert’). An amended claim was required from the claimant as the original pleading contained insufficient detail for Respondent to respond. The claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent filed a response to the claim which (a) objected to certification of a class due to potential size (the class appeared to consist of one investor); and (b) objected to all claims generally on the basis of statute of limitations grounds, as the investor executed a certification at the initial closing that it had been given the opportunity to review the loan documents (which would have readily revealed the collateral assignment of the lease guaranty). The arbitrator granted the claimant limited discovery (which was completed) and permitted the claimant to take a deposition of one of Respondent’s principals. Initial settlement discussions were conducted at this point, but were unproductive. An amended claim was then filed by the claimant which argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when Superior’s $200,000,000 claim against the manufacturer had been decided in the manufacturer’s favor), along with a renewed reply from Respondent requesting dismissal on statute of limitations grounds. The claimant then requested further leave to amend the claim, which the arbitrator granted. Following an additional round of pleadings, the arbitrator issued an Interim Statement of Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. The claimant indicated his intent to further amend the claim and move for a reconsideration of the decision. The claimant has since filed a Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. On August 10, 2012, Respondent filed a motion in opposition of the claimant’s motions, arguing in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. The claimant filed an omnibus reply motion in support of its motions and, following a hearing on August 28, 2012, the arbitrator indicated the intent to take under advisement the issue of whether a class arbitration could occur under provisions of the arbitration clause. On November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Consistent with AAA Supplementary Class Rules, proceedings were stayed for a thirty day period to allow the parties to seek judicial review of the decision concerning class status. The claimant’s motion for reconsideration and respondent’s petition for attorneys’ fees are still pending. Upon the unfavorable ruling on the class action issue, the claimant’s attorney threatened to file in state court and seek a stay of the arbitration proceedings while the state court claim was pending. On February 14, 2013, the claimant’s counsel forwarded a copy of a complaint filed in Los Angeles Superior Court naming Griffin Capital Corporation and one of Griffin Capital Corporation’s principles, by the claimant and numerous other investors, in their personal capacity (as opposed to the parties that would have been bound by the original agreement to arbitrate). Many of the investors dissolved the entities which were originally parties to the agreement to arbitrate, and participation in the arbitration would leave them personally exposed to an adverse judgment for fees.
On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling is that the legal theories now asserted “bear little resemblance” to those previously plead, and because the arbitrator’s rulings are non-appealable, the new claims need to be “fully developed” before “being addressed and ruled upon.”  The arbitrator largely abandoned the standard for diligence (i.e., why weren’t these claims asserted earlier) that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and attorneys’ fees, in the aggregate sum of $29,219.50. The claimant objected to payment of the fee award in the arbitration. Respondent argued that the arbitration action should not be allowed to continue until the claimant paid the fee award due Respondent. The arbitrator extended the claimant’s deadline for payment and reduced the fees, which were subsequently paid by the claimant.
Respondent’s defense counsel has accepted service in the state court action and intends to vigorously protest (a) the pursuit of that action as an attempt at circumventing the mandatory arbitration clause; and (b) the filing of the state court claims, which it views as barred in whole or in part by the statute of limitations and an attempt to avoid arbitration as the proper forum for the dispute. A response (consisting of demurrers and objections to standing due to the claimant’s attempt to assign a tort claim between investors) was filed on behalf of each defendant in the state court claim.
A codefendant was also served in the case and has filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.
On June 13, 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directed the claimant back to the arbitrator, and said he would reconsider the action once the arbitrator had ruled on the claim. While that is not a definitive disposition of the state court claims, it does confine the claim to the claimant, as the arbitrator has already ruled that the claim cannot proceed as a class action. The case is currently in the discovery phase and depositions are being taken pursuant to an agreed upon discovery schedule, but defense counsel does not expect a definitive resolution until December 2014 at the earliest.
Griffin Capital (ARG) Investors, DST
On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.
ARG filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. Griffin Capital Corporation filed an objection to this motion, but subsequently determined that such objection would cause ARG, Inc. to reject the entire master lease. ARG, Inc. rejected four of the leases, affirmed three of the leases and restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. (ARG, Inc. had filed a motion allowing it to reject the two leases to the extent it failed to reach terms with Griffin Capital Corporation.) ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.
In order to cover the remaining debt service and/or pay down the loan to reduce the debt, Griffin Capital Corporation sold the four properties that ARG, Inc. closed. Griffin Capital Corporation engaged a retail brokerage firm to market the four properties. The four vacant properties were successfully sold by December 31, 2012 (Modesto property for $1.45 million in April 2011, El Toro property for $1.74 million in August 2011, Riverside property for $1.1 million in April 2012 and Sacramento property for $0.8 million in July 2012), at an aggregate loss of approximately $11.5 million, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.
Griffin Capital Corporation was concerned that the two properties under the restructured leases would continue to experience negative sales growth resulting in a lease termination at the end of the shortened lease term. As such, Griffin Capital Corporation initiated communications with the lender regarding restructuring the loan. In an effort to maintain an ongoing ownership of the properties, Griffin Capital Corporation submitted a proposal intending to bifurcate the loan into a performing loan and a non-performing loan, and converted the ownership structure to a Delaware limited partnership. The loan restructuring was agreed to between the borrower and the lender, and the restructuring closed June 25, 2010. In 2012, the general partner was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The general partner and lender entered into a loan modification in April 2014 allowing the general partner to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, and two additional assets are expected to be sold in the third quarter of 2014. The general partner is actively marketing the remaining assets and is focused on selling these remaining assets in 2014.
Griffin Capital (Westmont) Investors, LLC
On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4 million, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. Until recently, SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit. The landlord agreed to reimburse SIRVA for all but 1% of the actual cost to maintain the letter of credit (the “normal” letter of credit fee), not to exceed 5.5%. As a result of a refinancing, SIRVA’s letter of credit fee was thereafter reduced to 3.5%. As a part of the lease amendment, Griffin Capital Corporation was able to secure a right to terminate SIRVA’s lease upon 12 months’ advance notice, which allowed the landlord to continually seek a replacement tenant, which process Griffin Capital commenced in the first quarter of 2009. SIRVA had an option to terminate the lease effective November 30, 2012, for a termination fee. On November 28, 2012, SIRVA exercised the option, paid a $1.3 million termination fee, and vacated the property on November 30, 2013. The lender has since been using escrowed funds to make debt service at the property, which is and has been actively marketed. On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Capital Securities, Inc. (“GCSI”) and the investor’s now-defunct broker dealer and certain individuals who were formerly employed by said defunct broker dealer. The sponsor intends to vigorously protest the inclusion of the GCSI in the claim, which relates to a private offering in which GCSI was not involved. The claim alleges various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts; fraud, violation of California securities laws; breach of fiduciary duty; failure to supervise a registered representative; and breach of contract, among other allegations. Counsel for GCSI and the principal has filed a response and intends to vigorously oppose the substance of the complaint; the forum for the claim; its premature filing; and the inclusion of GCSI and the principal.
Griffin Capital (Bolingbrook) Investors, LLC
On February 18, 2014, Quantum Foods (“Quantum”), the tenant occupying the two buildings of the Bolingbrook property, filed for relief in bankruptcy court under Chapter 11. Quantum actively pursued a “stalking horse” acquirer. After an initial delay during which the tenant was unable to complete its agreement with the first stalking horse purchaser, on March 14, 2014 the court approved an alternate stalking horse bidder, which sale was scheduled to close on or about April 30, 2014. After several postponements, the alternate stalking horse bidder withdrew, and has since filed a lawsuit seeking the return of its $5.4 million deposit. By mid-May Quantum ceased to be a going concern, had halted production and laid off most of its employees. Its principal creditor, Crystal Financial (“Crystal”) turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various agents including Griffin Capital Corporation were seeking a “turnkey” buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent has been paid by Quantum through May 2014. Griffin Capital Corporation negotiated a three-month extension of the date by which either of the leases will be affirmed or rejected in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital Corporation has included certain mechanic’s lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum’s trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern).  At a hearing on June 19, 2014 the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser.  Griffin Capital Corporation and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while a sale is consummated, and in which, the buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014, and as expected, the original tenant has or will be filing a lease rejection motion for the two leases at the property shortly thereafter.  As of June 2014, a purchase and sale agreement for the real estate was being negotiated with the turnkey buyer.
Distributions
Distributions to investors in the Griffin Capital (Puente Hills) Investors, LLC program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $0.8 million through the end of 2013. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital Corporation believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.
Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4.0 million through the end of 2013.
The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program has been adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3.7 million through the end of 2013.
Distributions to investors in the Griffin Capital (Bolingbrook) Investors, LLC program ceased on February 14, 2014, due to the tenant’s inability to pay rent when due.
Other Private Programs and Griffin Capital Investments
Griffin Capital Corporation has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $178.8 million of gross offering proceeds from 318 investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $421.3 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.
The investments of the above-mentioned programs have all occurred during the previous eight years.
In the five years prior to Griffin Capital Corporation’s first private offering, Griffin Capital Corporation focused on acquiring, developing and re-developing single tenant net lease assets for its own account. The assets acquired were leased to tenants of varying credit quality, in a broad section of geographical locations, with lease durations of 15 years. The acquisitions focused mainly on industrial (warehouse and manufacturing) and office properties and consisted of nine properties with approximately 3.1 million square feet and entailed an aggregate i nvestment of over $130 million (including acquisition costs). The six investments discussed below were made by Griffin Capital Corporation, or its affiliates, since the inception of Griffin Capital Corporation. These six investments have similar investment characteristics and demonstrate the breadth and depth of Griffin Capital Corporation’s ability to source, structure, negotiate, finance and close new opportunities.

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A warehouse/distribution facility located in University Park, Illinois consisting of 186,560 square feet, leased in its entirety to Anvil International, or Anvil. A subsidiary of Muller Water Products, Anvil is a manufacturer and marketer of a broad range of water infrastructure and flow control products for use in water distribution networks and treatment facilities. Anvil operates 12 manufacturing facilities in the United States and Canada and five regional distribution facilities. Anvil employs approximately 2,000 employees. The lease on the property has expired, and the property owner and guarantors are currently in a forbearance period with the lender.

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A warehouse/distribution facility located in Wadesboro, North Carolina consisting of 327,785 square feet, leased in its entirety to Broder Brothers Company, or Broder Brothers. Founded in 1919 and headquartered in Trevose, Pennsylvania, Broder Brothers is a distributor of imprintable sportswear and accessories in the United States and the exclusive or near-exclusive distributor for several well established brands such as Adidas Golf, Columbia Sportswear and Champion. Broder Brothers operates the largest distribution network in its industry, which consists of 16 facilities strategically located throughout the United States, including Wadesboro, North Carolina. Broder Brothers employs approximately 2,000 employees worldwide. Broder Brothers had previously vacated this property, although they continued to pay rent and had a lease term of approximately four years remaining at the time the loan matured. Griffin Capital Corporation made several attempts to negotiate a lease and/or a lease buyout/sale of the property to a third party with the lender’s approval, but the lender felt it could best maximize the value of the asset by foreclosing and continuing to market the property. The foreclosure sale was completed in October 2009.

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A manufacturing facility located in Emporia, Kansas consisting of 320,764 square feet, leased in its entirety to Hopkins Manufacturing Corporation, or Hopkins. Headquartered in Emporia, Kansas, Hopkins is a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, as well as industrial products for automobile manufacturers, dealers, repair shops and safety inspection facilities. Hopkins employs approximately 650 people over 500,000 square feet of production, warehousing, shipping and receiving space in the United States and Mexico. This property was contributed to GCEAR on August 27, 2010.

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A warehouse/distribution facility located in Clinton, South Carolina consisting of 566,500 square feet, leased in its entirety to Renfro Corporation, or Renfro, under a triple-net lease. Founded in 1921 and headquartered in Mount Airy, North Carolina, Renfro is the largest manufacturer of socks in the United States. Renfro has an exclusive license for Fruit of the Loom, Ralph Lauren and Dr. Scholl’s and is one of only three suppliers to Nike. Renfro employs approximately 4,500 employees worldwide. This property was transferred to GCEAR on June 18, 2009.

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A four-property industrial manufacturing portfolio located in Georgia, Tennessee and Virginia consisting of 1,480,703 square feet with all four properties leased to ABB Power T&D Company, Inc. Headquartered in Zurich, Switzerland, with its North American operations headquartered in Norwalk, Connecticut, ABB is a global leader in power and automation technologies. The company serves customers in more than 30 industries including the automotive, building, chemical, electrical, marine, metal, mineral, paper, power and water industries. ABB employs approximately 120,000 employees in 100 countries.

•	An office/laboratory property located in Plainfield, Illinois consisting of 176,000 square feet, leased in its entirety to Chicago Bridge & Iron Company, or Chicago Bridge & Iron, under a triple-net lease. Chicago Bridge & Iron is a publicly-traded corporation and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. This property was transferred to GCEAR on June 18, 2009.
Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments
Certain of the 10 privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital Corporation is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.
Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital Corporation has defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results have resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, there is an inherent risk that workout negotiations will be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital Corporation elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing and/or to reduce the debt load to a manageable level until a recovery occurs. Negotiations with lenders are ongoing at several properties. In connection with the lenders’ actions in this regard, Griffin Capital Corporation has received customary default notices.
The following notable events have occurred in five of the multi-tenant property programs (as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A, where the effect on the respective program is quantified): (i) the lender on the 1200 Ashwood property, through the exercise of a power of sale, has taken title after Griffin Capital Corporation was unable to locate a new source of third party equity on the timetable desired by the lender; (ii) on October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Since that time, Griffin Capital Corporation and the lender have reached mutually-agreeable terms for a modification of the loan. The modification bifurcates the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt will be due on September 1, 2016, and this property is currently being marketed for sale. Griffin Capital Corporation reduced, and eventually ceased, distributions for this property on November 15, 2009; (iii) on February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender sent formal notice that it intended to conduct a trustee’s sale of the property on June 23, 2011, but temporarily postponed the same while workout discussions were pending. Griffin Capital Corporation sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital Corporation believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011; (iv) the mortgage secured by the U.S. Bank Building was in default since October 2009. Griffin Capital Corporation continued to operate the property pursuant to a forbearance agreement with the lender that expired on May 31, 2011. A Notice of Default, a Notice of Acceleration and a Demand for Payment were received in June 2011. The lender filed a foreclosure suit and the filing indicated that the lender would seek to have a receiver appointed on June 28, 2011. At Griffin Capital Corporation’s request, this receivership hearing was postponed. It was dismissed in December 2011. Griffin Capital Corporation was served with a notice of default and a notice of hearing to appoint a receiver on April 25, 2012 and May 3, 2012, respectively. The hearing was held on June 10, 2012 and the receiver was appointed (appointment of a receiver being standard procedure for Minnesota foreclosures). The receiver took control of the management of the property on June 20, 2012 and the lender foreclosed on the property on October 15, 2012. Minnesota provides for a six month redemption period following foreclosure, which expired April 15, 2013, during which time title continued in the name of the borrower, but in possession of the receiver. No redemption occurred. Title automatically transferred to the lender at the expiration of the redemption period and a motion to terminate the receivership was filed on April 18, 2013. On May 3, 2013, an order was issued approving such termination pending a final accounting. The final accounting was filed with the court on August 13, 2013; and (v) The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off.  The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance.  Throughout 2011 and 2012, Griffin Capital Corporation sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital Corporation believed to reflect actual market value.  However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property has been transferred and lender’s counsel in Georgia has dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, Griffin Capital Corporation reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011.
FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. This summary assumes that an election to be taxed as a REIT will be made effective for the tax year ending December 31, 2014.  This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.
The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.
This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.
Opinion of Counsel
Baker Donelson has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 859 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code beginning with our taxable year ending December 31, 2014. The opinion of Baker Donelson is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Baker Donelson. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Baker Donelson are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.
Taxation as a REIT
We intend to make an election to be taxed as a REIT under Sections 856 through 859 of the Code, effective for our taxable year ending December 31, 2014, which we expect to be the first year for which will be eligible to make the election. We believe that, commencing with the first taxable year for which the election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.
Although we currently intend to elect to and operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, on January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending the reduced 15% maximum tax rate on qualified dividends paid by corporations to most individuals for 2013 and subsequent taxable years. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, upon our election to be taxed as a REIT, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 39.6%. Coupled with applicable state income taxes, the combined effective tax rate can exceed 50%. As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.
As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

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if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

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if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

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if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

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if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 10-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•	if we receive non arm’s-length income from one of our taxable REIT subsidiaries, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

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if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

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if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

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if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT
In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.
Organizational Requirements
In order to qualify for taxation as a REIT under the Code, we are required to:

•	be a taxable domestic corporation but for Sections 856 through 859 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

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elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.
As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the IRS for our taxable year ending December 31, 2014. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely-held. However the 100 stockholders and not closely-held requirements do not apply for the first taxable year for which we make a REIT election. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements so that our REIT election may be effective for the 2014 taxable year.
In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “ — Treatment of Tax-Exempt Stockholders” below.
Ownership of Interests in Partnerships and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests
To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:
At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital; and

•	gross income from foreclosure property.
This is known as the 75% Income Test. Gross income from dispositions of assets held primarily for sale to customers in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as “prohibited transactions.”
In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities, other than sales or dispositions that are prohibited transactions. This is known as the 95% Income Test.
Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A "hedging transaction" means either (i) any transaction entered into in the normal course of our or our operating partnership's trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.
The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

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rents received from a tenant will not qualify as “rents from real property” if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified) except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

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if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

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we must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by us if they are provided through (i) an “independent contractor” who is adequately compensated and from whom we do not derive revenue or (ii) a taxable REIT subsidiary.

A “taxable REIT subsidiary” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a “qualified REIT subsidiary” as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent’s compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the

REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Following our qualification as a REIT, we intend for Griffin Capital Essential Asset TRS II, Inc., a wholly-owned subsidiary of our operating partnership, to make an election to be treated as a taxable REIT subsidiary. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.
Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments” however, so there can be no assurance that the IRS will agree with our method of calculation.
Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a “qualified REIT subsidiary” and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.
As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, a repossession action. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered foreclosure property unless the REIT makes a proper election to treat the property as such.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.
It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.
Operational Requirements — Asset Tests
At the close of each quarter of our taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 25% of the value of our total assets.
For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds “non-straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

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Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “ - Requirement for Qualification - Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.
The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.
There are special rules with respect to foreign currency transactions which may arise from investing in property outside of the United States or from investing in foreign currency. To the extent we engage in such transactions in the future, we intend to comply with the applicable rules for purposes of the income and asset tests.
Operational Requirements — Annual Distribution Requirements
In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our capital net gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.
In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. We intend to apply for a private letter ruling from the IRS concluding that differences in the distributions distributed to holders of Class A shares and holders of Class T shares, as described in the ruling, will not cause such distributions to be preferential dividends. There is no assurance that we will receive such a ruling if we apply for one.
Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.
In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,
we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.
We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.
If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

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our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

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the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.
Operational Requirements — Recordkeeping
To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.
Failure to Qualify as a REIT
If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders
Definition
In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•
is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.
The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013). REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.
Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.
Distributions Generally
Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 39.6%. Individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.
However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular “C” corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.
Capital Gain Distributions
Upon qualifying as a REIT, distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.
We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.
Passive Activity Loss and Investment Interest Limitations
Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.
Certain Dispositions of the Shares
In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.
If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
Information Reporting Requirements and Backup Withholding for U.S. Stockholders
Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•
under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.
U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.
Treatment of Tax-Exempt Stockholders
Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as “debt financed property” within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in an unrelated trade or business.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.
In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT (unless such percentage of UBTI income is less than five percent). We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.
Special Tax Considerations for Non-U.S. Stockholders
The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.
Income Effectively Connected with a U.S. Trade or Business
In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.
The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.
Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest
A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, (“FIRPTA”), and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to ordinary income dividends to non-U.S. stockholders unless this tax is reduced by the provisions of an applicable tax treaty. Under some tax treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.
Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest
Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.
Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders
Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•	30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).
In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.
Sale of Our Shares by a Non-U.S. Stockholder
A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.
If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.
Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.
Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders
Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.
Statement of Stock Ownership
We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.
FATCA
On March 18, 2010, President Obama signed the Foreign Account Tax Compliance Act ("FATCA"), which provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock giving rise to such dividends) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include a bank, certain insurance companies, a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. ownership of such entity. The IRS has released final regulations and Notice 2013-43 generally providing that FATCA withholding will not apply with respect to payments of U.S. source fixed or determinable annual or periodic (FDAP), such as dividends, made prior to July 1, 2014, and that FATCA withholding on gross proceeds and on pass-through payments will not be imposed with respect to payments made prior to January 1, 2017. The United States Treasury is also in the process of signing Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA. Investors that invest in our shares through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

Tax Aspects of Our Operating Partnership
The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly-traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.
Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.
We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Baker Donelson is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly-traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Baker Donelson is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in such opinion.
If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.
Income Taxation of Our Operating Partnership and Its Partners
Partners, Not a Partnership, Subject to Tax
A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
Partnership Allocations
Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties
Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.
Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.
The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.
Basis in Operating Partnership Interest
The adjusted tax basis of a partner’s interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner’s (a) allocable share of the operating partnership’s income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner’s allocable share of the operating partnership’s loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner’s share of indebtedness of the operating partnership.
If the allocation of a partner’s distributive share of the operating partnership’s loss would reduce the adjusted tax basis of such partner’s partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner’s share of the operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner’s adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner’s partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Depreciation Deductions Available to Our Operating Partnership
Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership for the properties. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property
Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
The REIT’s share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA or other law applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.
In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•
whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•
whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.
Minimum Distribution Requirements — Plan Liquidity
Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan’s or Account’s ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement
Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. Currently, however, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.
Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and Account trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including Account trustees and custodians) who identify themselves to us and request the reports. Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. This use of the gross offering price as the estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.
We expect to provide the first estimated valuation within two years of the date that we reach the minimum offering amount and break escrow in this offering; provided, however, unless FINRA or SEC rules and regulations governing valuations change, in no event will such estimated valuation occur later than 18 months after the completion of our offering stage. Our board of directors, or another firm the board chooses for that purpose, will establish an estimated value per share of our common stock based on an appraisal of our assets and operations and other factors deemed relevant. We expect to disclose this estimated value annually and provide this information to stockholders in our annual report, but this estimated value is subject to significant limitations. The estimated value per share will be based upon the fair value of our assets less liabilities under market conditions existing at the time of the valuation. We will obtain independent third-party appraisals for real estate and real estate related investments and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight process including approval of engagement of one or more third-party valuation experts to assist in the valuation of assets, liabilities and unconsolidated investments, as applicable. The appraiser will be a member of the Appraisal institute with an MAI designation. After the initial appraisal, we anticipate that appraisals will be done at least every two years and will be made available to participating broker-dealers conducting due diligence on our products. The estimated value per share should not necessarily be viewed as an accurate reflection of net proceeds that would result from an immediate sale of our assets. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, including follow-on public offerings. For this purpose, we do not consider a ‘‘public offering of equity securities’’ to include offerings to current stockholders under our distribution reinvestment plan, any employee benefit plan or redemptions under our share redemption plan.
With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The DOL or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares

Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” by ERISA or the Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets — Definition
The Code does not define Plan Assets. The DOL has issued regulations (29 C.F.R. §2510.3-101) concerning the definition of what constitutes the assets of a Plan or Account, or the “Plan Asset Regulation.” The Plan Asset Regulation was modified in 2006 by the enactment of Section 3(42) of ERISA. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.
Plan Assets — Registered Investment Company Exception
The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.
Plan Assets — Publicly Offered Securities Exception
As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.
The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.
Plan Assets — Operating Company Exception
If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. We do not anticipate that our investments will qualify as a venture capital investment for purposes of the Plan Asset Regulation and therefore we do not believe we will qualify for the venture capital operating company exception.
To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. Since most, if not all of our properties will be subject to long-term net leases, we do not anticipate that we or our operating partnership will qualify as a real estate operating company under the Plan Asset Regulation.
However, changes in the law or in the structure or objectives of our business may make the operating company exception available. If the operating company exception becomes available, and if another exception does not apply, our board of directors may decide to structure our business such that we fit within the operating company exception.
Plan Assets — Not Significant Investment Exception
The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. “Benefit plan investors” are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA, subject to Title I, Part 4 of ERISA), (ii) plans described in Code Section 4975(e)(1), (iii) entities whose assets include Plan Assets by reason of a Plan’s or Account’s investment in the entity (including, but not limited to, an insurance company’s general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the “look through” rule under the Plan Asset Regulation). However, the following are not “benefit plan investors”: (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen’s compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.
For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to the entity’s assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company’s general account’s equity investment in the entity that represents Plan Assets is taken into account.
Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.
Whether the 25% limit is violated is determined without regard to the value of any such interests held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).
In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).
Consequences of Holding Plan Assets
In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.
If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.
Prohibited Transactions Involving Assets of Plans or Accounts
Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.
A person generally is a fiduciary with respect to a Plan or Account for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under DOL regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or Account pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or Account based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or Account investor, we might be considered a disqualified person or party-in-interest with respect to such Plan or Account investor, resulting in a prohibited transaction merely upon investment by such Plan or Account in our shares.
Any Plan fiduciary or Account trustee or custodian that proposes to cause a Plan or Account to purchase shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. The sale of our shares is in no respect a representation by our sponsor, us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.
In addition, certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed on Plans subject to ERISA. Any person investing the assets of such a Plan in our stock should satisfy himself, herself, or itself that the investment of such assets in our stock will not violate any provision of applicable law or regulatory requirement.

Prohibited Transactions Involving Assets of Plans or Accounts — Consequences
ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the “amount involved” in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.
DESCRIPTION OF SHARES
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL, and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. You may obtain a copy of our charter and bylaws free of charge upon your request. See “Where You Can Find More Information.”
Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Of the 700,000,000 shares of common stock authorized, 350,000,000 shares are classified as Class A shares and 350,000,000 shares are classified as Class T shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.
Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to Our Corporate Structure.”

Common Stock
General
Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. The per share amount of distributions on Class A shares and Class T Shares will likely differ because of different allocations of class-specific expenses. In addition, the NAV per share for each share class may differ as a result of adjustments made to the Class T share NAV due to the stockholder servicing fee expense paid in subsequent periods. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class A shares and Class T shares will vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.
Class A Shares
Each Class A share sold in our primary offering will be subject to a sales commission of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. We will not pay sales commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan.
Class T Shares
Each Class T share sold in our primary offering will be subject to a sales commission of 1.5% per share and a dealer manager fee of up to 3.0% per share. In addition, we will pay an ongoing stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in our primary offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in our primary offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who shall have access, at our expense, to independent counsel. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.
We currently have no preferred stock issued or outstanding. Our board has no present plans to issue shares of preferred stock.
Meetings and Special Voting Requirements
Subject to our charter restrictions on transfers of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.
However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•
mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

•	amend our charter; and

•	issue more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.
Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all the votes entitled to be cast at a meeting constitutes a quorum.
As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders in the aggregate and the basis for such determination; and

•
Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify and continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.
Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.
Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.
The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.
Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.
The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.
Distribution Policy
As of the date of this prospectus, we have no real estate investments and we have not identified any probable real estate investments. We will not make real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin paying cash distributions to our stockholders. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we may decide to fund some or all of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties.  Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds.
During our offering, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering, we may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock.
Over the long term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.
Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. The per share amount of distributions on Class A shares and Class T shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees. We intend to apply for a private letter ruling from the IRS concluding that differences in the distributions distributed to holders of Class A shares and holders of Class T shares, as described in the ruling, will not cause such distributions to be preferential dividends. There is no assurance that we will receive such a ruling if we apply for one. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	tenant improvements, capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.
Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common shares, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year.
Distributions in kind will not be permitted, except for: (1) distributions of readily marketable securities; (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or (3) distributions of in-kind property which meet all of the following conditions: (a) the directors advise each stockholder of the risks associated with direct ownership of us, (b) the directors offer each stockholder the election of receiving in-kind property distributions, and (c) the directors distribute in-kind property only to those stockholders who accept the directors’ offer.
We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Stockholder Liability
The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.
Control Share Acquisitions
With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.
“Control shares” means voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board the exclusive power to fix the number of directorships.

So long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Distribution Reinvestment Plan
Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. We are offering $200,000,000 in shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $2,000,000,000 in shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix C to this prospectus.
Eligibility
Participation in our distribution reinvestment plan is limited to investors who have purchased stock in this offering. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
Election to Participate
Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.
Stock Purchases
Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

During our primary offering, the purchase price per share will be equal to 95% of the per share offering price of our common stock. The offering price for shares purchased under our distribution reinvestment plan may increase after the closing of our primary offering. Fees are included in the price. We will not charge you any other fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.
Account Statements
Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.
Fees and Commissions
We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”
Voting
You may vote all shares of stock acquired through our distribution reinvestment plan.
Tax Consequences of Participation
If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.
Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”
Termination of Participation
You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside and as described above in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.
Amendment or Termination of Plan
We may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.
Share Redemption Program
Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant conditions and limitations described below.
Our common stock is currently not listed on a national securities exchange, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.
The redemption price per share will depend on the length of time you have held such shares as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	90% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	95% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.
The redemption price per share as described above for shares repurchased will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the stockholders prior to the repurchase date as a result of a “special distribution.” While our board does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Our board may change the redemption price per share at any time by providing 30 days’ notice to our stockholders. Our board of directors may also choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. Our board will announce any redemption price changes and the time period of its effectiveness as a part of its regular communications with our stockholders.
You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. Shares redeemed in connection with the death or disability of a stockholder may be repurchased at a purchase price equal to the price actually paid for the shares.
During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.
We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.
If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date. The redemption price per share will be determined on the date of redemption.
We will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of July [___], 2016, which is two years from the effective date of this offering, or the date we sell $200,000,000 in shares under the plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then-required under federal securities laws.
Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.
The shares we redeem under our share redemption program will be cancelled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.
Restrictions on Roll-up Transactions
A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.
In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•
that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•
in which our investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.
OUR OPERATING PARTNERSHIP AGREEMENT
General
Griffin Capital Essential Asset Operating Partnership II, L.P., our operating partnership, was formed in November 2013 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.
A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction at our sole discretion.
The First Amended and Restated Agreement of Limited Partnership of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. Our advisor has contributed $200,000 to our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You may obtain a copy of our operating partnership agreement free of charge upon your request.
Capital Contributions
As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.
Operations
Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly-traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”
Distributions and Allocations of Profits and Losses
Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one operating partnership unit will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.
Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one operating partnership unit will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.
Rights, Obligations and Powers of the General Partner
As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to this offering of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•
all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership (including reimbursements to our advisor and property manager for personnel costs; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee).

Exchange Rights
The limited partners of our operating partnership, including our advisor, have the right to cause their operating partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the operating partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, at our sole discretion, we may elect to purchase the operating partnership units by issuing shares of our common stock for operating partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.
Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their operating partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 operating partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their operating partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the operating partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Amendments to Our Operating Partnership Agreement
Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•
any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.
Termination of Our Operating Partnership
Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.
Transferability of Interests
We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.
PLAN OF DISTRIBUTION
General
We are publicly offering a maximum of $2,200,000,000 in shares through Griffin Capital Securities, Inc., our dealer manager, a registered broker-dealer affiliated with our sponsor. We are offering $2,000,000,000 in shares in our primary offering, consisting of two classes of shares: Class A common shares at a price of $10.00 per share (up to $1,000,000,000 in shares) and Class T common shares at a price of $9.4241 per share (up to $1,000,000,000 in shares). We are offering these shares on a “best efforts” basis, which means that our dealer manager and the participating broker-dealers must use only their best efforts to sell the stock and have no firm commitment or obligation to purchase any of the stock. We are offering the remaining $200,000,000 in shares through our distribution reinvestment plan at a purchase price of $9.50 per share for Class A shares and $8.9529 per share for Class T shares. We will offer these shares through July [___], 2016, which is two years after the effective date of this offering, unless extended by our board of directors as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. We also reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.
Compensation of Dealer Manager and Participating Broker-Dealers
Our dealer manager will receive sales commissions of up to 7% of the gross offering proceeds for Class A shares sold in our primary offering and up to 1.5% of the gross offering proceeds for Class T shares sold in our primary offering. In addition, our dealer manager will receive an ongoing stockholder servicing fee that will be payable monthly and will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, our dealer manager will receive up to 3% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.
Our dealer manager will enter into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize them to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers and all of the stockholder servicing fees paid in connection with sales of Class T shares made by these participating broker-dealers.
Our dealer manager may re-allow to participating broker-dealers a portion of the 3% dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.
We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense will be considered underwriting compensation and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds.
We may also sell our Class A shares at a discount to the offering price of $10.00 per share through the following distribution channels in the event that the investor: (1) purchases shares through fee-based programs, also known as wrap accounts, (2) purchases shares through participating broker dealers that have alternative fee arrangements with their clients, (3) purchases shares through certain registered investment advisers, (4) purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (5) is an endowment, foundation, pension fund or other institutional investor. In addition, we may sell Class A shares at a discount to the primary offering price of $10.00 per share to certain closed-end investment companies registered under the 1940 Act; closed-end funds, advised by investment advisers that are affiliated with a selected dealer; private equity funds or other unregistered wealth management funds. For the above-described purchases of shares, our dealer manager will waive its right to a commission and we may waive in our discretion a portion of the dealer manager fee.
Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase Class A shares in our primary offering at a reduced price. The purchase price for such shares shall be $9.00 per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $1.00 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.
Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares of a single class whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.
Underwriting Compensation and Organization and Offering Expenses
Summary
The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA rules.

Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum (excluding DRP Shares)(1)
Sales Commissions(2)
Class A Shares	$70,000,000	3.50%
Class T Shares	$15,000,000	0.75%
Stockholder Servicing Fee
Class A Shares	$—	—
Class T Shares(3)	$55,000,000	2.75%
Dealer Manager Fee(4)	$60,000,000	3.00%
Organization and Offering Expenses(5)	$20,000,000	1.00%
_____________

(1)
Assumes the sale of the maximum offering in our primary offering of $2,000,000,000 in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated as $1,000,000,000 in shares of Class A common stock at $10.00 per share and $1,000,000,000 in shares of Class T common stock at $9.4241 per share. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 7% selling commissions and the 3% dealer manager fee), the amounts shown in the table above will be higher, but the percentages will not change for the applicable share class.

(2)
For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)
The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in our primary offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in our primary offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. Amounts shown in this table assume that we sell the maximum amount of Class T shares in our primary offering.

(4)
For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan.

(5)
Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, and stockholder servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Of the total estimated organization and offering expenses, it is estimated that approximately $200,000,000 of this amount would be considered underwriting compensation under applicable FINRA rules, and that approximately $20,000,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

_____________
Selling Commissions — Class A Shares
We will pay our dealer manager selling commissions of up to 7.0% of the gross proceeds from the sale of Class A shares in our primary offering. Our dealer manager will re-allow the selling commissions to the participating broker-dealers. We will not pay selling commissions on Class A shares sold pursuant to our distribution reinvestment plan. Selling commissions on Class A shares may be reduced or waived in certain circumstances. See “ — Compensation of Dealer Manager and Participating Broker Dealers” and “ — Volume Discounts.”
Selling Commissions — Class T Shares
We will pay our dealer manager selling commissions of up to 1.5% of the gross proceeds from the sale of Class T shares in our primary offering. Our dealer manager will re-allow the selling commissions to the participating broker-dealers. We will not pay selling commissions on Class T shares sold pursuant to our distribution reinvestment plan. Class T shares are not available for volume discounts or any other reduced or waived selling commissions.
Dealer Manager Fee — Class A and Class T Shares
We will pay our dealer manager a dealer manager fee in exchange for its services in coordinating our marketing and distribution efforts on Class A shares and Class T shares sold in our primary offering. The dealer manager fee will be up to 3.0% of the gross proceeds from the sale of Class A shares and Class T shares in our primary offering. Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to shares of either class sold pursuant to our distribution reinvestment plan. The dealer manager fee may be reduced or waived in certain circumstances. See “ — Compensation of Dealer Manager and Participating Broker Dealers” and “ — Volume Discounts.”
Stockholder Servicing Fee — Class T Shares Only
We will pay our dealer manager a stockholder servicing fee with respect to Class T shares sold in our primary offering as additional compensation to the dealer manager and participating broker-dealers for services and expenses related to the marketing, sale, and distribution of the Class T shares and for providing ongoing stockholder services. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. The dealer man ager will re-allow the stockholder servicing fee to participating broker-dealers. We will continue paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in our primary offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in our primary offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding.
Other Compensation
Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by programs sponsored by our advisor, including us. Our estimated allocation of the costs associated with these training and education meetings are included in our estimates of our organization and offering expenses. All of these dealer manager costs will be paid out of the dealer manager fee.
In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding sales commissions, dealer manager fees, and stockholder servicing fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions, dealer manager fees, and stockholder servicing fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.
We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.
Volume Discounts
We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $500,000 or more in Class A shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares. Volume discounts are not available with respect to purchases of Class T shares.

The volume discounts operate as follows:

Amount of Class A Shares Purchased	Commission Percentage	Price Per Share to the Investor	Amount of Commission Paid Per Share	Net Offering Proceeds Per Share
Up to $500,000	7.0%	$10.00	$0.70	$9.30
$500,000.01 to $1,000,000	6.0%	$9.90	$0.60	$9.30
$1,000,000.01 to $2,000,000	5.0%	$9.80	$0.50	$9.30
$2,000,000.01 to $5,000,000	4.0%	$9.70	$0.40	$9.30
$5,000,000.01 to $7,500,000	3.0%	$9.60	$0.30	$9.30
$7,500,000.01 to $10,000,000	2.0%	$9.50	$0.20	$9.30
$10,000,000.01 and over	1.0%	$9.40	$0.10	$9.30
The reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately 151,525 shares of our Class A common stock as follows:

•	50,000 shares of our Class A common stock at $10.00 per share (total: $500,000) and a 7.0% commission;

•	Approximately 50,505 shares of our Class A common stock at $9.90 per share (total: $500,000) and a 6.0% commission; and

•	Approximately 51,020 shares of our Class A common stock at $9.80 per share (total: $500,000) and a 5.0% commission.
In the above example, you will receive approximately 151,525 shares instead of 150,000 shares, the number of shares you would have received if you had paid $10.00 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.
If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.
As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”
Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be prorated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.
Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated based upon the purchase price per share, excluding any discounts. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common shares and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.
California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
For sales of $10,000,000 or more, our dealer manager may agree to waive all or a portion of the dealer manager fee. In such instance, Class A shares purchased in any such transaction may be at a discount of up to 9%, or $9.10 per share, reflecting a reduction in selling commissions from 7% to 1% as the result of volume discounts and an additional reduction of 3% due to the dealer manager’s waiver of its fee. Class T shares purchased in any such transaction may be at a discount of 3%, or $9.09375 per share, reflecting a reduction due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.
You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.
Subscription Procedures
General
We will not sell any shares unless we sell a minimum of $2,000,000 in shares to the public in any combination of purchases of Class A shares and Class T shares by July [___], 2015 (one year from the effective date of this prospectus). Prior to the time we raise the minimum offering of $2,000,000, your subscription payments will be placed in an account held by our escrow agent, UMB Bank, N.A., and will be held in trust for your benefit pending release to us. If we do not raise the minimum offering of $2,000,000 by July [___], 2015, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within 10 business days. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $2,000,000 required to release funds from the escrow account has been sold. Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $100,000,000 have been received and accepted by us. See “— Special Notice to Pennsylvania Investors” on page 163.
To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix B. You should pay for your shares by check payable to “UMB Bank, N.A., as escrow agent for Griffin Capital Essential Asset REIT II, Inc.” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive a final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check in compliance with Rule 15c2-4 promulgated under the Exchange Act, generally by noon on the next business day following receipt of the subscriber’s subscription documents and check. The proceeds from your subscription will be held by us in a segregated account pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.
Subscription Agreement
The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix B to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•
you meet the minimum income, net worth and higher suitability standards imposed by your state of primary residence, if applicable, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.
The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.
Special Notice to Pennsylvania Investors
Because the minimum offering of our shares is less than $200,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not issue any shares to Pennsylvania investors unless we raise a minimum of

$100,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $100,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify all Pennsylvania subscribers in writing of their right to receive refunds without interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania subscribers not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $100,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds. Funds held in the Pennsylvania escrow account beyond the initial 120-day period will receive interest on refunds from the day after the expiration of the initial 120-day period.
Special Notice to Ohio and Washington Investors
Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not issue any shares to Ohio or Washington investors unless we raise a minimum of $10,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Ohio and Washington subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for such subscribers’ benefit, pending release to us.
Determination of Suitability
Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.
Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements
The minimum initial investment is at least $2,500 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).
Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and transfers by operation of law.
HOW TO SUBSCRIBE
Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

(3)
Deliver a completed subscription agreement and a check to Griffin Capital Securities, Inc. or its designated agent for the full purchase price of the shares being subscribed for, payable to (i) “UMB Bank, N.A., as escrow agent for Griffin Capital Essential Asset REIT II, Inc.” until we reach the minimum offering, then to (ii) “Griffin Capital Essential Asset REIT II, Inc.” after we reach the minimum offering, or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4)
Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning the commercial real estate industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.
The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.
LEGAL MATTERS
Baker Donelson will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Baker Donelson does not purport to represent our stockholders or potential investors, who should consult their own counsel. Baker Donelson also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.
EXPERTS
The consolidated balance sheet of Griffin Capital Essential Asset REIT II, Inc. as of February 11, 2014, appearing in this prospectus and our Registration Statement on Form S-11, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We will furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.griffincapital.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Subsequent to the date of this prospectus, we are electing to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we will be disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus.
We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (310) 469-6100 or write us at Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.
We maintain an Internet website at www.griffincapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.
ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS:
Audited Financial Statements
Unaudited Financial Statements

Consolidated Balance Sheet as of March 31, 2014 (unaudited)	F - 14

Notes to Consolidated Financial Statements (unaudited)	F - 15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of
Griffin Capital Essential Asset REIT II, Inc.
We have audited the accompanying consolidated balance sheet of Griffin Capital Essential Asset REIT II, Inc. (the “Company”) as of February 11, 2014. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Griffin Capital Essential Asset REIT II, Inc. as of February 11, 2014 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California
March 3, 2014

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED BALANCE SHEET
February 11, 2014

ASSETS
Cash and cash equivalents	$201,000
Total assets	$201,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities	$—

Commitments and contingencies (Note 4)

Stockholder’s Equity:

Common stock, $0.001 par value; 30,000 shares authorized; 100 shares issued and outstanding	1
Additional paid-in capital	999
Total stockholders' equity	1,000

Noncontrolling interests	200,000
Total equity	201,000
Total liabilities and stockholder’s equity	$201,000
See accompanying notes

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

1.	Organization
Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), was formed on November 20, 2013 under the Maryland General Corporation Law and intends to qualify as a real estate investment trust (“REIT”). The Company was organized primarily with the purpose of acquiring single tenant net lease properties that are considered essential to the occupying tenant, and expects to use a substantial amount of the net proceeds from its initial public offering to invest in these properties. The Company’s year end is December 31.
Griffin Capital Corporation, a California corporation (the “Sponsor”), is the sponsor of the Company’s initial public offering. The Company’s Sponsor was formed in 1995 to principally engage in acquiring and developing office and industrial properties.
Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company (the “Advisor”) was formed on November 19, 2013. The sole member of the Advisor is a holding company that is wholly-owned by the Sponsor. The Advisor will be responsible for managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on behalf of the Company under the terms of an advisory agreement. The officers of the Advisor are also officers of the Sponsor.
The Company’s Articles of Incorporation authorized 30,000 shares of common stock. On February 11, 2014, the Advisor purchased 100 shares of common stock for $1,000 and became the initial stockholder. The Company’s Articles of Amendment and Restatement will authorize 700,000,000 shares of common stock with a par value of $0.001 (350,000,000 Class A shares and 350,000,000 Class T shares) and 200,000,000 shares of preferred stock with a par value of $0.001. The Company intends to offer a minimum of $2,000,000 and a maximum of $2,000,000,000 of common shares (consisting of $1,000,000,000 in Class A shares at an initial share price of $10.00 per share and $1,000,000,000 in Class T shares at an initial share price of $9.4241 per share) for sale to the public (the “Primary Offering”) and $200,000,000 of common shares for sale pursuant to the distribution reinvestment plan (consisting of $100,000,000 in Class A shares at an initial price of $9.50 per share and $100,000,000 in Class T shares at an initial share price of $8.9529 per share) (collectively, the “Offering”). The share classes have differing sales commissions that will be payable to the Dealer Manager. The Dealer Manager will earn a commission of 7.0% of gross proceeds from Class A shares sold in the Primary Offering, and 1.5% of gross proceeds from Class T shares sold in the Primary Offering. In addition, the Dealer Manager will be entitled to an ongoing stockholder servicing fee with respect to Class T shares sold in the Primary Offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in the Primary Offering and will be paid monthly. The Company will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in the Primary Offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in the Primary Offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. See Note 4, Related Party Transactions.
As of February 11, 2014, the Company engaged only in organizational and offering activities, and no shares had been sold in the Offering. Griffin Capital Securities, Inc. (the “Dealer Manager”), is a wholly-owned subsidiary of the Sponsor and an affiliate of the Company. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

The Company’s property manager is Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company (the “Property Manager”), which was formed on November 19, 2013 to manage the Company’s properties. The Property Manager will derive substantially all of its income from the property management services it will perform for the Company.
Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on November 21, 2013. On February 11, 2014, The Advisor purchased a 99% limited partnership interest and special limited partnership interest in the Operating Partnership for $200,000 and on February 11, 2014, the Company contributed the initial $1,000 capital contribution it received to the Operating Partnership in exchange for a 1% general partner interest. The special limited partnership interest in the Operating Partnership entitles the Advisor to certain subordinated distributions as defined in the operating agreement and discussed below in Note 4, Related Party Transactions. The Operating Partnership will own, directly or indirectly, all of the properties acquired. The Operating Partnership will conduct certain activities through the Company’s taxable REIT subsidiary, Griffin Capital Essential Asset REIT TRS II, Inc., a Delaware corporation (the “TRS”) formed on November 22, 2013, which is a wholly-owned subsidiary of the Operating Partnership.

2.	Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The accompanying financial statement of the Company is prepared on the accrual basis of accounting and in accordance with principles generally accepted in the United States (“GAAP”) as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification” or “ASC”), and in conjunction with rules and regulations of the SEC. The consolidated financial statement includes accounts of the Company and the Operating Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statement and accompanying notes. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. There are no restrictions on the use of the Company’s cash balance, as of February 11, 2014.
The Company maintains its cash accounts with major financial institutions. The cash balances consist of business checking accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at each institution. The Company has not experienced any losses with respect to cash balances in excess of government provided insurance. Management believes there was no significant concentration of credit risk with respect to these cash balances at February 11, 2014.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

Real Estate Assets
Real Estate Purchase Price Allocation
The Company will apply the provisions in ASC 805-10, “Business Combinations,” to account for business combinations. In accordance with the provisions of ASC 805-10, the Company will recognize the assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at their fair values as of the acquisition date, on an “as if vacant” basis. Further, the Company will recognize the fair value of assets acquired, liabilities assumed and any noncontrolling interest in acquisitions of less than a 100% interest when the acquisition constitutes a change in control of the acquired entity. The accounting provisions have also established that acquisition-related costs and restructuring costs are considered separate and not a component of a business combination and, therefore, are expensed as incurred.
Acquired in-place leases will be valued as above-market or below-market as of the date of acquisition. The valuation will be measured based on the present value (using an interest rate, which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management’s estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases, taking into consideration below-market extension options for below-market leases. In addition, any renewal options will be considered and will be included in the valuation of in-place leases if (1) it is likely that the tenant will exercise the option, and (2) the renewal rent is considered to be sufficiently below a fair market rental rate at the time of renewal. The above-market and below-market lease values will be capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases, including below-market renewal options.
The aggregate fair value of in-place leases includes direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated using methods similar to those used in independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are considered intangible lease assets and will be included with real estate assets on the consolidated balance sheets. The intangible lease assets will be amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid, including real estate taxes, insurance, and other operating expenses, pursuant to the in-place leases over a market lease-up period for a similar lease. Customer relationships are valued based on management’s evaluation of certain characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics management will consider in allocating these values include the nature and extent of the Company’s existing business relationships with tenants, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. These intangibles will be included in intangible lease assets on the consolidated balance sheets and will be amortized to expense over the remaining term of the respective leases.
The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions about current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

Depreciation of Real Property Assets
The purchase price of real estate acquired and the costs related to the development, construction, and property improvements will be capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of the real estate asset and will be charged to expense as incurred. The Company considers the period of future benefit of an asset to determine the appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building Improvements	5-20 years
Land Improvements	15-25 years
Tenant Improvements	Shorter of the lease term or estimated useful life
Tenant Origination and Absorption Cost	Remaining contractual lease term
In-place Lease Valuation	Remaining contractual lease term with consideration as to below-market extension options for below-market leases
Impairment of Real Estate and Related Intangible Assets and Liabilities
The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and the eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent the carrying value exceeds the estimated fair value of the asset.
Projections of expected future undiscounted cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of the Company’s real estate and related intangible assets and net income.
Consolidation Considerations for Investments in Joint Ventures
ASC 810-10, Consolidation, provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of the VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

beneficiary. Upon consolidation, the primary beneficiary generally must record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. If the variable interest holder is not the primary beneficiary, the interest in the VIE is recorded under the equity method of accounting.
Revenue Recognition
Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease, or certain minimum rent payments are abated. The Company will record rental revenue for the full term of each lease on a straight-line basis. The term of acquired lease is considered to commence as of the acquisition date for the purposes of the straight-line rent calculation. In accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements,” the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. The Company will record any operating expense reimbursement due from the tenant, including real estate taxes and insurance, in the period the related expenses are incurred.
Organizational and Offering Costs
The Company expects that organizational and offering costs of the Offering will be paid by the Sponsor, on behalf of the Advisor, for the Company and will be reimbursed from the proceeds of the Offering.  Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fees) to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges from the escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of the Advisor and its affiliates in connection with registering and marketing the Company’s shares; (ii) technology costs associated with the offering of the Company’s shares; (iii)  costs of conducting training and education meetings; (iv) costs of attending seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses.
In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs in the Offering totaling in excess of (i) 3.5% (excluding sales commissions and the dealer manager fees) of the gross proceeds raised in the Offering (excluding gross proceeds from the distribution reinvestment plan), and (ii) 15% (including sales commission and the dealer manager fees) of the gross proceeds raised in the Offering.  As of February 11, 2014, approximately $24,000 of organization and offering costs had been incurred. The Advisor and its affiliates funded these costs on the Company’s behalf for the Offering. These costs are not recorded in the accompanying balance sheet because such costs are not a liability of the Company until the minimum amount of shares in the Offering have been sold. Offering costs will be recorded as an offset to additional paid-in capital, and organization costs will be recorded as an expense at the time the Company becomes liable for the payment of these amounts.
Noncontrolling Interests
Due to the Company’s control through the general partnership interest in the Operating Partnership and the limited rights of the limited partner, the Operating Partnership, including its wholly-owned subsidiary, is consolidated with the Company and the limited partner interest, if any, will be reflected as noncontrolling interests in the accompanying consolidated balance sheet.
The Company reports noncontrolling interests in subsidiaries within equity in the consolidated financial statements, but separate from the parent shareholders’ equity. Also, any acquisitions or

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

dispositions of noncontrolling interests that do not result in a change of control will be accounted for as equity transactions. Further, the Company will recognize a gain or loss in net income (loss) when a subsidiary is deconsolidated upon a change in control. Net income (loss) attributable to noncontrolling interests will be shown as a reduction to net income (loss) in calculating net income attributable to common stockholders. Any future purchase or sale of interest in an entity that results in a change of control may have a material impact on the Company’s financial statements as the Company’s interest in the entity will be recognized at fair value with gains and losses included in net income.
If noncontrolling interests are determined to be redeemable, they will be classified as temporary equity and reported at their redemption value as of the balance sheet date. Since redeemable noncontrolling interests are carried at the redemption amount, net income (loss) will not allocated to redeemable noncontrolling interests and distributions to redeemable noncontrolling interest holders will be allocated between common stockholders and noncontrolling interests based on their respective weighted-average ownership percentage of the Operating Partnership.
Income Taxes
The Company expects to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expects to be taxed as such commencing not later than the taxable year ending December 31, 2014.  To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders.  As a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  If the Company fails to qualify as a REIT in any taxable year, after the Company initially qualifies to be taxed as a REIT, the Company will then be subject to federal income taxes on the taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants the Company relief under certain statutory provisions.  Such an event could materially adversely affect net income and net cash available for distribution to stockholders.  However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner that it will remain qualified as a REIT for federal income tax purposes.
The Company could engage in certain business activities that could have an adverse effect on its REIT qualification. The Company has elected to isolate these business activities in the books and records of a taxable REIT subsidiary (the “TRS”). In general, the TRS may perform additional services for the Company’s tenants and generally may engage in any real estate or non-real estate related business. The TRS will be subject to corporate federal and state income tax.

3.	Noncontrolling Interests
Noncontrolling interests represent limited partnership interests in the Operating Partnership in which the Company is the general partner. The Operating Partnership issued 20,000 limited partnership units for $10 per unit on February 11, 2014 in exchange for the initial capitalization of the Operating Partnership. As of February 11, 2014, noncontrolling interest was approximately 99.5% of total shares outstanding (assuming limited partnership units were converted to common stock).
The limited partners of the Operating Partnership will have the right to cause the Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at the Company’s option, may purchase their limited partnership units by issuing one share of common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. Furthermore, limited

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. The limited partnership units are reported in the consolidated financial statements as noncontrolling interests.

4.	Related Party Transactions
Advisory and Dealer Manager Agreements
The Company does not expect to have any employees.  The Advisor will be primarily responsible for managing the business affairs and carrying out the directives of the Company’s board of directors.  The Company will execute an advisory agreement with the Advisor and a dealer manager agreement with the dealer manager for the Offering. The agreements will entitle the Advisor and the dealer manager to certain fees upon the provision of certain services with regard to the Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor on the Company’s behalf and reimbursement of certain costs and expenses incurred by the Advisor in providing services to the Company.
Dealer Manager Agreement
The Company will enter into a dealer manager agreement with Griffin Capital Securities, Inc., (the “Dealer Manager”), entitling the Dealer Manager to receive a sales commission based upon gross proceeds from shares sold in the Primary Offering, which will be a 7% commission of gross proceeds from Class A shares sold and a 1.5% commission of gross proceeds from Class T shares sold and 1% stockholder servicing fee for each year thereafter, not to exceed 7%. The Company will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in the Primary Offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in the Primary Offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. In addition, the Dealer Manager will receive a dealer manager fee up to 3% of gross proceeds from shares sold in the Primary Offering for all classes.  The Dealer Manager will enter into participating dealer agreements with certain other broker-dealers authorizing them to sell shares of the Company in the Primary Offering. Upon sale of shares of the Company by such broker-dealers, the Dealer Manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. The Dealer Manager may also re-allow to these broker-dealers a portion of the 3.0% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by the Dealer Manager, payment of attendance fees required for employees of the Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses.
Organization and Offering Expenses
As discussed above, the Company will be required under the proposed advisory agreement to reimburse the Advisor for organization and offering costs up to 3.5%. The proposed advisory agreement will also require the Advisor to reimburse the Company to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses are in excess of 15% of gross proceeds from the Offering.
Acquisition and Disposition Fees
Under the proposed advisory agreement, the Advisor will be entitled to receive acquisition and advisory fees equal to 2.0% of the Contract Purchase Price, as defined therein, of each property acquired by the Company, and reimbursement of actual acquisition expenses, up to 1.0%. The proposed advisory

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

agreement will allow the Advisor to receive fees in an amount up to one-half of the total real estate commission paid, but in no event to exceed an amount equal to 2.0%, of the contract sale price for each property the Company sells as long as the Advisor provides substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property.
Asset Management Fee
The Advisor will also receive an annual asset management fee for managing the Company’s assets equal to 1.0% of the aggregate asset value of its assets. The fee will be paid monthly.
Property Management Agreement
The Company will execute a property management agreement(s) directly with third party property manager(s), entitling the Property Manager to receive a fee for overseeing the services provided by the third party property manager(s) on behalf of the Company’s properties equal to 1.0% of the gross revenues from the properties, plus reimbursement of the direct costs of managing the properties, if applicable. In the event that the Company contracts directly with the Property Manager with respect to a particular property, the Company will pay the Property Manager a property management fee up to 3.0%, or greater if the lease so allows, of the gross revenues of the property managed. In no event will the Company pay both a property management fee to the Property Manager and an oversight fee to the Property Manager with respect to a particular property.
In addition, the Company may pay the Property Manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. The Company may also pay the Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which the Company is responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The Property Manager shall also be entitled to a construction management fee of 5% of the cost of improvements.
Subordinated Performance Distribution Due Upon Termination of Advisory Agreement
The Advisor may be entitled to a subordinated distribution if the Company terminates the proposed advisory agreement. Pursuant to certain provisions contained in the operating partnership agreement, if the Company terminates the proposed advisory agreement, the Advisor will be entitled to a distribution of 15.0% of the amount by which (1) the appraised value of the Company’s properties at the termination date plus all distributions paid through the termination date, less the current outstanding amount of liabilities secured by the Company's assets, exceeds (2) the sum of total stockholder invested capital plus distributions required to be made to generate a 6.0% cumulative, non-compounding return to the stockholders through the termination date.
Subordinated Incentive Listing Distribution
The Advisor may be entitled to a subordinated distribution if the Company lists its shares of common stock on a national exchange. Pursuant to certain provisions contained in the operating partnership agreement, if the Company lists its shares of common stock on a national exchange, the Advisor will be entitled to a distribution of 15.0% of the amount by which (1) the average market value of the shares outstanding at listing over a period of 30 trading days commencing after the first day of the sixth month, but no later than the last day of the eighteenth (18th) month, after the shares are first listed, plus all distribution made during the period just prior to the listing exceeds (2) the sum of total

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

stockholder invested capital plus distributions required to be made to generate a 6.0% cumulative, non-compounding return to the stockholders through the date that the market value of the shares is determined.
Subordinated Distribution Due Upon Extraordinary Transaction
The advisor may be entitled to a subordinated distribution if the Company merges or engages in a corporate reorganization or other transaction in which substantially all of the business or securities of the Company are transferred. Pursuant to certain provisions contained in the operating partnership agreement, if the Company elects to engage in such an extraordinary transaction, the Advisor will be entitled to a distribution of 15% of the amount by which (1) the transaction amount, as defined in the operating partnership agreement, exceeds (2) the sum of total stockholder invested capital plus distributions required to be made to generate a 6.0% cumulative, non-compounding return to stockholders through the date the transaction amount is determined.
Employee and Director Long-Term Incentive Plan
The Company’s board of directors intends to adopt a long-term incentive plan (“Plan”), which will provide for the grant of awards to directors and full-time employees (should the Company ever have employees), directors and full-time employees of the Advisor, affiliate entities and full-time employees of such entities that provide services, and certain consultants and to the Advisor or to affiliate entities that provide services. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights, distribution equivalent rights and other equity-based awards. The term of the Plan will be ten years. The total number of shares of common stock reserved for issuance under the Plan will be equal to 10% of the outstanding shares of stock at any time.
Conflicts of Interest
All of the Company’s executive officers and one of the directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager, and other affiliates of the Company. The director and these executive officers, managers, and/or holders of a direct or indirect controlling interest have a fiduciary responsibility to all affiliated entities.
Some of the material conflicts that the Advisor, the Dealer Manager or its affiliates will face are (1) competing demand for time of the Advisor’s executive officers and other key personnel from the Sponsor and other affiliated entities, including Griffin Capital Essential Asset REIT, Inc.; (2) determining if a certain investment opportunity should be recommended to the Company or another program of the Sponsor; and (3) influence of the fee structure under the advisory agreement that could result in actions not necessarily in the long-term best interest of the stockholders.
Economic Dependency
The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue, the identification, evaluation, negotiation, purchase and disposition of properties and other investments, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other resources.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
February 11, 2014

5.	Commitments and Contingencies
Distribution Reinvestment Plan
The Company intends to adopt a distribution reinvestment plan that allows stockholders to have distributions otherwise distributable to them invested in additional shares of common stock. The plan will become effective on the effective date of the Company’s Offering. No sales commission or dealer manager fee will be paid on shares sold through the distribution reinvestment plan. The Company may amend or terminate the distribution reinvestment plan for any reason at any time upon ten days prior written notice to stockholders.
Share Redemption Program
The Company intends to adopt a share redemption program that will enable stockholders to sell their stock to the Company in limited circumstances. As long as the common stock is not listed on a national securities exchange or over-the-counter market, stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by the Company. The Company may redeem the shares of stock presented for redemption for cash to the extent that there are sufficient funds available to fund such redemptions. In no event shall the Company redeem more than 5.0% of the weighted average shares outstanding during the prior calendar year, and the cash available for redemption will be limited to the proceeds from the sale of shares pursuant to the Company’s distribution reinvestment plan. Share redemption requests must be received by the Company no later than the last business day of the calendar quarter, and shares will be redeemed on the last business day of the month following such calendar quarter. The amount paid to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90.0% of redemption amount
2 or more but less than 3	95.0% of redemption amount
3 or more but less than 4	97.5% of redemption amount
4 or more	100.0% of redemption amount
For 18 months after the most recent offering of shares, the redemption amount shall be the per share price of the most recent offering. Thereafter, the per share redemption amount will be based on the then-current net asset value. The redemption amount is subject to adjustment as determined from time to time by the board of directors.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED BALANCE SHEET
As of March 31, 2014 (unaudited)

ASSETS
Cash and cash equivalents	$201,000
Total assets	$201,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities	$—

Commitments and contingencies (Note 4)

Stockholder’s Equity:

Common stock, $0.001 par value; 30,000 shares authorized; 100 shares issued and outstanding	1
Additional paid-in capital	999
Total stockholders' equity	1,000

Noncontrolling interests	200,000
Total equity	201,000
Total liabilities and stockholder’s equity	$201,000
See accompanying notes

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

1.    Organization
Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), was formed on November 20, 2013 under the Maryland General Corporation Law and intends to qualify as a real estate investment trust (“REIT”). The Company was organized primarily with the purpose of acquiring single tenant net lease properties that are considered essential to the occupying tenant, and expects to use a substantial amount of the net proceeds from its initial public offering to invest in these properties. The Company’s year end is December 31.
Griffin Capital Corporation, a California corporation (the “Sponsor”), is the sponsor of the Company’s initial public offering. The Company’s Sponsor was formed in 1995 to principally engage in acquiring and developing office and industrial properties.
Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company (the “Advisor”) was formed on November 19, 2013. The sole member of the Advisor is a holding company that is wholly-owned by the Sponsor. The Advisor will be responsible for managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on behalf of the Company under the terms of an advisory agreement. The officers of the Advisor are also officers of the Sponsor.
The Company’s Articles of Incorporation authorized 30,000 shares of common stock. On February 11, 2014, the Advisor purchased 100 shares of common stock for $1,000 and became the initial stockholder. The Company’s Articles of Amendment and Restatement will authorize 700,000,000 shares of common stock with a par value of $0.001 (350,000,000 Class A shares and 350,000,000 Class T shares) and 200,000,000 shares of preferred stock with a par value of $0.001. The Company intends to offer a minimum of $2,000,000 and a maximum of $2,000,000,000 of common shares (consisting of $1,000,000,000 in Class A shares at an initial share price of $10.00 per share and $1,000,000,000 in Class T shares at an initial share price of $9.4241 per share) for sale to the public (the “Primary Offering”) and $200,000,000 of common shares for sale pursuant to the distribution reinvestment plan (consisting of $100,000,000 in Class A shares at an initial price of $9.50 per share and $100,000,000 in Class T shares at an initial share price of $8.9529 per share) (collectively, the “Offering”). The share classes have differing sales commissions that will be payable to the Dealer Manager. The Dealer Manager will earn a commission of 7.0% of gross proceeds from Class A shares sold in the Primary Offering, and 1.5% of gross proceeds from Class T shares sold in the Primary Offering. In addition, the Dealer Manager will be entitled to an ongoing stockholder servicing fee with respect to Class T shares sold in the Primary Offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in the Primary Offering and will be paid monthly. The Company will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in the Primary Offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in the Primary Offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. See Note 4, Related Party Transactions.
As of March 31, 2014, the Company engaged only in organizational and offering activities, and no shares had been sold in the Offering. Griffin Capital Securities, Inc. (the “Dealer Manager”), is a wholly-owned subsidiary of the Sponsor and an affiliate of the Company. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering.
The Company’s property manager is Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company (the “Property Manager”), which was formed on November 19, 2013 to

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

manage the Company’s properties. The Property Manager will derive substantially all of its income from the property management services it will perform for the Company.
Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on November 21, 2013. On February 11, 2014, The Advisor purchased a 99% limited partnership interest and special limited partnership interest in the Operating Partnership for $200,000 and on February 11, 2014, the Company contributed the initial $1,000 capital contribution it received to the Operating Partnership in exchange for a 1% general partner interest. The special limited partnership interest in the Operating Partnership entitles the Advisor to certain subordinated distributions as defined in the operating agreement and discussed below in Note 4, Related Party Transactions. The Operating Partnership will own, directly or indirectly, all of the properties acquired. The Operating Partnership will conduct certain activities through the Company’s taxable REIT subsidiary, Griffin Capital Essential Asset REIT TRS II, Inc., a Delaware corporation (the “TRS”) formed on November 22, 2013, which is a wholly owned subsidiary of the Operating Partnership.
2.    Basis of Presentation and Summary of Significant Accounting Policies
The accompanying unaudited consolidated balance sheet of the Company is prepared by management on the accrual basis of accounting and in accordance with principles generally accepted in the United States (“GAAP”) for interim financial information as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), and in conjunction with rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the unaudited consolidated balance sheet does not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited consolidated balance sheet include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position for the interim period. The unaudited consolidated balance sheet include accounts of the Company, the Operating Partnership and the TRS. All significant intercompany accounts and transactions have been eliminated in consolidation.
Principles of Consolidation and Basis of Presentation
The accompanying financial statement of the Company is prepared on the accrual basis of accounting and in accordance with principles generally accepted in the United States (“GAAP”) as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification” or “ASC”), and in conjunction with rules and regulations of the SEC. The consolidated financial statement includes accounts of the Company and the Operating Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statement and accompanying notes. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents may

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. There are no restrictions on the use of the Company’s cash balance, as of March 31, 2014.
The Company maintains its cash accounts with major financial institutions. The cash balances consist of business checking accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at each institution. The Company has not experienced any losses with respect to cash balances in excess of government provided insurance. Management believes there was no significant concentration of credit risk with respect to these cash balances at March 31, 2014.
Real Estate Assets
Real Estate Purchase Price Allocation
The Company will apply the provisions in ASC 805-10, “Business Combinations,” to account for business combinations. In accordance with the provisions of ASC 805-10, the Company will recognize the assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at their fair values as of the acquisition date, on an “as if vacant” basis. Further, the Company will recognize the fair value of assets acquired, liabilities assumed and any noncontrolling interest in acquisitions of less than a 100% interest when the acquisition constitutes a change in control of the acquired entity. The accounting provisions have also established that acquisition-related costs and restructuring costs are considered separate and not a component of a business combination and, therefore, are expensed as incurred.
Acquired in-place leases will be valued as above-market or below-market as of the date of acquisition. The valuation will be measured based on the present value (using an interest rate, which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management’s estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases, taking into consideration below-market extension options for below-market leases. In addition, any renewal options will be considered and will be included in the valuation of in-place leases if (1) it is likely that the tenant will exercise the option, and (2) the renewal rent is considered to be sufficiently below a fair market rental rate at the time of renewal. The above-market and below-market lease values will be capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases, including below market renewal options.
The aggregate fair value of in-place leases includes direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated using methods similar to those used in independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are considered intangible lease assets and will be included with real estate assets on the consolidated balance sheets. The intangible lease assets will be amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid, including real estate taxes, insurance, and other operating expenses, pursuant to the in-place leases over a market lease-up period for a similar lease. Customer relationships are valued based on management’s evaluation of certain characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics management will consider in allocating these values include the nature and extent of the Company’s existing business relationships with tenants, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. These intangibles will be included in

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

intangible lease assets on the consolidated balance sheets and will be amortized to expense over the remaining term of the respective leases.
The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions about current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income.
Depreciation of Real Property Assets
The purchase price of real estate acquired and the costs related to the development, construction, and property improvements will be capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of the real estate asset and will be charged to expense as incurred. The Company considers the period of future benefit of an asset to determine the appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building Improvements	5-20 years
Land Improvements	15-25 years
Tenant Improvements	Shorter of the lease term or estimated useful life
Tenant Origination and Absorption Cost	Remaining contractual lease term
In-place Lease Valuation	Remaining contractual lease term with consideration as to below-market extension options for below-market leases
Impairment of Real Estate and Related Intangible Assets and Liabilities
The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and the eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent the carrying value exceeds the estimated fair value of the asset.
Projections of expected future undiscounted cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of the Company’s real estate and related intangible assets and net income.
Consolidation Considerations for Investments in Joint Ventures
ASC 810-10, Consolidation, provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of the VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. If the variable interest holder is not the primary beneficiary, the interest in the VIE is recorded under the equity method of accounting.
Revenue Recognition
Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease, or certain minimum rent payments are abated. The Company will record rental revenue for the full term of each lease on a straight-line basis. The term of acquired lease is considered to commence as of the acquisition date for the purposes of the straight-line rent calculation. In accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements,” the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. The Company will record any operating expense reimbursement due from the tenant, including real estate taxes and insurance, in the period the related expenses are incurred.
Organizational and Offering Costs
The Company expects that organizational and offering costs of the Offering will be paid by the Sponsor, on behalf of the Advisor, for the Company and will be reimbursed from the proceeds of the Offering.  Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fees) to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges from the escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of the Advisor and its affiliates in connection with registering and marketing the Company’s shares; (ii) technology costs associated with the offering of the Company’s shares; (iii)  costs of conducting training and education meetings; (iv) costs of attending seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses.
In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs in the Offering totaling in excess of (i) 3.5% (excluding sales commissions and the dealer manager fees) of the gross proceeds raised in the Offering (excluding gross proceeds from the distribution reinvestment plan), and (ii) 15% (including sales commission and the dealer manager fees) of the gross proceeds raised in the Offering.  As of March 31, 2014, approximately $802,300 of organization and offering costs had been incurred. The Advisor and its affiliates funded these costs on the Company’s behalf for the Offering. These costs are not recorded in the accompanying balance sheet because such costs are not a liability of the Company until the minimum amount of shares in the Offering have been sold. Offering costs will be recorded as an offset to additional paid-in capital, and organization costs will be recorded as an expense at the time the Company becomes liable for the payment of these amounts.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

Noncontrolling Interests
Due to the Company’s control through the general partnership interest in the Operating Partnership and the limited rights of the limited partner, the Operating Partnership, including its wholly owned subsidiary, is consolidated with the Company and the limited partner interest, if any, will be reflected as noncontrolling interests in the accompanying consolidated balance sheet.
The Company reports noncontrolling interests in subsidiaries within equity in the consolidated financial statements, but separate from the parent shareholders’ equity. Also, any acquisitions or dispositions of noncontrolling interests that do not result in a change of control will be accounted for as equity transactions. Further, the Company will recognize a gain or loss in net income (loss) when a subsidiary is deconsolidated upon a change in control. Net income (loss) attributable to noncontrolling interests will be shown as a reduction to net income (loss) in calculating net income attributable to common stockholders. Any future purchase or sale of interest in an entity that results in a change of control may have a material impact on the Company’s financial statements as the Company’s interest in the entity will be recognized at fair value with gains and losses included in net income.
If noncontrolling interests are determined to be redeemable, they will be classified as temporary equity and reported at their redemption value as of the balance sheet date. Since redeemable noncontrolling interests are carried at the redemption amount, net income (loss) will not allocated to redeemable noncontrolling interests and distributions to redeemable noncontrolling interest holders will be allocated between common stockholders and noncontrolling interests based on their respective weighted-average ownership percentage of the Operating Partnership.
Income Taxes
The Company expects to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expects to be taxed as such commencing not later than the taxable year ending December 31, 2014.  To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders.  As a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  If the Company fails to qualify as a REIT in any taxable year, after the Company initially qualifies to be taxed as a REIT, the Company will then be subject to federal income taxes on the taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants the Company relief under certain statutory provisions.  Such an event could materially adversely affect net income and net cash available for distribution to stockholders.  However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner that it will remain qualified as a REIT for federal income tax purposes.
The Company could engage in certain business activities that could have an adverse effect on its REIT qualification. The Company has elected to isolate these business activities in the books and records of a taxable REIT subsidiary (the “TRS”). In general, the TRS may perform additional services for the Company’s tenants and generally may engage in any real estate or non-real estate related business. The TRS will be subject to corporate federal and state income tax.
3.    Noncontrolling Interests
Noncontrolling interests represent limited partnership interests in the Operating Partnership in which the Company is the general partner. The Operating Partnership issued 20,000 limited partnership units for

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

$10 per unit on February 11, 2014 in exchange for the initial capitalization of the Operating Partnership. As of March 31, 2014, noncontrolling interest was approximately 99.5% of total shares outstanding (assuming limited partnership units were converted to common stock).
The limited partners of the Operating Partnership will have the right to cause the Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at the Company’s option, may purchase their limited partnership units by issuing one share of common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. The limited partnership units are reported in the consolidated financial statements as noncontrolling interests.
4.    Related Party Transactions
Advisory and Dealer Manager Agreements
The Company does not expect to have any employees.  The Advisor will be primarily responsible for managing the business affairs and carrying out the directives of the Company’s board of directors.  The Company will execute an advisory agreement with the Advisor and a dealer manager agreement with the dealer manager for the Offering. The agreements will entitle the Advisor and the dealer manager to certain fees upon the provision of certain services with regard to the Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor on the Company’s behalf and reimbursement of certain costs and expenses incurred by the Advisor in providing services to the Company.
Dealer Manager Agreement
The Company will execute a dealer manager agreement with Griffin Capital Securities, Inc., (the “Dealer Manager”), entitling the Dealer Manager to receive a sales commission based upon gross proceeds from shares sold in the Primary Offering, which will be a 7.0% commission of gross proceeds from Class A shares sold and a 1.5% commission of gross proceeds from Class T shares sold and 1.0% each year thereafter, not to exceed 7.0%. The Company will cease paying the stockholder servicing fee on any Class T share on the earlier of (i) the date that the aggregate stockholder servicing fee paid equals 5.5% of the purchase price per share of Class T shares sold in the Primary Offering, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares and Class T shares in the Primary Offering, or (iii) the date that such Class T share is redeemed or is no longer outstanding. In addition, the Dealer Manager will receive a dealer manager fee up to 3% of gross proceeds from shares sold in the Primary Offering for all classes.  The Dealer Manager will enter into participating dealer agreements with certain other broker-dealers authorizing them to sell shares of the Company in the Primary Offering. Upon sale of shares of the Company by such broker-dealers, the Dealer Manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. The Dealer Manager may also re-allow to these broker-dealers a portion of the 3.0% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by the Dealer Manager, payment of attendance fees required for employees of the Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses.
Organization and Offering Expenses
As discussed above, the Company will be required under the proposed advisory agreement to reimburse the Advisor for organization and offering costs up to 3.5%. The proposed advisory agreement will

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

also require the Advisor to reimburse the Company to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses are in excess of 15% of gross proceeds from the Offering.
Acquisition and Disposition Fees
Under the proposed advisory agreement, the Advisor will be entitled to receive acquisition and advisory fees equal to 2.0% of the Contract Purchase Price, as defined therein, of each property acquired by the Company, and reimbursement of actual acquisition expenses, up to 1.0%. The proposed advisory agreement will allow the Advisor to receive fees in an amount up to one-half of the total real estate commission paid, but in no event to exceed an amount equal to 2.0%, of the contract sale price for each property the Company sells as long as the Advisor provides substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property.
Asset Management Fee
The Advisor will also receive an annual asset management fee for managing the Company’s assets equal to 1.0% of the aggregate asset value of its assets. The fee will be paid monthly.
Property Management Agreement
The Company will execute a property management agreement(s) directly with third party property manager(s), entitling the Property Manager to receive a fee for overseeing the services provided by the third party property manager(s) on behalf of the Company’s properties equal to 1.0% of the gross revenues from the properties, plus reimbursement of the direct costs of managing the properties, if applicable. In the event that the Company contracts directly with the Property Manager with respect to a particular property, the Company will pay the Property Manager a property management fee up to 3.0%, or greater if the lease so allows, of the gross revenues of the property managed. In no event will the Company pay both a property management fee to the Property Manager and an oversight fee to the Property Manager with respect to a particular property.
In addition, the Company may pay the Property Manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. The Company may also pay the Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which the Company is responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The Property Manager shall also be entitled to a construction management fee of 5% of the cost of improvements. In the event that the Property Manager assists with the development or redevelopment of a property, the Company may pay a separate market-based fee for such services.
Subordinated Performance Distribution Due Upon Termination of Advisory Agreement
The Advisor may be entitled to a subordinated distribution if the Company terminates the proposed advisory agreement. Pursuant to certain provisions contained in the operating partnership agreement, if the Company terminates the proposed advisory agreement, the Advisor will be entitled to a distribution of 15.0% of the amount by which (1) the appraised value of the Company’s properties at the termination date, less the current outstanding amount of liabilities secured by the Company's assets, plus all distributions paid through the termination date exceeds (2) the sum of total stockholder invested capital plus distributions required to be made to generate a 6.0% cumulative, non-compounding return to the stockholders through the termination date.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

Subordinated Incentive Listing Distribution
The Advisor may be entitled to a subordinated distribution if the Company lists its shares of common stock on a national exchange. Pursuant to certain provisions contained in the operating partnership agreement, if the Company lists its shares of common stock on a national exchange, the Advisor will be entitled to a distribution of 15.0% of the amount by which (1) the average market value of the shares outstanding at listing over a period of 30 trading days commencing after the first day of the sixth month, but no later than the last day of the eighteenth (18th) month, after the shares are first listed, plus all distribution made during the period just prior to the listing exceeds (2) the sum of total stockholder invested capital plus distributions required to be made to generate a 6.0% cumulative, non-compounding return to the stockholders through the date that the market value of the shares is determined.
Subordinated Distribution Due Upon Extraordinary Transaction
The advisor may be entitled to a subordinated distribution if the Company merges or engages in a corporate reorganization or other transaction in which substantially all of the business or securities of the Company are transferred. Pursuant to certain provisions contained in the operating partnership agreement, if the Company elects to engage in such an extraordinary transaction, the Advisor will be entitled to a distribution of 15% of the amount by which (1) the transaction amount, as defined in the operating partnership agreement, exceeds (2) the sum of total stockholder invested capital plus distributions required to be made to generate a 6.0% cumulative, non-compounding return to stockholders through the date the transaction amount is determined.
Employee and Director Long-Term Incentive Plan
The Company’s board of directors intends to adopt a long term incentive plan (“Plan”), which will provide for the grant of awards to directors and full-time employees (should the Company ever have employees), directors and full-time employees of the Advisor, affiliate entities and full-time employees of such entities that provide services, and certain consultants and to the Advisor or to affiliate entities that provide services. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights, distribution equivalent rights and other equity-based awards. The term of the Plan will be ten years. The total number of shares of common stock reserved for issuance under the Plan will be equal to 10% of the outstanding shares of stock at any time.
Conflicts of Interest
All of the Company’s executive officers and one of the directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager, and other affiliates of the Company. The director and these executive officers, managers, and/or holders of a direct or indirect controlling interest have a fiduciary responsibility to all affiliated entities.
Some of the material conflicts that the Advisor, the Dealer Manager or its affiliates will face are (1) competing demand for time of the Advisor’s executive officers and other key personnel from the Sponsor and other affiliated entities, including Griffin Capital Essential Asset REIT, Inc.; (2) determining if a certain investment opportunity should be recommended to the Company or another program of the Sponsor; and (3) influence of the fee structure under the advisory agreement that could result in actions not necessarily in the long-term best interest of the stockholders.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2014
(unaudited)

Economic Dependency
The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue, the identification, evaluation, negotiation, purchase and disposition of properties and other investments, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other resources.
5.    Commitments and Contingencies
Distribution Reinvestment Plan
The Company intends to adopt a distribution reinvestment plan that allows stockholders to have distributions otherwise distributable to them invested in additional shares of common stock. The plan will become effective on the effective date of the Company’s Offering. No sales commission or dealer manager fee will be paid on shares sold through the distribution reinvestment plan. The Company may amend or terminate the distribution reinvestment plan for any reason at any time upon ten days prior written notice to stockholders.
Share Redemption Program
The Company intends to adopt a share redemption program that will enable stockholders to sell their stock to the Company in limited circumstances. As long as the common stock is not listed on a national securities exchange or over-the-counter market, stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by the Company. The Company may redeem the shares of stock presented for redemption for cash to the extent that there are sufficient funds available to fund such redemptions. In no event shall the Company redeem more than 5.0% of the weighted average shares outstanding during the prior calendar year, and the cash available for redemption will be limited to the proceeds from the sale of shares pursuant to the Company’s distribution reinvestment plan. Share redemption requests must be received by the Company no later than the last business day of the calendar quarter, and shares will be redeemed on the last business day of the month following such calendar quarter. The amount paid to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90.0% of redemption amount
2 or more but less than 3	95.0% of redemption amount
3 or more but less than 4	97.5% of redemption amount
4 or more	100.0% of redemption amount

For 18 months after the most recent offering of shares, the redemption amount shall be the per share price of the most recent offering. Thereafter, the per share redemption amount will be based on the then-current net asset value. The redemption amount is subject to adjustment as determined from time to time by the board of directors.

APPENDIX A
PRIOR PERFORMANCE OF OUR SPONSOR AND ITS AFFILIATES
The following Prior Performance Tables provide historical unaudited financial information relating to one active public real estate program sponsored by our sponsor, one active public real estate program co-sponsored by our sponsor and by American Healthcare Investors LLC, and 12 active private real estate investment programs, nine completed private real estate investment programs and one active public real estate program sponsored by our sponsor (referred to as Prior Real Estate Programs) through December 31, 2013. The public real estate program sponsored by our sponsor, Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) has investment objectives similar to ours, including the acquisition and operation of real estate properties, with a focus on primarily single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. The public real estate program co-sponsored by our sponsor and American Healthcare Investors LLC since January 7, 2012, Griffin-American Healthcare REIT II, Inc. (“GAHR II”), a publicly registered, non-traded real estate investment trust, has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. One difference in investment objectives between us and GAHR II is the focus on a particular type or asset class of commercial property. In particular, our focus is on primarily single tenant net lease properties, while GAHR II focuses on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, and to a lesser extent, secured loans and other real estate-related investments.
Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. Our sponsor is the sole member of our advisor and the sponsor or co-sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior real estate programs sponsored or co-sponsored by our sponsor and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.
The following tables are included herein:
Table I - Experience in Raising and Investing Funds - Table I summarizes the experience of our sponsor and its affiliates in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.
Table II - Compensation to Sponsor - Table II summarizes the compensation paid to our sponsor and its affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to our sponsor and its affiliates in the most recent three years. The information in Table II is unaudited.
Table III - Operating Results of Prior Real Estate Programs - Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years. The information in Table III is unaudited.
Table IV - Results of Completed Prior Real Estate Programs - Table IV summarizes the results for the Prior Real Estate Programs that have completed operations in the most recent five years. The information in Table IV is unaudited.

Past performance is not necessarily indicative of future results
Appendix A

Table V - Sales or Disposals of Properties - Table V includes all sales or disposals of properties by Prior Real Estate Programs in the most recent three years. The information in Table V is unaudited.
Our stockholders will not own any interest in any Prior Real Estate Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on an investment in us and investors may lose some or all of their investment.
The financial information presented in Table III for the private real estate program is presented on a tax basis rather than on a generally accepted accounting principles in the United States of America, or GAAP, basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. The financial information presented in Table III is provided to each private real estate program investor to be used in the preparation of their individual tax return. Certain revenue items are excluded, such as the straight lining of rent as required by GAAP, which is not included when computing taxable income. Further, the financial information presented in Table III and provided to our private real estate program investors excludes depreciation expense, as each investor’s exchange basis is different, which will result in different depreciation expense amounts for each investor. The financial information presented in Table III for the public real estate programs in presented in accordance with GAAP.

Past performance is not necessarily indicative of future results
Appendix A

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
DECEMBER 31, 2013

Table I provides a summary of the experience of our sponsor and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2013. As of December 31, 2013 there were two private programs that closed within the required time frame, as well as an initial offering and follow-on offering of one public program, and an initial offering of another public program. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Nashville
	Dollar Amount	Percentage
Dollar Amount Offered	$16,000,000
Dollar Amount Raised(1)	$16,000,000	100.0%
Length of Offering (mos.)	5
Months to Invest 90% of Amount Available for Investment	5
__________

(1)
Of the $16.0 million raised, 4.94% was invested by Kevin A. Shields, our Chairman and Chief Executive Officer. In addition, GCEAR invested $1.44 million for a 10% interest in the Delaware Statutory Trust.

Past performance is not necessarily indicative of future results
Appendix A

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

	Highway 94
	Dollar Amount	Percentage
Dollar Amount Offered	$10,500,000
Dollar Amount Raised	$10,500,000	100.0%
Length of Offering (mos.)	11
Months to Invest 90% of Amount Available for Investment	11

Past performance is not necessarily indicative of future results
Appendix A

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

	GAHR II(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$4,935,000,000
Dollar Amount Raised	$2,838,329,000
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$82,880,000
Total Amount Raised	$2,921,209,000	59.1%
Length of Offering (mos.)	38
Months to Invest 90% of Amount Available for Investment	52
__________

(1)	Includes initial and follow-on offerings.

Past performance is not necessarily indicative of future results
Appendix A

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

	GCEAR(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$1,100,000,000
Dollar Amount Raised	$188,272,000
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$5,609,000
Total Amount Raised	$193,881,000	17.6%
Length of Offering (mos.)	41
Months to Invest 90% of Amount Available for Investment	41
__________

(1)	Includes initial offering only.

Past performance is not necessarily indicative of future results
Appendix A

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
DECEMBER 31, 2013

The table below sets forth the compensation paid to our sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2013 and total compensation paid by all other Prior Real Estate Programs to our sponsor and its affiliates in the most recent three years ended December 31, 2013. As of December 31, 2013, there were two public programs, GCEAR and GAHR II, and up to 12 private programs which paid compensation to our sponsor and its affiliates during the required three year period presented.

Past performance is not necessarily indicative of future results
Appendix A

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)
DECEMBER 31, 2013

	Nashville		Highway 94		GCEAR		GAHR II		Other Programs
Date Offering Commenced	04/12/2013		08/29/2012		11/06/2009	(1)	08/24/2009		Various	(2)
Dollar Amount Raised	$16,000,000		$10,500,000		$494,166,000	(3)	$2,838,329,000	(3)	$—
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$1,120,000	(4)	$735,000	(4)	$33,077,000	(4)	$190,938,000	(4)	$—
Due Diligence Expense	$480,000	(5)	$315,000	(5)	$—		$—		$—
Dealer Manager Fee	$—		$—		$14,565,000	(6)	$84,679,000	(6)	$—
Organizational and Offering Expenses	$280,000	(7)	$210,000	(7)	$5,972,000	(7)	$13,462,000	(7)	$—
Acquisition Fees:
Acquisition Fees	$910,000	(8)	$—		$29,413,000	(8)	$73,704,000	(8)(17)	$—
Acquisition Expenses	$182,000	(9)	$—		$5,193,000	(9)	$—		$—
Other	$—		$—		$8,012,000	(9)	$—		$—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	$—		$—		$—		$—		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$51,000	(10)	$—		$3,142,000	(11)	$—		$—
Partnership Management Fees	$—		$—		$—		$—		$—
Asset Management Fees	$66,000	(12)	$—		$8,063,000	(13)	$24,019,000	(13)(17)	$3,098,000	(14)
Reimbursements	$—		$—		$—		$—		$—
Leasing Commissions	$—		$—		$—		$—		$—
Other	$—		$—		$—		$—		$—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	$—		$—		$—		$—		$—
Notes	$—		$—		$—		$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Incentive Fees	$—		$—		$—		$—		$—
Real Estate Commission	$—		$—		$—		$—		$—
Disposition Fee	$—		$—		$—		$—		$4,994,000	(15)
Other	$103,000		$1,339,645	(16)	$—		$—
_____________

Past performance is not necessarily indicative of future results
Appendix A

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)
NOTES TO TABLE II
DECEMBER 31, 2013

(1)	GCEAR public offering became effective with the SEC on November 6, 2009. See footnote (3) for the discussion of the private offering prior to the SEC effective date.

(2)
Total compensation paid by all other Prior Real Estate Programs to our sponsor and its affiliates for the three most recent years through December 31, 2013 consists of several private real estate programs with multiple closing dates. The number of programs is further discussed in footnote 14 below.

(3)
There was $491.8 million and $2.8 billion in equity raised in the GCEAR and GAHR II public offerings, respectively, through December 31, 2013. In addition, concurrent with registering the public offering, GCEAR offered shares in a Regulation D private offering pursuant to a private placement memorandum, which offering began in February 2009. Approximately $2.4 million of common stock was sold in the Regulation D private placement. In addition to equity raised in the offerings, there was $5.6 million and $82.9 million of DRP shares issued for GCEAR and GAHR II, respectively.

(4)	Selling commissions of 7.0% are earned on each subscription, which amount was reallowed to the third party participating broker-dealers.

(5)	Our sponsor paid up to 3.0% of each subscription to participating broker-dealers to reimburse for certain due diligence and marketing costs.

(6)
Dealer manager fees of 3.0% are earned on each subscription of GCEAR and GAHR II, which amount is paid to Griffin Capital Securities, Inc., our dealer manager, a wholly-owned subsidiary of our sponsor. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.

(7)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

(8)
Acquisition fees are earned by our sponsor and Griffin Capital Essential Asset Advisor, LLC, a wholly-owned subsidiary of our sponsor, on each acquired or contributed property. GCEAR pays an acquisition fee of 2.5% of the acquisition purchase price or contribution value. Acquisition fees earned by Griffin-American Healthcare REIT Sub-Advisor, LLC ("GAHR Sub-Advisor") are 2.6%, of which 0.15% is paid in shares of GAHR II.

(9)
Actual acquisition expenses incurred by our sponsor are reimbursable up to 0.50% of the acquisition purchase price. Other acquisition costs are those incurred by GCEAR directly, including appraisal fees, filing fees, title and escrow fees and other third party charges.

(10)	Property management fees are earned by our sponsor at 3.0% of gross collected rental revenue.

(11)	Property management fees are earned by Griffin Capital Essential Asset Property Management, LLC at 3.0% of gross collected rental revenue.

(12)	Asset management fees are earned by our sponsor at 2.0% of Base Rent, Tenant Amortization and Additional Rent.

(13)
Asset management fees are earned by Griffin Capital Essential Asset Advisor, LLC and GAHR Sub-Advisor for GCEAR and GAHR II at 0.75% of the average acquisition/contribution value of the properties acquired.

(14)
Asset management fees were earned from the Private Real Estate Programs. In 2011, our sponsor earned $1.2 million from 16 Private Real Estate Programs; in 2012, our sponsor earned $0.9 million from 15 Private Real Estate Programs; and in 2013, our sponsor earned $1.0 million from 12 Private Real Estate Programs.

(15)	Our sponsor was paid a disposition fee for the Will Partners Investors, LLC, Griffin Capital (Carlsbad) Investors, LLC and Griffin Capital (Hotel Palomar) Investors, LLC disposition transactions.

(16)	Our sponsor was paid $1.3 million in fees for the syndication of Griffin Capital (Highway 94) Investors, DST.

(17)
Our sponsor is the sole member of Griffin-American Healthcare REIT Advisor, LLC ("GAHR Advisor"), who is responsible for the day-to-day operations of GAHR II. For these day-to-day services GAHR Advisor is entitled to receive certain fees, as defined in the GAHR II Advisory Agreement. GAHR Advisor assigned the day-to-day responsibilities and fees related thereto to GAHR Sub-Advisor. Pursuant to the Sub-Advisor Operating Agreement, GAHR Advisor is entitled to 25% of excess cash flow, as defined in the Sub-Advisor Operating Agreement, which is

Past performance is not necessarily indicative of future results
Appendix A

substantially comprised of acquisition fees and asset management fees earned on assets acquired subsequent to January 7, 2012 that were not under letter of intent prior to November 6, 2011.

Past performance is not necessarily indicative of future results
Appendix A

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
DECEMBER 31, 2013

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by our sponsor, the offerings of which have closed in the most recent five years ended December 31, 2013. The following also sets forth the unaudited operating results of (i) Griffin-American Healthcare REIT II, Inc., a Public Real Estate Program that was co-sponsored by our sponsor beginning January 7, 2012, and (ii) GCEAR, a Public Real Estate Program that is sponsored by our sponsor. All amounts are as of and for the year ended December 31 for the year indicated.

Past performance is not necessarily indicative of future results
Appendix A

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

	GCEAR					GAHR II

	2013	2012	2011	2010	2009	2013	2012
BALANCE SHEET DATA:
Total assets	$1,225,397,000	$334,796,000	$175,945,000	$110,141,000	$55,295,000	$2,928,726,000	$1,454,629,000
Mortgage loans payable, net	$169,848,000	$65,782,000	$60,033,000	$26,129,000	$34,042,000	$329,476,000	$291,052,000
Lines of credit	$44,500,000	$129,030,000	$35,396,000	$42,872,000	$—	$68,000,000	$200,000,000
Preferred units subject to redemption	$250,000,000	$—	$—	$—	$—	$—	$—
Stockholders' equity	$374,837,000	$95,769,000	$41,071,000	$13,510,000	$591,000	$2,383,025,000	$860,307,000
Noncontrolling Interests	$19,736,000	$17,512,000	$21,787,000	$18,578,000	$17,679,000	$2,206,000	$439,000

STATEMENT OF OPERATIONS DATA:
Total revenues	$68,915,000	$25,490,000	$15,009,000	$7,268,000	$2,733,000	$204,403,000	$100,728,000
Net (loss) income	$(24,469,000)	$(5,674,000)	$(4,621,000)	$(3,809,000)	$(2,236,000)	$9,065,000	$(63,244,000)
Net (loss) attributable to common stockholders	$(24,664,000)	$(4,195,000)	$(2,535,000)	$(990,000)	$(247,000)	$9,051,000	$(63,247,000)
Net (loss) income attributable to noncontrolling interest(1)	$(3,092,000)	$(1,739,000)	$(2,275,000)	$(2,819,000)	$(1,989,000)	$14,000	$3,000

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$2,600,000	$5,058,000	$(1,184,000)	$(825,000)	$58,000	$42,748,000	$23,462,000
Net cash used in investing activities	$(847,322,000)	$(154,066,000)	$(14,651,000)	$(38,755,000)	$—	$(1,437,605,000)	$(730,304,000)
Net cash provided by financing activities	$849,457,000	$149,252,000	$19,628,000	$40,828,000	$128,000	$1,337,919,000	$756,843,000

OTHER DATA:(2)
Distributions paid to common shareholders	$7,731,000	$3,165,000	$1,535,000	$405,000	$71,000	$57,642,000	$22,972,000
Distributions paid to noncontrolling interests	$3,042,000	$2,694,000	$2,258,000	$1,710,000	$616,000	$126,000	$12,000
Distributions paid to preferred unit holders	$1,354,000	$—	$—	$—	$—	$—	$—
Issuance of shares for distribution reinvestment plan	$8,902,000	$2,732,000	$909,000	$162,000	$9,000	$67,905,000	$22,622,000
Total Distributions	$21,029,000	$8,591,000	$4,702,000	$2,277,000	$696,000	$125,673,000	$45,606,000

Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$0.48	$25.53	$—	$—	$—	$21.10	$31.03
- Investing & financing activities	$—	$—	$—	$—	$—	$—	$—
- Other (return of capital)	$3.39	$17.83	$60.33	$47.87	$30.52	$40.86	$29.28

Past performance is not necessarily indicative of future results
Appendix A

(1) Noncontrolling interests consist of limited partners of the operating partnership in which limited partner units were issued in exchange for the limited partners' interest in certain real estate assets.
(2) Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders, those made to limited partners of the operating partnership and those made to the preferred unit investor.

Past performance is not necessarily indicative of future results
Appendix A

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Nashville(1)
2013
Gross Revenue	$2,699,953
Profit (loss) on Sale of Property
Less:
Operating Expenses	890,043
Interest Expense	660,180
Depreciation	—
Net Income (Loss) - Tax Basis	$1,149,731
Taxable Income
from operations	$1,149,731
from gain (loss) on sale	—
Cash Generated(2)
from operations	1,149,731
from sales	—
from refinancing	—
Cash Generated from operations, sales and refinancing	1,149,731
Less: Cash Distributions to Investors
from operating cash flow	653,987
from sales and refinancing	—
from other	—
Cash Generated (deficiency) after Cash Distributions	495,744
Less: Special Items (not including sales and refinancing)	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$495,744
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$71.86
from recapture	—
Capital Gain (Loss)	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$40.87
return of capital	—
Source (on cash basis)
sales	—
refinancing	—
operations	$40.87
other	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%

(1)	The program commenced on April 12, 2013 and closed on September 6, 2013. Therefore, there are no results of operations prior to the period presented.

(2)
Our sponsor has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, our sponsor has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results
Appendix A

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

	Highway 94(1)
	2013	2012
Gross Revenue	$2,310,000	$770,000
Profit (loss) on Sale of Property
Less:
Operating Expenses	116,701	6,250
Interest Expense	782,034	204,064
Depreciation	—	—
Net Income (Loss) - Tax Basis	$1,411,265	$559,686
Taxable Income
from operations	$1,411,265	$559,686
from gain (loss) on sale		—
Cash Generated(2)
from operations	1,411,265	559,686
from sales	—	—
from refinancing	—	—
Cash Generated from operations, sales and refinancing	1,411,265	559,686
Less: Cash Distributions to Investors
from operating cash flow	702,599	328,194
from sales and refinancing	—	—
from other	—	—
Cash Generated (deficiency) after Cash Distributions	708,666	231,492
Less: Special Items (not including sales and refinancing)	—	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$708,666	$231,492
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$134.41	$53.30
from recapture		—
Capital Gain (Loss)		—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$66.91	$31.26
return of capital		—
Source (on cash basis)
sales		—
refinancing		—
operations	$66.91	$31.26
other		—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%	100%

(1)	The program commenced on August 29, 2012 and closed in November 2013. Therefore, there are only two years of operations included in the table.

(2)
Our sponsor has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, our sponsor has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results
Appendix A

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GENERAL NOTES TO TABLE III
DECEMBER 31, 2013

(1)
Books and records of the Private Real Estate Programs are maintained on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; (2) rental income is recognized for tax purposes when received rather than on a straight-line basis as required by generally accepted accounting principles; and (3) depreciation is not computed for these programs as each investor's exchange basis is different. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting. The books and records for GCEAR and GAHR II are maintained on an accrual basis and in accordance with generally accepted accounting principles.

(2)	Operating expenses for the Private Real Estate Programs, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

(3)
Depreciation is not calculated for Private Real Estate Programs as the individual investor's tax carrying basis may differ from the investor's allocated share of the program's real estate as a result of their exchange into the program.

(4)
Distributions are made from cash flow generated from operations, which may also be funded from time to time with funds in a liquidity/working capital reserve that may have been established at close and/or funded over time with excess cash that exceeds investor distributions in prior periods. Distributions for GCEAR and GAHR II are generally made from cash flow generated from property operations or proceeds raised in a public offering.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
DECEMBER 31, 2013

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations in the most recent five years ended December 31, 2013.

Program Name	Will Partners
Dollar amount raised	$6,347,263
Number of properties purchased	1
Date of closing of offering	01/07/2005
Date of first sale of property	06/04/2010(1)
Date of final sale of property	06/04/2010(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$31.75
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.73
- return of capital	$—
Source (on cash basis)
- sales (2)	$1,185.86
- refinancing	$—
- operations	$14.73
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)The Will Partners property was contributed to GCEAR on June 4, 2010.
(2)The distribution represents the equity interests contributed to GCEAR by certain Will Partners investors.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	Carlsbad
Dollar amount raised	$15,500,000
Number of properties purchased	1
Date of closing of offering	02/10/2006
Date of first sale of property	05/13/2011(1)
Date of final sale of property	05/13/2011(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$36.89
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$36.89
- return of capital	$—
Source (on cash basis)
- sales (2)	$502.52
- refinancing	$—
- operations	$36.89
- other	$5.18
Receivable on net purchase money financing	$—
_____________________________

(1)The Carlsbad property was purchased by GCEAR on May 13, 2011.
(2)The distribution represents the equity interests contributed to GCEAR by certain Carlsbad investors.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	Puente Hills
Dollar amount raised	$9,150,000
Number of properties purchased	1
Date of closing of offering	09/08/2006
Date of first sale of property	05/07/2010(1)
Date of final sale of property	05/07/2010(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(4.84)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.49
- return of capital	$—
Source (on cash basis)
- sales	$0.00
- refinancing	$—
- operations	$(4.84)
- other	$19.34
Receivable on net purchase money financing	$—
_____________________________

(1)
The property was sold on May 7, 2010 for $4.5 million. At the time of the sale, the debt on the property was $15.6 million. The proceeds from the sale were used to pay down the debt and the remaining balance was forgiven.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	1200 Ashwood
Dollar amount raised	$13,110,000
Number of properties purchased	1
Date of closing of offering	06/01/2004
Date of first sale of property	07/6/2011(1)
Date of final sale of property	07/6/2011(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(51.29)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)The lender elected to foreclose on the property through the exercise of a power of sale on July 6, 2011.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	Hookston Square
Dollar amount raised	$17,000,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/14/2011(1)
Date of final sale of property	10/14/2011(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(46.55)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	Waterford
Dollar amount raised	$6,917,963
Number of properties purchased	1
Date of closing of offering	—(1)
Date of first sale of property	09/16/2011
Date of final sale of property	09/16/2011
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$74.69
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$1,000.00
- refinancing	$—
- operations	$74.69
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)The property was sold on September 16, 2011 prior to fully syndicating the program.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	Ashwood Southfield
Dollar amount raised	$21,275,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	6/5/2012(1)
Date of final sale of property	1/22/2013(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(6.36)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	St. Paul
Dollar amount raised	$19,965,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/15/2012(1)
Date of final sale of property	10/15/2012(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(95.70)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)The lender elected to foreclose on the property through the exercise of a power of sale on October 15, 2012.

Past performance is not necessarily indicative of future results
Appendix A

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
DECEMBER 31, 2013

Program Name	Hotel Palomar
Dollar amount raised	$18,250,000
Number of properties purchased	1
Date of closing of offering	08/16/2007
Date of first sale of property	10/25/2012(1)
Date of final sale of property	10/25/2012(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$217.83
- from recapture	$—
Capital gain (loss)	$518.55
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,518.55
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)The property was sold on October 25, 2012.

Past performance is not necessarily indicative of future results
Appendix A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
DECEMBER 31, 2013

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs in the most recent three years ended December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued(4)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(5)	Total
Hookston Square(1)	09/29/2005	10/14/2011	$—	$30,037,624	$—	$—	$—	$30,037,624
Carlsbad	02/10/2006	05/13/2011	$13,785,561	$34,837,746	$7,788,990	$—	$(412,297)	$56,000,000
Waterford	06/09/2010	09/16/2011	$13,420,540	$24,329,460	$—	$—	$—	$37,750,000
Ashwood-Southfield(2)	12/20/2004	(2)	$—	$35,408,062	$—	$—	$—	$35,408,062
St. Paul(3)	04/25/2006	10/15/2012	$—	$39,083,563	$—	$—	$—	$39,083,563
Hotel Palomar	10/09/2007	10/25/2012	$30,825,452	$27,174,548	$—	$—	$—	$58,000,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess of acquisition and closing costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
Hookston Square(1)	$30,500,000	$6,854,000	$11,442,000	$48,796,000	$5,140,337
Carlsbad	$37,000,000	$4,995,000	$10,505,000	$52,500,000	$8,246,193
Waterford	$25,000,000	$3,086,000	$10,020,000	$38,106,000	$1,627,049
Ashwood-Southfield(2)	$38,600,000	$9,113,000	$15,714,000	$63,427,000	$9,371,661
St. Paul(3)	$40,000,000	$3,793,000	$14,384,000	$58,177,000	$3,847,340
Hotel Palomar	$27,225,000	$2,119,000	$11,982,000	$41,326,000	$3,122,128
_____________________________

(1)
The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011. Thus, the amount reflected in the table is the amount of the debt as of the foreclosure sale date, which amount was forgiven by the lender.

(2)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results
Appendix A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) – (Continued)
NOTES TO TABLE V
DECEMBER 31, 2013

(3)
A receivership was put in place at the property on June 19, 2012. On that date, all control of the property was relinquished and the benefits and burdens of ownership were effectively transferred. The lender conducted a mortgage foreclosure sale on October 15, 2012. However, as the benefits and burden of ownership were transferred the date of the receivership, the mortgage balance represents the balance as of June 19, 2012.

(4)	Represents the limited partnership units issued by the operating partnership of GCEAR for the contributed equity interest of the investors.

(5)	The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.

Past performance is not necessarily indicative of future results
Appendix A

ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin Capital Essential Asset REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

Enter the amount to be invested in Class A common shares and the amount to be invested in Class T common shares. **A check for the full purchase price of the shares subscribed for should be made payable to the order of "UMB Bank, Escrow Agent for Griffin Capital Essential Asset REIT II, Inc." or, after the minimum offering is reached, to "Griffin Capital Essential Asset REIT II, Inc.''** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards.'' (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "UMB BANK, ESCROW AGENT FOR GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC." OR, AFTER THE MINIMUM OFFERING IS REACHED, TO "GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC." TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2.

PLEASE NOTE THE FOLLOWING ADDITIONAL INFORMATION NEEDED:

- For Pension or Profit Sharing Plans, please include Plan Documents
- For Trusts, please include title and signature pages of Trust Documents
- For Corporations, Partnerships, or LLCs, please include Corporate Resolution, Partnership Agreement, or LLC Agreement

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Corporation, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 4

0714

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than two classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "UMB Bank, Escrow Agent for Griffin Capital Essential Asset REIT II, Inc." or, after the minimum offering is reached, to "Griffin Capital Essential Asset REIT II, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: **Griffin Capital Essential Asset REIT II, Inc., C/O DST Systems, Inc.**
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: **Griffin Capital Essential Asset REIT II, Inc., C/O DST Systems, Inc.**
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 4
0714

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Existing Griffin Capital Essential Asset REIT II, Inc. Account # ____

Please make investment check payable to:

"UMB Bank, Escrow Agent for Griffin Capital Essential Asset REIT II, Inc." or, after the minimum offering is reached, to "Griffin Capital Essential Asset REIT II, Inc."

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED IN CLASS A COMMON SHARES $ ____

TOTAL INVESTED IN CLASS T COMMON SHARES $ ____

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship** All parties must sign & initial

☐ **Tenants in Common** All parties must sign & initial

☐ **Community Property** All parties must sign & initial

☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required

☐ **Trust** Trustee or Grantor signature(s) required ____ DATE ESTABLISHED (required)
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation** Authorized officer must sign or initial
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian must sign or initial

☐ **Partnership or LLC** Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ____ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____ (TYPE) ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Non-Qualified Custodial Account** ☐ **Other:** ____ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

NAME OF TRUST (IF APPLICABLE)

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___ - ___ - ____

SECTION (3)a
CUSTODIAN TAX ID # __ - _______ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____

SECTION (4)b
STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY STATE ZIP CODE

HOME PHONE (REQUIRED) ___ - ___ - ____ BUSINESS PHONE ___ - ___ - ____ EXTENSION

____ E-MAIL ADDRESS (Recommended)

☐ **I (we) authorize the Company to make available on its website the documents and reports required to be delivered to me, and notify me via e-mail when such reports are available in lieu of receiving paper copies.** ____ (SIGNATURE REQUIRED)

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

SECTION (4)d

REQUIRED

INVESTOR DATE OF BIRTH (MM/DD/YYYY) __ - __ - ____ JOINT INVESTOR DATE OF BIRTH (MM/DD/YYYY) __ - __ - ____ INVESTOR TAX ID# __ - ___ - ____

INVESTOR SSN ___ - __ - ____ JOINT INVESTOR SSN ___ - __ - ____

SECTION (4)e Please indicate Citizenship Status **(REQUIRED)**: If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

SECTION (4)f: Please indicate if:
☐ Employee, Affiliate or Board Member of Griffin Capital Essential Asset REIT II, Inc.

PAGE 3 OF 4

0714

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(5) DISTRIBUTION OPTIONS (REQUIRED): If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ Mail to Street Address (4b)

☐ Mail to Alternate Address (4c)

☐ **Distribution Reinvestment Plan** (see Instruction 5)
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
____% DRP _____% cash (must equal 100%)

☐ **Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY STATE ZIP CODE

BANK ABA# (FOR ACH ONLY) ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

All distributions for custodial accounts will be sent to the custodian.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.
Each investor must separately sign and initial each representation made in the Subscription Agreement. **Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS (A) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS (C) I (we) represent that i am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities.

Residents of Alabama, Iowa, Kansas, Kentucky, Maine, Massachusetts, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, and Tennessee

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR

DATE (REQUIRED)

X
SIGNATURE OF JOINT INVESTOR (if applicable)

X
AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR IRA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# (REQUIRED) FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID#

CITY STATE ZIP CODE

BUSINESS PHONE# (REQUIRED) FAX#

E-MAIL ADDRESS

☐ CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE

(REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) (REQUIRED)

DATE

X
SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE

PAGE 4 OF 4

Mail to: **Regular Mail:** Griffin Capital Essential Asset REIT II, c/o DST Systems, Inc., PO Box 219133, Kansas City, MO 64121-9133
Overnight Mail: Griffin Capital Essential Asset REIT II, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

0714

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

WIRING INSTRUCTIONS

Effective Date: July ___, 2014
(use of outdated instructions may result in returned funds.)

Thank you for choosing to invest in Griffin Capital Essential Asset REIT II, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin Capital Essential Asset REIT II, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Bank:	UMB Bank
Address:	1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106
Account#:	9872062132
ABA#:	101000695
Account Name:	UMB Bank Escrow Agent for Griffin Capital Essential Asset REIT II, Inc.

Should you have any questions, please do not hesitate to contact us at 888.926.2688.

We look forward to serving your investment needs.

PAGE 1 OF 1

0614

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

OPTIONAL
DIRECT DEPOSIT AUTHORIZATION
THE COMPANY PROVIDES THIS SERVICE AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Griffin Capital Essential Asset REIT II, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ☐☐☐ - ☐☐ - ☐☐☐☐ OR REGISTERED OWNER'S TAX ID# ☐☐ - ☐☐☐☐☐☐☐

CHECK ONE
☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME (MUST BE THE SAME AS REGISTERED OWNER)

ACCOUNT NUMBER (REQUIRED)

Attach voided check here

CHECK ONE
☐ Checking Account ☐ Savings Account

BANK ROUTING NUMBER (REQUIRED)

ABC BUSINESS
1234 Park Avenue
Anytown, CA
1044
20
PAY TO THE ORDER OF
$ XXX.XX
DOLLARS
Anywhere Bank
U.S.A.
MEMO
Not Negotiable
VOID
133404567 1234561304 1044
1
2

1 Bank Routing Number (requires 9 digits)
2 Bank Account Number (not to exceed 17 digits)

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER ☐☐☐ - ☐☐☐ - ☐☐☐☐

PLEASE NOTE: Griffin Capital Essential Asset REIT II, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.

Griffin Capital Essential Asset REIT II, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin Capital Essential Asset REIT II, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin Capital Essential Asset REIT II, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X
SIGNATURE DATE

X
SIGNATURE OF JOINT INVESTOR DATE

E-MAIL ADDRESS (required to receive notification of direct deposit)

PAGE 1 OF 1
0614

Questions regarding your account should be directed to:
888.926.2688

APPENDIX C

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
DISTRIBUTION REINVESTMENT PLAN
Adopted as of July [___], 2014
Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.
1.Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased Class A or Class T shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).
2.Effective Date. The DRP was approved by the board of directors and became effective on July [____], 2014. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.
3.Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering or purchases shares in any subsequent offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.
Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.
Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.Purchase of Shares. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. Participants may acquire DRP Shares from the Company at a price equal to 95% of the per share offering price of the applicable class of Shares of the Company’s common stock, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.
Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.
If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.
5.No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.
6.Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.
7.Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.
8.Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
9.Voting.    A Participant may vote all shares acquired through the DRP.
10.Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.
11.Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.
12.Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.
13.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Until October , 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Maximum Offering of
$2,200,000 in Shares
of Common Stock

PROSPECTUS

Griffin Capital Securities, Inc.

July [___], 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses to be paid by us, other than the dealer manager fee and sales commissions, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$283,360
FINRA Filing Fee	225,500
Printing Expenses	3,500,000
Legal Fees and Expenses	1,500,000
Accounting Fees and Expenses	600,000
Blue Sky Fees and Expenses	550,000
Educational Seminars and Conferences	641,140
Due Diligence Expenses	1,200,000
Advertising and Sales Literature	5,000,000
Miscellaneous	6,500,000

Total Expenses	$20,000,000

Item 32.    Sales to Special Parties
Not Applicable
Item 33.    Recent Sales of Unregistered Securities
In connection with our incorporation, we issued 100 shares of our common stock to Griffin Capital Essential Asset Advisor II, LLC for $10 per share in a private offering on February 11, 2014. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder.
Item 34.    Indemnification of the Directors and Officers
The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.
Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.
However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.
We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.
Item 35.    Treatment of Proceeds from Stock Being Registered
Not Applicable

Item 36.    Financial Statements and Exhibits
(a)  Financial Statements: The following consolidated financial statements are filed as part of this registration statement and included in the prospectus:
Audited Financial Statements:
(1) Report of Independent Registered Public Accounting Firm
(2) Consolidated Balance Sheet as of February 11, 2014
(3) Notes to Consolidated Financial Statements
Unaudited Financial Statements:
(1) Consolidated Balance Sheet as of March 31, 2014 (unaudited)
(2) Notes to Consolidated Financial Statements (unaudited)
(b) Exhibits:

Exhibit No.	Description
1.1*	Dealer Manager Agreement and Participating Dealer Agreement
3.1	First Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT II, Inc.
3.2*	Bylaws of Griffin Capital Essential Asset REIT II, Inc.
4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to prospectus)
5.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities
8.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters
10.1*	Form of First Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership II, L.P.
10.2*	Form of Advisory Agreement
10.3*	Form of Employee and Director Long-Term Incentive Plan
10.4*	Griffin Capital Essential Asset REIT II, Inc. Distribution Reinvestment Plan (included as Appendix C to prospectus)
10.5*	Escrow Agreement between Griffin Capital Essential Asset REIT II, Inc. and UMB Bank, N.A.
10.6	Amendment No. 1 to Escrow Agreement between Griffin Capital Essential Asset REIT II, Inc. and UMB Bank, N.A.
21.1*	Subsidiaries of Griffin Capital Essential Asset REIT II, Inc.
23.1*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney dated April 24, 2014
* Previously filed.

Item 37.    Undertakings
(a)     The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)    The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(c)     The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(d)     For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.
(e)     The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
(f)     The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
(g)     The Registrant undertakes to file after the distribution period a current report on Form 8‑K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
(h)     The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.
(i)    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 30th day of July, 2014.

Griffin Capital Essential Asset REIT II, Inc.

By: /s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Shields*	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2014
Kevin A. Shields

/s/ Joseph E. Miller	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 30, 2014
Joseph E. Miller

/s/ Gregory M. Cazel*	Independent Director	July 30, 2014
Gregory M. Cazel

/s/ Timothy J. Rohner*	Independent Director	July 30, 2014
Timothy J. Rohner

*By:	/s/ Joseph E. Miller
Joseph E. Miller
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Dealer Manager Agreement and Participating Dealer Agreement
3.1	First Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT II, Inc.
3.2*	Bylaws of Griffin Capital Essential Asset REIT II, Inc.
4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to prospectus)
5.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities
8.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters
10.1*	Form of First Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership II, L.P.
10.2*	Form of Advisory Agreement
10.3*	Form of Employee and Director Long-Term Incentive Plan
10.4*	Griffin Capital Essential Asset REIT II, Inc. Distribution Reinvestment Plan (included as Appendix C to prospectus)
10.5*	Escrow Agreement between Griffin Capital Essential Asset REIT II, Inc. and UMB Bank, N.A.
10.6	Amendment No. 1 to Escrow Agreement between Griffin Capital Essential Asset REIT II, Inc. and UMB Bank, N.A.
21.1*	Subsidiaries of Griffin Capital Essential Asset REIT II, Inc.
23.1*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney dated April 24, 2014
* Previously filed.